UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

ARKANSAS BEST CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ARKANSAS BEST
CORPORATION

Notice of
Annual Meeting
&
Proxy Statement

2010

Contents

Page
Notice of Annual Meeting of Stockholders	1
Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting	3
Proxy Statement
Record Date	5
Proxies	5
Voting Shares	6
Proposal I. Election of Directors	7
Directors of the Company	7
Governance of the Company	9
2009 Director Compensation Table	13
Principal Stockholders and Management Ownership	17
Executive Officers of the Company	19
Compensation Discussion & Analysis	22
Compensation Committee Report	32
Compensation Committee Interlocks and Insider Participation	33
Summary Compensation Table	33
2009 Grants of Plan-Based Awards	35
Outstanding Equity Awards at 2009 Fiscal Year-End	38
2009 Option Exercises and Stock Vested	39
2009 Equity Compensation Plan Information	40
2009 Pension Benefits	41
2009 Non-Qualified Deferred Compensation	43
Potential Payments Upon Termination or Change in Control	45
Certain Transactions and Relationships	50
Section 16(a) Beneficial Ownership Reporting Compliance	50
Report of the Audit Committee	51
Proposal II. Ratification of Appointment of Independent Registered Public Accounting Firm	52
Principal Accountant Fees and Services	52
Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm	53
Proposal III. Approval of (1) the First Amendment to the Executive Officer Annual Incentive Compensation Plan and (2) Material Plan Terms for Purposes of Complying with the Requirements of Section 162(m) of the Internal Revenue Code	53
Proposal IV. Approval of (1) the First Amendment to the 2005 Ownership Incentive Plan and (2) Material Plan Terms for Purposes of Complying with the Requirements of Section 162(m) of the Internal Revenue Code	58
Other Matters	66
Cost of Solicitation	66
Stockholder Communication with the Board	66
Procedure for Submitting Stockholder Proposals for 2011 Annual Meeting	67
General Matters	67
Appendix A	69
Appendix B	71

ARKANSAS BEST
CORPORATION

Notice of
Annual Meeting of Stockholders
Arkansas Best Corporation

To Be Held on April 22, 2010
To the Stockholders of Arkansas Best Corporation:
You are cordially invited to attend the Annual Meeting of Stockholders of Arkansas Best Corporation (the “Company”) on Thursday, April 22, 2010 at 8:00 a.m. (CDT) at the principal offices of the Company located at 3801 Old Greenwood Road, Fort Smith, Arkansas 72903. In addition to this notice, enclosed are a proxy card and a proxy statement containing information about the following matters to be acted upon at the meeting:
I.	To elect three directors for a one-year term to expire at the 2011 Annual Meeting of Stockholders;

II.	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2010;

III.	To approve (1) an amendment to the Executive Officer Annual Incentive Compensation Plan, which, among other things, alters the individual Section 162(m) limits required by the Internal Revenue Code, and (2) material plan terms for purposes of complying with the requirements of Section 162(m) of the Internal Revenue Code;

IV.	To approve (1) an amendment to the 2005 Ownership Incentive Plan, which, among other things, increases the number of shares subject to the plan, and (2) material plan terms for purposes of complying with the requirements of Section 162(m) of the Internal Revenue Code; and

V.	To act upon such other matters as may properly be brought before the meeting affecting the business and affairs of the Company.
Only stockholders of record at the close of business on February 23, 2010 are entitled to notice of and to vote at the meeting or any adjournment(s) or postponement(s) thereof. Whether or not you plan to attend the meeting, please complete, sign, date and return the enclosed proxy card or follow the instructions on the proxy card and vote by Internet or by telephone as promptly as possible. It is important that your shares be represented at the meeting.

The Board of Directors urges you to sign and date your enclosed proxy card and promptly return it in the enclosed pre-addressed, postage-paid envelope or follow the instructions on the proxy card and vote by Internet or by telephone, even if you are planning to attend the meeting. Many of the Company’s stockholders hold their shares in “street-name” in the name of a brokerage firm or bank. If you hold your shares in “street-name,” please note that only your brokerage firm or bank can sign a proxy on your behalf. Accordingly, you must provide voting instructions to your brokerage firm or bank in order for your shares to be voted on any matter on which your brokerage firm or bank does not have discretionary authority to vote for you. The Board of Directors urges you to contact the person responsible for your account today and instruct them to execute a proxy considering the recommendations of the Board which are described in this Proxy Statement.
Please note that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you will not be permitted to vote in person at the meeting unless you first obtain a legal proxy issued in your name from the record holder.
By Order of the Board of Directors, February 26, 2010.

Robert A. Young III Chairman of the Board	Judy R. McReynolds President—Chief Executive Officer
3801 OLD GREENWOOD ROAD / P.O. BOX 10048 / FORT SMITH, ARKANSAS 72917-0048 / 479-785-6000

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ARKANSAS BEST
CORPORATION

Important Notice Regarding the Availability of Proxy Materials
for the Stockholder Meeting

To Be Held on April 22, 2010
The proxy statement, proxy card and 2009 Annual Report on Form 10-K to stockholders are available at www.arkbest.com.
The 2010 Annual Meeting of Stockholders of Arkansas Best Corporation (the “Company”) will be held on Thursday, April 22, 2010 at 8:00 a.m. (CDT) at the principal offices of the Company located at 3801 Old Greenwood Road, Fort Smith, Arkansas 72903. To obtain directions to attend the Annual Meeting and to vote in person, contact the Company’s Investor Relations Department at toll free telephone number 800-961-9744, email address invrel@arkbest.com or through the Company Web site www.arkbest.com.
The matters intended to be acted upon at the Annual Meeting are:
I.	Election of three directors for a one-year term to expire at the 2011 Annual Meeting of Stockholders;
John W. Alden
Frank Edelstein
Robert A. Young III
II.	Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2010;

III.	Approval of (1) an amendment to the Executive Officer Annual Incentive Compensation Plan, which, among other things, alters the individual Section 162(m) limits required by the Internal Revenue Code, and (2) material plan terms for purposes of complying with the requirements of Section 162(m) of the Internal Revenue Code;

IV.	Approval of (1) an amendment to the 2005 Ownership Incentive Plan, which, among other things, increases the number of shares subject to the plan, and (2) material plan terms for purposes of complying with the requirements of Section 162(m) of the Internal Revenue Code; and

V.	Consideration of such other matters as may properly be brought before the meeting affecting the business and affairs of the Company.
The Board of Directors recommends a vote “FOR” Items I, II, III and IV.
The following proxy materials are being made available at the Web site location specified above:
•	The proxy statement for the 2010 Annual Meeting of Stockholders

•	The 2009 Annual Report on Form 10-K

•	The form of proxy card being distributed to stockholders in connection with the 2010 Annual Meeting of Stockholders

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ARKANSAS BEST
CORPORATION

Proxy Statement

This Proxy Statement is furnished to the stockholders of Arkansas Best Corporation (“ABC” or the “Company”) in connection with the solicitation of proxies on behalf of the ABC Board of Directors (the “Board”) to be voted at the Annual Meeting of Stockholders (“Annual Meeting”) to be held on April 22, 2010 at 8:00 a.m. (CDT) at the principal offices of the Company for the purposes set forth in this Proxy Statement. This Proxy Statement, the Notice of Annual Meeting, the related proxy card and the 2009 Annual Report on Form 10-K to Stockholders are being mailed to stockholders beginning on or about March 12, 2010. ABC’s principal place of business is at 3801 Old Greenwood Road, Fort Smith, Arkansas 72903, and its telephone number is 479-785-6000.
Record Date
The Board has fixed the close of business on February 23, 2010 as the record date for the 2010 Annual Meeting. Only stockholders of record on that date are entitled to vote at the meeting in person or by proxy.
Proxies
Registered stockholders may vote their shares of Common Stock by proxy or in person at the meeting. To vote by proxy, registered stockholders must either: (i) visit the Web site designated on the proxy card to submit their proxy on the Internet; (ii) call the toll-free number set forth on the proxy card to submit their proxy telephonically; or (iii) mail their signed and dated proxy card in the envelope provided. Beneficial stockholders should follow the instructions that they receive from their bank, broker or other nominee to have their shares voted.
The proxies named on the enclosed proxy card were appointed by the Board to vote the shares represented by the proxy card. Upon receipt by the Company of either a submitted Internet or telephone vote or a properly signed and dated proxy card, the shares represented thereby will be voted in accordance with the stockholder’s instructions. If a stockholder does not vote either by Internet, telephone or returning a signed proxy card, his or her shares cannot be voted by proxy. Stockholders voting by returning a paper proxy card are urged to mark the ovals on the proxy card to show how their shares are to be voted. If a stockholder returns a signed proxy card without marking the ovals, the shares represented by the proxy card will be voted as recommended by the Board herein and in the proxy card. The proxy also confers discretionary authority to the proxy holders to vote on any other matter not presently known to the Company that may properly come before the meeting.
Registered stockholders may revoke their proxy at any time before the shares are voted at the 2010 Annual Meeting by: (i) timely submitting a proxy with new voting instructions, using the Internet or telephone voting system; (ii) voting in person at the 2010 Annual Meeting by completing a ballot; however, attending the meeting without completing a ballot will not revoke any previously submitted proxy; (iii) timely delivery of a valid, duly executed proxy card bearing a later date; or (iv) delivery of written notice of revocation to the Secretary of the Company at 3801 Old Greenwood Road, Fort Smith, Arkansas 72903, by 5:00 p.m. (CDT), on or before Wednesday, April 21, 2010. Beneficial stockholders may change their votes by submitting new voting instructions to their bank, broker or other nominee in accordance with that entity’s procedures.

Voting Shares
On the record date, there were 25,300,088 shares of the Company’s Common Stock outstanding and entitled to vote (“Common Stock”). Each share of Common Stock is entitled to one vote. The holders in person or by proxy of a majority of the total number of shares of Common Stock shall constitute a quorum for purposes of the 2010 Annual Meeting. If stockholders holding the number of shares of Common Stock necessary for a quorum shall fail to be present in person or by proxy at the time and place fixed for any meeting, the holders of a majority of the shares entitled to vote who are represented in person or by proxy may adjourn the meeting from time to time, until a quorum is present, and at any such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the original meeting. Votes are tabulated by the inspector of elections, Wells Fargo Bank, N.A.
If you hold your shares in “street name,” you will receive instructions from your brokers or other nominees describing how to vote your shares. If you do not instruct your brokers or nominees how to vote your shares, they may vote your shares as they decide as to each matter for which they have discretionary authority under the rules of the New York Stock Exchange. For Proposal II (Ratification of Appointment of Independent Registered Public Accounting Firm) to be voted on at the annual meeting, brokers and other nominees will have discretionary authority in the absence of timely instructions from you.
There are also non-discretionary matters for which brokers and other nominees do not have discretionary authority to vote unless they receive timely instructions from you. For Proposal I (Election of Directors), Proposal III (Approval of (1) the First Amendment to the Executive Officer Annual Incentive Compensation Plan and (2) Material Plan Terms for Purposes of Complying with the Requirements of Section 162(m) of the Internal Revenue Code) and Proposal IV (Approval of (1) the First Amendment to the 2005 Ownership Incentive Plan and (2) Material Plan Terms for Purposes of Complying with the Requirements of Section 162(m) of the Internal Revenue Code) to be voted on at the Annual Meeting, you must provide timely instructions on how the broker or other nominee should vote your shares. When a broker or other nominee does not have discretion to vote on a particular matter, you have not given timely instructions on how the broker or other nominee should vote your shares and the broker or other nominee indicates it does not have authority to vote such shares on its proxy, a “broker non-vote” results. Although any broker non-vote would be counted as present at the meeting for purposes of determining a quorum, it would be treated as not entitled to vote with respect to non-discretionary matters.
Abstentions occur when stockholders are present at the annual meeting but fail to vote or voluntarily withhold their vote for any of the matters upon which the stockholders are voting.
Election of Directors. Directors are elected by a plurality of the votes of the shares of Common Stock present in person or by proxy and entitled to vote on the election of directors. Under Delaware law, votes that are withheld from a director’s election will be counted toward a quorum, but will not affect the outcome of the vote on the election of a director. Broker nonvotes will not be taken into account in determining the outcome of the election.
Other Matters. The required vote to approve any matter other than the election of directors is the affirmative vote by the holders of a majority of the total number of shares of Common Stock present in person or by proxy and entitled to vote on the matter.
Proposal II. With respect to Proposal II, the ratification of the appointment of the Company’s independent registered public accounting firm, an abstention is treated as entitled to vote and, therefore, has the same effect as voting “against” the proposal.
Proposals III and IV. With respect to Proposals III and IV, an abstention is treated as entitled to vote and, therefore, has the same effect as voting “against” such proposal. For purposes of Proposals III and IV, broker nonvotes are not treated as entitled to vote and, therefore, are not counted for purposes of determining whether a majority has been achieved.
Unless otherwise instructed or unless authority to vote is withheld, the enclosed proxy card will be voted for the election of each of the director nominees, the ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2010, the approval of (1) the First Amendment to the Executive

Officer Annual Incentive Compensation Plan and (2) the material plan terms for purposes of complying with the requirements of Section 162(m) of the Internal Revenue Code (“IRC”), and the approval of (1) the first amendment to the 2005 Ownership Incentive Plan and (2) material plan terms for purposes of complying with the requirements of Section 162(m) of the IRC.
Proposal I. Election of Directors
The Board of Directors recommends a vote “FOR” Proposal I.
The Board is currently divided into three classes of directorships, with members of the Company’s Board of Directors (“Directors”) in each class serving staggered three-year terms. The Board currently consists of eight members: three in Class III whose members’ terms will expire at the 2010 Annual Meeting, three in Class I whose members’ terms will expire at the 2011 Annual Meeting, and two in Class II whose members will expire at the 2012 Annual Meeting.
As a result of the amendment to the Company’s certificate of incorporation approved by stockholders at the 2009 annual meeting of stockholders, the Board is in the process of being declassified. As a result, beginning with the 2010 Annual Meeting, each expiring class of Directors will be elected for a one-year term, such that by the Company’s 2012 Annual Meeting all Directors will be elected annually for one-year terms.
The Board has designated Messrs. John W. Alden, Frank Edelstein and Robert A. Young III as nominees for election as Directors of the Company at the Annual Meeting (each a “Nominee”). Each Nominee currently serves as a Class III Director. If elected, each Nominee will serve until the expiration of his term at the Annual Meeting in 2011 and until his successor is elected and qualified or until his earlier death, resignation or removal from office.
Each Nominee has indicated his willingness to serve as a member of the Board, if elected. If, for any reason not presently known, any of Messrs. Alden, Edelstein or Young are unable or unwilling to serve if elected, your proxy card may be voted for the election in his stead of a substitute nominee designated by the Board or a committee thereof, unless the proxy withholds authority to vote for the Nominee.
Assuming the presence of a quorum, to be elected, a Nominee must receive the affirmative vote of the holders of a plurality of the shares of Common Stock voted on Proposal I, in person or by proxy, at the 2010 Annual Meeting. Unless otherwise instructed or unless authority to vote is withheld, the enclosed proxy card will be voted for the election of each of the Nominees.
Directors of the Company
The following information relates to the Nominees named above and to the other persons whose terms as Directors will continue after the 2010 Annual Meeting. There are no family relationships among Directors and executive officers of the Company or its subsidiaries.

Name	Age	Business Experience

Nominees for Election at the 2010 Annual Meeting, Term Will Expire at the 2011 Annual Meeting
John W. Alden	68	Mr. Alden has been a Director of the Company since May 2005. Mr. Alden retired as Vice Chairman of United Parcel Service of America, Inc. (“UPS”) in 2000. From 1988 until his retirement from UPS, he served as a Director of UPS. Mr. Alden worked for UPS for 35 years in various capacities. Currently, Mr. Alden is also a Director of Barnes Group, Inc., Dun & Bradstreet Corporation and Silgan Holdings, Inc.

Name	Age	Business Experience

Frank Edelstein	84	Mr. Edelstein has been a Director of the Company since November 1988 and was Lead Independent Director of the Board from July 2004 to February 2009. Mr. Edelstein currently provides consulting services to Kelso & Company, Inc. Mr. Edelstein served as a Vice President of Kelso & Company, Inc. from 1986 to March 1992. Prior to 1986, he served as Chairman and President of International Central Bank & Trust Company and CPI Pension Services, Inc., as well as Senior Vice President, Financial Services Group, at Continental Insurance Corporation. He also has held positions as Corporate Vice President of Automatic Data Processing, Inc. and Executive Vice President of Olivetti Corporation of America. Mr. Edelstein is also a Director of Ceradyne, Inc. and DineEquity, Inc.
Robert A. Young III	69	Mr. Young has been a Director of the Company since 1970 and Chairman of the Board since July 2004. He was Chief Executive Officer of the Company from August 1988 until his retirement in January 2006. He was President from 1973 to 2004 and was Chief Operating Officer from 1973 to 1988. Mr. Young served as President of ABF Freight System, Inc. (“ABF”), the Company’s largest subsidiary, from 1979 to 1994. Between 1964 and 1973, he worked as Supervisor of Terminal Operations for ABF; Vice President—General Manager of Data-Tronics Corp., a Company subsidiary; Senior Vice President—National Bank of Commerce of Dallas; and as Vice President, Finance and Executive Vice President of the Company. Mr. Young was a Director of Treadco, Inc. from June 1991 to June 1999.

CLASS I — Term Will Expire at the 2011 Annual Meeting
Judy R. McReynolds	47	Ms. McReynolds has been a Director of the Company and President and Chief Executive Officer since January 1, 2010. She served as Senior Vice President—Chief Financial Officer and Treasurer from February 2006 until December 2009. She was Vice President—Controller of ABC from January 2000 until January 31, 2006. She previously served as the Controller of the Company from July 1998 until December 1999. Ms. McReynolds joined the Company as Director of Corporate Accounting in June 1997.
William M. Legg	65	Mr. Legg has been a Director of the Company since April 2002. He retired from Deutsche Banc Alex.Brown (“Alex.Brown”), an investment banking firm, as Managing Director in 2002. During his 31 years at Alex.Brown, he served as Head of Alex.Brown’s Transportation Group and Co-Head of Alex.Brown and Sons, Inc.’s Corporate Finance Department. Mr. Legg and his group executed initial public offerings for many logistics companies including: Viking Freight, MS Carriers, Werner Enterprises, J.B. Hunt, Swift, Old Dominion, CH Robinson, and Hub Group. Mr. Legg worked on transportation-related transactions for Deutsche Post, PepsiCo, ARA Services, Transport Development Group and the Company. Mr. Legg earned a B.A. from Trinity College and an M.B.A from Loyola College. Prior to joining Alex.Brown in 1971, he served as an officer in the United States Navy.
Alan J. Zakon, Ph.D.	74	Dr. Zakon has been a Director of the Company since February 1993. Dr. Zakon was a Managing Director of Bankers Trust Company from 1989 through 1995, for which he previously served as Chairman, Strategic Policy Committee from 1989 to 1990. From 1980 to 1986, Dr. Zakon was President of Boston Consulting Group before being named its Chairman in 1986, having previously served as Consultant from 1967 to 1969 and Vice President from 1969 to 1980. Dr. Zakon is currently serving as a member of the Board of Directors of Micro-Financial and is a former member of the Advisory Committee to the Stanford University Graduate School of Business.

Name	Age	Business Experience

CLASS II — Term Will Expire at the 2012 Annual Meeting
Fred A. Allardyce	68	Mr. Allardyce has been a Director of the Company and the Board’s Audit Committee Financial Expert since February 2004. Mr. Allardyce has been Chairman and Chief Executive Officer of Advanced Breath Diagnostics since March 2000 and Chairman of Monitor Instruments since September 2000. Advanced Breath Diagnostics is a development-stage medical diagnostic company and Monitor Instruments is a development-stage scientific instrument company. From 1977 through 1999, he was employed by American Standard Inc., a publicly traded company, where he served in the following positions: Senior Vice President—Medical Products from January 1998 until November 1999; Chief Financial Officer from 1992 to 1997; Controller from 1983 to 1991; and Assistant Controller from 1977 to 1982. He also served in various financial-related capacities for Joseph E. Seagram & Sons from 1972 to 1977 and at Continental Oil Company from 1965 to 1972. Mr. Allardyce earned a B.A. in Economics from Yale University and an M.B.A. from the University of Chicago Graduate School of Business, where he was the recipient of the Institute of Professional Accountants Fellowship. Mr. Allardyce was chairman in fiscal 1999—2000 of Financial Executives International, a 15,000-member organization of financial leaders.
John H. Morris	66	Mr. Morris has been a Director of the Company since July 1988 and was a Director of Treadco, Inc. from June 1991 to June 1999. Mr. Morris was affiliated with StoneCreek Capital, a private equity firm, from 1992 to 2008. Mr. Morris served as a Managing Director of Kelso & Company, Inc., a private equity firm, from March 1989 to March 1992, was a General Partner from 1987 to March 1989 and prior to 1987, was a Vice President. Prior to 1985, Mr. Morris was President of LBO Capital Corp. Previous public company board experience includes Spectramed, Inc. and Landstar Systems. Previous work experience includes three years with the First National Bank of Atlanta and nine years with Touche Ross & Co., a predecessor of Deloitte and Touche, as a management consultant. Mr. Morris is a previous trustee of the Georgia Tech Foundation and previous member of the President’s Advisory Board of Georgia Institute of Technology (Georgia Tech). He is a previous member of the Board of Directors of the Alzheimer’s Association of Orange County, California, and a previous director of several for-profit private companies. Mr. Morris received a Bachelor’s Degree in Industrial Engineering from Georgia Tech and an M.B.A. in Finance from Georgia State University. He received a CPA Certificate from the State of Georgia in 1974.
Governance of the Company
The business of the Company is managed under the direction of the Board of Directors. The Board meets on a regularly scheduled basis five times a year to review significant developments affecting the Company and to act on matters requiring Board approval. It also holds special meetings when Board action is required between scheduled meetings. The Board met eight times during 2009. During 2009, each member of the Board participated in at least 75% of all Board and applicable committee meetings held during the period for which he was a Director. The Nominating/Corporate Governance Committee has determined that a majority of the members of the Company’s Board of Directors are independent pursuant to applicable NASDAQ independence standards. Independent Directors are Messrs. Alden, Allardyce, Edelstein, Legg, Morris, Young and Zakon. Independent Directors met in executive session five times in 2009.

It is the Company’s policy that all members of its Board of Directors attend each annual meeting of its stockholders, except when illness or other personal matters prevent such attendance. All eight members of the Company’s Board attended the 2009 annual meeting.
Committees of the Board
The Board has established Audit, Compensation, Nominating/Corporate Governance, and Qualified Legal Compliance committees to devote attention to specific subjects and to assist it in the discharge of its responsibilities. The functions of those committees, their current members and the number of meetings held during 2009 are described below.
Audit Committee. Among the responsibilities of the Audit Committee contained in its charter are: (i) assisting the Board in overseeing matters involving the accounting, auditing, financial reporting and internal control functions of the Company; (ii) being directly responsible for the appointment, termination and oversight of the independent registered public accounting firm for the Company; (iii) responsibility for establishing procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential anonymous submission by employees of concerns regarding questionable accounting or auditing matters; and (iv) implementing the Company’s policy regarding the review and approval of any “related person transaction” as required pursuant to Securities and Exchange Commission (“SEC”) Regulation S-K, Item 404. Pursuant to the Audit Committee Charter, the Audit Committee reviews, approves or ratifies all related person transaction issues brought to its attention. Annually, as part of the Company’s proxy preparation, all Directors and executive officers who are subject to related person transaction disclosure are instructed to report in writing any such transactions to the Company, and further, they are reminded of their obligation to report to the Company any such transactions that may be planned or subsequently occur.
Messrs. Allardyce (Chair), Edelstein and Zakon are currently members of the Audit Committee. The Nominating/Corporate Governance Committee has determined that each member of the Audit Committee meets all applicable SEC and NASDAQ independence standards. Mr. Allardyce is the Board-designated “Audit Committee Financial Expert.” The Audit Committee met seven times during 2009. The Audit Committee Charter is posted in the Corporate Governance section of the Company Web site, www.arkbest.com.
Compensation Committee. The Compensation Committee is responsible for reviewing executive management compensation. The Compensation Committee’s current members are Messrs. Legg (Chair), Alden and Morris. The Nominating/Corporate Governance Committee has determined that each member of the Compensation Committee meets applicable NASDAQ independence standards and IRC Section 162(m) nonemployee director requirements. The Compensation Committee met seven times in 2009. The Compensation Committee Charter is posted in the Corporate Governance section of the Company Web site, www.arkbest.com.
The Board has designated the Compensation Committee to also serve as the Stock Option Committee for the Company’s stock option plans. The Stock Option Committee administers the Company’s 1992 Incentive Stock Option Plan, 2000 Non-Qualified Stock Option Plan and 2002 Stock Option Plan. The Compensation Committee has sole authority to make and administer awards under the 2005 Ownership Incentive Plan.
The Compensation Committee has determined and reviewed the value and forms of compensation for Named Executive Officers and other officers based on the committee members’ knowledge and experience, competitive proxy and market compensation information and periodic review and analysis from an independent compensation consultant retained by, and which reports directly to, the Compensation Committee.
In 2009, the Compensation Committee utilized Hewitt Associates LLC (“Hewitt Associates”) as its independent consultant on executive compensation issues. Hewitt Associates reviewed executive compensation practices, including executive compensation design issues, market trends and technical considerations and provided ongoing consulting assistance to the Committee throughout the year.

The Compensation Committee did not direct Hewitt Associates to perform the above services in any particular manner or under any particular method. The Compensation Committee has the final authority to hire and terminate the consultant and evaluates the consultant periodically. The Compensation Committee also approves the fees paid to its independent compensation consultant.
The Compensation Committee does not delegate its authority to review and determine the forms and values of the various elements of compensation for Directors or Named Executive Officers. The Compensation Committee does delegate to Company management the implementation and record-keeping functions related to the various elements of compensation it has approved.
Nominating/Corporate Governance Committee. The current members of the Nominating/Corporate Governance Committee are Messrs. Morris (Chair), Alden, Edelstein and Legg. The Nominating/Corporate Governance Committee has determined that each member of the committee is independent, as independence is defined in applicable NASDAQ independence standards. The Nominating/Corporate Governance Committee’s responsibilities include: (i) identifying individuals believed to be qualified to become Directors and to select and recommend to the Board for its approval the nominees to stand for election as Directors by the stockholders or, if applicable, to be appointed to fill vacancies on the Board; (ii) determining appropriate compensation for Directors; (iii) recommending any changes regarding size, structure, composition, processes and practices of the Board; (iv) reviewing the independence of Directors and assessing if members are meeting the applicable independence standards required to serve on the various Board committees; and (v) making recommendations regarding succession planning for the Chief Executive Officer of the Company. Hewitt Associates consults with the Nominating/Corporate Governance Committee regarding the value and forms of compensation for Directors. The committee held four meetings in 2009. A current copy of the Nominating/Corporate Governance Committee Charter is posted in the Corporate Governance section of the Company Web site, www.arkbest.com.
In recommending nominees for the Board, the Nominating/Corporate Governance Committee considers any specific criteria the Board may request from time to time and such other factors as it deems appropriate. These factors may include any special training or skill, experience with businesses and other organizations of comparable size and type, experience or knowledge with businesses or organizations that are particularly relevant to the Company’s current or future business plans, financial expertise, the interplay of the candidate’s experience with the experience of the other Directors, sufficient time to devote to the responsibilities of a director, freedom from conflicts of interest or legal issues, and the extent to which, in the Nominating/Corporate Governance Committee’s opinion, the candidate would be a desirable addition to the Board.
The Nominating/Corporate Governance Committee may draw upon individuals known by members of the Board, and at the Nominating/Corporate Governance Committee’s discretion, candidates recommended by management or third parties engaged by the Nominating/Corporate Governance Committee to assist it in identifying appropriate candidates.
The Nominating/Corporate Governance Committee shall consider any candidate for director recommended by a stockholder if submitted in accordance with the Stockholder Director Nomination Procedure set forth below. The Nominating/Corporate Governance Committee shall consider the same factors when considering a stockholder-recommended candidate as it does when considering other candidates.
The Nominating/Corporate Governance Committee considers director candidates submitted by stockholders that follow the procedure set forth in the following Stockholder Director Nomination Procedure, in accordance with the Company’s bylaws:
Any stockholder entitled to vote at an annual meeting of stockholders and intending to recommend candidate(s) for nomination for director at that meeting must submit a written stockholder notice to Arkansas Best Corporation. The information required to be included in a stockholder notice nominating a candidate for the Board of Directors is set forth in detail in the Company’s bylaws and includes the following information: (1) as to the stockholder giving the notice and any beneficial owner, if any, on whose behalf the nomination is made (a) the name and address, including business address and telephone number, of such persons, (b) the class and number of shares of the Company which are owned beneficially and of record by such persons, (c) any option, warrant or other derivative security owned by such persons, (d) any agreement pursuant to which such persons have the right to vote any shares of the Company, and (e) any other information relating to such persons required to be disclosed in a proxy statement in connection with the solicitation of proxies relating to the election of directors in a contested election; and (2) as to each person whom the stockholder proposes to nominate for election or re-election as a director (a) all information relating to such person required to be disclosed in a proxy statement relating to the election of directors in a contested election, (b) such person’s written consent to being named in the proxy statement and to serving as a director if elected, and (c) a description of all direct and indirect compensation and other material monetary agreements during the past three years between the stockholder and beneficial owner, if any, and their affiliates and the proposed nominee and his affiliates. Additionally, for a candidate to be eligible to be a nominee for election as director, the candidate must deliver to the Secretary a written response to a questionnaire with respect to candidate’s background and qualifications and a written representation and agreement. Such stockholder notice and candidate questionnaire and representation and agreement must be received by the Corporate Secretary at 3801 Old Greenwood Road, Fort Smith, Arkansas 72903 not earlier than 120 days and not later than 90 days prior to the first anniversary of the preceding year’s annual meeting of stockholders. For information regarding the required information in the stockholder notice and the candidate’s questionnaire and representation and agreement, contact the Corporate Secretary’s office at info@arkbest.com or by telephone at 479-785-6000.
Qualified Legal Compliance Committee. The Qualified Legal Compliance Committee is responsible for confidentially receiving, retaining and considering any report pursuant to SEC Rule 205 by an attorney representing the Company. The Audit Committee serves as the Qualified Legal Compliance Committee. The Qualified Legal Compliance Committee Charter is posted in the Corporate Governance section of the Company Web site, www.arkbest.com.
Corporate Governance Guidelines and Code of Conduct
The Company’s Board of Directors has adopted Corporate Governance Guidelines and a Code of Conduct. The full text of both documents is posted in the Corporate Governance section of the Company Web site, www.arkbest.com.
The Company’s Code of Conduct applies to all of its Directors, officers (including its chief executive officer, chief financial officer, controller and any person performing similar functions) and employees. The Company intends to post on its Web site any amendment to, or waiver from, a provision of the Code of Conduct that applies to its chief executive officer, chief financial officer, principal accounting officer, controller or persons performing similar functions and that relates to any of the following elements of the Code of Conduct: honest and ethical conduct; disclosure in reports or documents filed with the SEC and other public communications; compliance with applicable laws, rules and regulations; prompt internal reporting of code violations; and accountability for adherence to the Code of Conduct.

2009 Director Compensation Table
The table below summarizes the compensation paid by the Company to nonemployee Directors for the fiscal year ended December 31, 2009. The Nominating/Corporate Governance Committee is responsible for the reviewing and awarding of compensation for the Directors. The Nominating/Corporate Governance Committee sets the levels and forms of Director compensation, based on its experience, review of the compensation paid to directors of comparable publicly traded companies and the advice of its independent compensation consultant. The Nominating/Corporate Governance Committee uses a combination of cash and stock-based incentive compensation to attract and retain qualified candidates to serve on the Board.
All Non-Employee Directors receive the same level of annual equity awards. In 2009, each Non-Employee Director received approximately $100,000 in equity awards. Share-based awards are amortized to compensation expense over the three-year (or five-year) vesting period or the period to which the Non-Employee Director first becomes eligible for retirement, whichever is shorter. Therefore, the expense amounts in the Stock Awards column in the table below, which reflect the 2009 accounting accrual for all unvested awards made over the last several years, differ by Non-Employee Director due to individual retirement eligibility vesting dates.

		Stock	Option
Name	Fees Earned or	Awards	Awards	All Other
(1)	Paid in Cash	(2, 3, 4, 5)	(6)	Compensation	Total

John W. Alden	$59,500	$223,510	$—	$—	$283,010
Fred A. Allardyce(8)	67,000	122,320	—	—	189,320
Frank Edelstein	61,583	99,220	—	—	160,803
William M. Legg(8)	64,500	244,052	—	—	308,552
John H. Morris(8)	61,500	118,131	—	—	179,631
Robert A. Young III(9)	112,000	99,220	—	71,247 (7)	282,467
Alan J. Zakon	58,000	99,220	—	—	157,220

(1)	Robert A. Davidson, the President and Chief Executive Officer of the Company through December 31, 2009, is not included in this table since he was an employee of the Company and thus received no compensation for his service as a Director. The compensation received by Mr. Davidson as an officer of the Company is shown in the Summary Compensation Table on page 33. Judy R. McReynolds was promoted to President and Chief Executive Officer and named a Director of the Company effective January 1, 2010. Ms. McReynolds’ compensation as an officer of the Company is shown in the Summary Compensation Table.

(2)	The amounts reflect the share-based compensation expensed for 2009 by the Company for financial reporting purposes, in accordance with the Accounting Standards Codification (formerly Statement of Financial Accounting Standards No. 123R (“FAS 123R”)), excluding estimated forfeitures, under the 2005 Ownership Incentive Plan for restricted stock awards granted on April 20, 2005 and April 17, 2006 and restricted stock units (“RSUs”) awarded on April 23, 2007, April 30, 2008 and April 29, 2009. The assumptions used are discussed in Notes B and J to the Company’s consolidated financial statements in the Annual Report on Form 10-K for the year ended December 31, 2009. The actual amount realized by the Director will vary based on a number of factors, including the Company’s performance, stock price fluctuations and applicable vesting. Dividends are paid on restricted stock and RSUs, whether vested or unvested, at the same rate and at the same time as the dividends paid to Company stockholders.

(3)	The full grant date fair value of the 4,400 RSUs ($22.55 per share) granted to each Director under the 2005 Ownership Incentive Plan on April 29, 2009 was $99,220.

(4)	As of December 31, 2009, each Director has the following aggregate number of RSUs outstanding.

	Alden	Allardyce	Edelstein	Legg	Morris	Young	Zakon

Vested but subject to transfer restrictions	4,364	10,600	10,600	10,600	10,600	10,600	10,600
Unvested	6,236	—	—	—	—	—	—

Total RSUs Outstanding	10,600	10,600	10,600	10,600	10,600	10,600	10,600

(5)	As of December 31, 2009, each Director has the following aggregate number of shares of restricted stock outstanding. No restricted stock was awarded during 2009.

	Alden	Allardyce	Edelstein	Legg	Morris	Young	Zakon

Vested but subject to transfer restrictions	3,689	4,469	4,440	4,486	4,476	2,220	4,440
Unvested	1,295	—	—	—	—	—	—

Total Restricted Stock Outstanding	4,984	4,469	4,440	4,486	4,476	2,220	4,440

(6)	There was no stock option expense reported in 2009 because the options are all fully vested. As of December 31, 2009, each Director has the following aggregate number of stock options outstanding. No stock options were awarded in 2009.

	Alden	Allardyce	Edelstein	Legg	Morris	Young	Zakon

Vested Stock Options	—	7,500	16,500	10,500	13,500	—	1,500
Unvested Stock Options	—	—	—	—	—	—	—

Total Stock Options Outstanding	—	7,500	16,500	10,500	13,500	—	1,500

(7)	For purposes of the column titled, “All Other Compensation” for 2009 for Mr. Young consists of the following:

Young

Perquisites(i)	$54,564
Executive Medical Plan Premiums(ii)	12,997
Gross-Ups(iii)	3,686

Total	$71,247

(i)	Mr. Young’s perquisite values include expenses for spousal travel to Company or industry events, incidental direct or indirect expense determined to have a personal aspect and any related Company lost tax deduction resulting from the spouse accompanying Mr. Young on the Company’s corporate aircraft. Mr. Young’s perquisite value also includes his personal use of the Company’s hunting lodge, an administrative assistant, a nominal gift related to business activities and a Christmas gift from the Company to each member of the Board of Directors. It is estimated that 50% of Mr. Young’s administrative assistant’s time is spent on his personal business and the value is estimated to be $38,046. This value is calculated by adding together 50% of the administrative assistant’s salary, pension accrual, 401(k) match and health and welfare cost for 2009. Mr. Young retains an office at the Company’s corporate office.

(ii)	Because Mr. Young is a former officer of the Company, he and his spouse participate in the Company’s fully insured third-party Executive Medical Plan that is provided for life upon retirement. The Company pays the full premium amount for this coverage. The amount shown is total premiums paid for coverage during 2009.

(iii)	Gross-up is for spousal travel to a Company or industry event and other incidental direct or indirect expense determined to be taxable under the IRC.

(8)	Committee Chairpersons: Mr. Allardyce, Audit Committee and Qualified Legal Compliance Committee; Mr. Legg, Compensation Committee; and Mr. Morris, Nominating/Corporate Governance Committee.

(9)	The Company owns and pays premiums on two $1 million life insurance policies on Mr. Young. As owner of the policies, the Company is entitled to either the cash surrender value of each or the total of premiums paid, whichever amount is greater. The death value in excess of this amount is payable to Mr. Young’s beneficiary. For each of 2007 and 2008, the total premiums on these policies were $32,421. For 2009 the premiums on these policies were $32,320. In 2009, Mr. Young paid the Company a premium amount of $13,912 for term life insurance based on the face value in excess of the December 31, 2009 cash surrender value; therefore, no compensation value is included for 2009.
Cash Compensation
For the fiscal year ended December 31, 2009, the standard cash compensation arrangement for nonemployee Directors was as follows:

Annual Retainers
Board Chair	$100,000
Members	$40,000
Lead Independent Director	$25,000
Audit Committee Chair	$7,500
Other Committee Chair	$5,000

Retainers are cumulative, i.e., each Director who is (i) a nonemployee and (ii) not the Board Chair, receives a “Member Retainer” plus the appropriate retainer fee for any other positions he holds. Mr. Edelstein served as the Lead Independent Director through January 31, 2009; therefore, he received a prorated annual retainer in the amount of $2,083. The position of Lead Independent Director was eliminated when Robert Young attained independent director status pursuant to NASDAQ standards on January 31, 2009.

Daily Meeting Fees
Board Meeting	$1,500 per day
Committee Meeting	$1,500 per day
Only one daily meeting fee is paid in the event of multiple meetings held on the same day.
Equity-Based Awards
Prior to 2008, the Compensation Committee reviewed and generally made equity-based compensation awards annually to Directors at the same time as it made such awards to executive officers. Beginning in 2008, the responsibility for equity-based compensation awards to Directors was assumed by the Nominating/Corporate Governance Committee.
Since 2005, either restricted stock or RSU awards have been granted. The 2005 and 2006 restricted stock awards vest in their entirety after five years (which is known as five-year cliff vesting), subject to accelerated vesting at normal retirement (age 65 with five years of service with the Company), death, disability or change in control of the Company. The 2005 and 2006 restricted stock awards have an additional vesting requirement that a Director must serve at least 12 months after the award date. In November 2006, the 2005 and 2006 Non-Employee Director’s Restricted Stock Award Agreements were amended to provide for accelerated vesting and distribution of 40% of the number of shares which the Company determined would be subject to taxation prior to otherwise being vested under the terms of the Agreements. Non-Employee Directors who are eligible for early retirement continue to vest in 1/60th of their restricted stock awards each month, until the earlier of five years from the award date or normal retirement eligibility.
Due to complex tax issues associated with restricted stock, in 2007, 2008 and 2009 the Directors were awarded RSUs. The 2007 RSU awards provide for five-year cliff vesting and the 2008 and 2009 RSU awards provide for three-year cliff vesting. The 2007, 2008 and 2009 awards are subject to accelerated vesting due to death, disability or change in control of the Company. Accelerated vesting for RSUs occurs upon normal retirement (age 65 with five years of service with the Company) except for the 2007 RSU award which had an additional vesting requirement that Directors must serve for 13 months after the award date. Upon early retirement (three years of service as a Director), a Director is eligible for accelerated vesting of a pro rata number of shares based on the number of whole months since the award date.
Equity-Based Awards are based on a stated dollar amount which is determined by the Nominating/Corporate Governance Committee for Directors. In 2005, 2006 and 2007, the Non-Employee Directors received annual awards of 3,700 shares each with grant date fair values ranging from $121,000 to $145,000. Based on benchmarking done by Hewitt Associates in 2007, the Nominating/Corporate Governance Committee determined that beginning in 2008, Non-Employee Directors should receive annual equity awards equal to approximately $100,000. All Non-Employee Directors receive the same level of annual equity awards. In 2009, each Non-Employee Director received approximately $100,000 in equity awards.
All stock options previously granted: (i) have an exercise price not less than the closing price of the Company’s Common Stock on the grant date, (ii) are exercisable at 20% per year, generally starting on the first anniversary of the grant date, and (iii) are granted for a term of 10 years. Accelerated vesting occurs upon normal retirement (age 65 with five years of service with the Company), death, disability or change in control of the Company. See the “2009 Director Compensation” section on page 13 for information on equity-based awards to Directors.

Policies
Stock Ownership. The Nominating/Corporate Governance Committee believes that the Directors of the Company should maintain a level of equity holdings in the Company that will further align the interests of Directors with the Company’s stockholders. In October 2007, the Board of Directors adopted a Stock Ownership Policy for Directors, which was effective January 1, 2008. Under this policy, Directors must own shares equal to six times their annual retainer by January 1, 2013. No Director covered by the policy is permitted to sell any shares of Company stock granted to such Director under any Company award agreement (except to pay the exercise price of stock options or taxes generated as a result of equity grants) until such time as the Director satisfies the stock ownership requirement. Unvested restricted stock, unvested RSUs and stock owned outright count toward the Company’s Stock Ownership Policy requirements. However, RSUs are not reflected as shares beneficially owned in the Principal Stockholders and Management Ownership table.
Should a Director covered by the policy fail to have the required amount accumulated after five (5) years, the issuance of further equity awards to such Director may be discontinued until such time as the Director has complied with the policy. The Nominating/Corporate Governance Committee monitors ownership levels annually, and as of the review completed in 2009, all Non-Employee Directors have met their ownership requirements.
Clawback. The Committee has implemented a policy for the “clawback” of any equity awards granted to a Director whose misconduct contributed to the Company being required to restate its financial statements. Under the terms of the policy the Board will, to the full extent permitted by governing law, in appropriate cases, effect the cancellation of unvested restricted or deferred stock awards previously granted to the Director if: (a) the amount of the equity award was calculated based upon the achievement of certain financial results that were subsequently the subject of the restatement, (b) the Director engaged in intentional misconduct that caused or partially caused the need for the restatement, and (c) the amount of the equity award that would have been awarded to the Director had the results been properly reported would have been lower than the amount actually awarded.
Equity Award Practices. In October 2007, the Compensation Committee updated its policy for determining the award date for equity awards and the number of shares or units awarded to Directors. Under the terms of this policy, the effective date of an equity award will be the date which is five business days following the Company’s first quarter earnings release for a given year. Previously, the award date had been the date the award was approved by the Compensation Committee. Since January 1, 2008, the Nominating/Corporate Governance Committee has administered equity awards for Directors. The number of shares/units awarded is based on stated dollar amounts for each Director.
Medical Benefits Available to Directors
Non-Employee Directors are eligible to participate in the Company’s health plan (medical/dental coverage). Electing Directors are required to pay to the Company premiums for their elected coverage comparable to the current COBRA rates applicable to the coverage selections they choose. Mr. Allardyce and Mr. Morris are currently the only nonemployee Directors that have elected to participate in the Company’s health plan. Because Mr. Young is a former employee of the Company, he participates in the Company’s fully insured third-party Executive Medical Plan that is provided to Company officers for life upon their retirement.

Principal Stockholders and Management Ownership
The following table sets forth certain information concerning beneficial ownership of the Company’s Common Stock as of February 23, 2010, by (i) each person who is known by the Company to own beneficially more than five percent (5%) of the outstanding shares of Common Stock; (ii) each Director, Named Executive Officer of the Company or ABF Freight System, Inc. (“ABF”) which is listed in the Summary Compensation Table (collectively “Named Executive Officers”), and Director nominees; and (iii) all Directors and executive officers as a group.
Unless otherwise indicated, to the Company’s knowledge, the persons included in the tables below have sole voting and investment power with respect to all the shares of Common Stock beneficially owned by them, subject to applicable community property laws. The number of shares beneficially owned by a person includes shares of Common Stock that are subject to stock options or warrants that are either currently exercisable or exercisable within 60 days after February 23, 2010. These shares are also deemed outstanding for the purpose of computing the percentage of outstanding shares owned by the person. These shares are not deemed outstanding for the purpose of computing the percentage ownership of any other person. On February 23, 2010, there were 25,300,088 shares of Common Stock outstanding.

	Shares	Percentage
	Beneficially	of Shares
	Owned	Outstanding

(i) Name / Address
Royce & Associates, LLC(1)	2,524,065	9.98%
745 Fifth Avenue, New York, NY 10151
BlackRock, Inc.(2)	1,881,726	7.44%
40 East 52nd Street, New York, NY 10022
The Bessemer Group, Incorporated(3)	1,679,381	6.64%
100 Woodbridge Center Drive, Woodbridge, NJ 07095-0980
Dimensional Fund Advisors LP(4)	1,384,403	5.47%
Palisades West, Building One, 6300 Bee Cave Road, Austin, TX 78746
FMR LLC(5)	1,290,000	5.10%
82 Devonshire Street, Boston, MA 02109

(ii) Name	Position

Robert A. Young III(6, 7, 8)	Chairman of the Board (also a Director Nominee)	1,179,803	4.66%
John W. Alden(6, 7, 9)	Director (also a Director Nominee)	5,400
Fred A. Allardyce(6, 7)	Director	14,900	*
Robert A. Davidson(6, 7)	Former President—CEO (retired 12/31/09)	49,184	*
Frank Edelstein(6, 7, 10)	Director (also a Director Nominee)	29,000	*
William M. Legg(6, 7)	Director	17,900	*
Judy R. McReynolds(6, 7, 11)	Director and President—CEO	32,772	*
John H. Morris(6, 7, 12)	Director	24,022	*
Alan J. Zakon(6, 7)	Director	13,900	*
Christopher D. Baltz(6, 7)	Sr. VP—Yield Management & Strategic Development	10,100	*
Wesley B. Kemp(6, 7, 13)	ABF President—CEO	51,090	*
Roy M. Slagle(6, 7)	ABF Sr. VP—Sales & Marketing	29,504	*

(iii) All Current Directors and Executive Officers as a Group (17 total)(14)		1,453,570	5.71%

*	Less than 1%

(1)	Based on information contained in Amendment No. 5 to Schedule 13G filed with the SEC by Royce & Associates, LLC on January 22, 2010, Royce & Associates, LLC has sole voting and sole dispositive power with respect to 2,524,065 shares of the Company’s Common Stock.

(2)	Based on information contained in a Schedule 13G filed with the SEC by BlackRock, Inc. on January 29, 2010, BlackRock, Inc. has sole voting and sole dispositive power with respect to 1,881,726 shares of the Company’s Common Stock.

(3)	Based on information contained in Schedule 13G filed with the SEC on February 17, 2010, filed by The Bessemer Group, Incorporated (“BGI”), Bessemer Trust Company, N.A., a wholly owned subsidiary of BGI (“BTNA”), Bessemer Investment Management LLC, a wholly owned subsidiary of BTNA (“BIM”), and Old Westbury Real Return Fund (“OWRRF”). BIM is the investment advisor to OWRRF. The address of BGI is 100 Woodbridge Center Drive, Woodbridge, New Jersey 07095-0980. BGI has shared voting power and shared dispositive power over 1,679,381 shares of the Company’s Common Stock. The address of BTNA is 630 Fifth Avenue, New York, New York 10111. BTNA has shared voting power and shared dispositive power over 1,679,381 shares of the Company’s Common Stock. The address of BIM is 630 Fifth Avenue, New York, New York 10111. BIM has sole voting power and sole dispositive power over 1,679,381 shares of the Company’s Common Stock. The address of OWRRF is 760 Moore Road, King of Prussia, Pennsylvania 19406. OWRRF has sole voting power and sole dispositive power over 1,679,381 shares of the Company’s Common Stock.

(4)	Based on information contained in a Schedule 13G filed with the SEC by Dimensional Fund Advisors LP on February 8, 2010, Dimensional Fund Advisors LP beneficially owns 1,384,403 shares of the Company’s Common Stock and has sole voting power with respect to 1,352,526 shares and sole dispositive power with respect to 1,384,403 shares.

(5)	Based on information contained in a Schedule 13G filed with the SEC by FMR LLC on February 16, 2010, FMR LLC has sole voting power with respect to 200,920 shares of the Company’s Common Stock and sole dispositive power with respect to 1,290,000 shares of the Company’s Common Stock.

(6)	Includes options to purchase shares of Common Stock, which are vested (or will vest within 60 days of the record date) as follows:

	As of February 23, 2010
		Will Vest
	Vested	in 60 Days

Young	—	—
Alden	—	—
Allardyce	7,500	—
Davidson	34,000	—
Edelstein	16,500	—
Legg	10,500	—
McReynolds	20,967	—
Morris	13,500	—
Zakon	1,500	—
Baltz	1,500	—
Kemp	29,000	—
Slagle	23,140	—

(7)	Includes restricted stock shares of the Company’s Common Stock granted under the Company’s 2005 Ownership Incentive Plan. Below are the shares subject to restricted stock awards that are forfeitable and nontransferable and held by the Company’s Directors and Named Executive Officers:

As of February 23, 2010
Young	2,220
Alden	4,888
Allardyce	4,469
Davidson	—
Edelstein	4,440
Legg	4,486
McReynolds	8,600
Morris	4,476
Zakon	4,440
Baltz	8,600
Kemp	6,066
Slagle	6,074

(8)	Includes 924,565 shares of Common Stock held by the Robert A. Young III 2008 Trust and 14,556 shares of Common Stock held by Cross Creek Management Co. of which Mr. Young is director and President. Mr. Young has sole voting and investment power over these shares

(9)	Includes 512 shares of Common Stock held by the John W. Alden Trust, of which Mr. Alden is trustee.

(10)	Includes 8,060 shares of Common Stock held by the Edelstein Living Trust, of which Mr. Edelstein is joint trustee.

(11)	Includes 3,205 shares of Common Stock held by the McReynolds 2005 Joint Trust, of which Ms. McReynolds is co-trustee.

(12)	Includes 6,046 shares of Common Stock held by the Morris Family Trust, of which Mr. Morris is co-trustee.

(13)	Includes 13,225 shares of Common Stock held by the Sharon Ann Kemp Living Trust of which Mr. Kemp holds power of attorney and 1,999 shares held by Mr. Kemp in the Arkansas Best 401(k) and DC Retirement Plan.

(14)	Includes 148,254 shares of Common Stock that may be acquired upon the exercise of options that are currently vested (or will vest within 60 days of the record date) and 78,977 shares of Common Stock that are subject to restricted stock awards granted under the Company’s 2005 Ownership Incentive Plan.
Executive Officers of the Company
The following table sets forth the name, age, principal occupation and business experience during the last five years of each of the current executive officers of the Company and ABF, the Company’s largest subsidiary. The executive officers, including the Named Executive Officers, serve at the pleasure of the Board. For information regarding ownership of the Company’s Common Stock by the executive officers of the Company, see “Principal Stockholders and Management Ownership” on page 17. There are no family relationships among Directors and executive officers of the Company or its subsidiaries.

Name	Age	Business Experience

Judy R. McReynolds President—Chief Executive Officer	47	See previous description under “Directors of the Company.”
Wesley B. Kemp ABF President—Chief Executive Officer	63	Mr. Kemp has been ABF’s President—Chief Executive Officer since January 1, 2010. He was ABF’s President—Chief Operating Officer from August 2008 through December 2009. From February 2006 until August 2008, he was Senior Vice President of Operations of ABF. Mr. Kemp was Vice President—Terminal Operations for ABF from December 1984 through January 2006, Regional Vice President—Operations for ABF from July 1981 through December 1984, and Director—Regional Terminal Operations for ABF from November 1980 until July 1981. Between 1969 and 1980, Mr. Kemp served in ABF’s Operations Department as Equipment Coordinator, Manager—System Design, Manager—Production Systems, and Director—Engineering.
Christopher D. Baltz Senior Vice President—Yield Management & Strategic Development	43	Mr. Baltz has been Senior Vice President—Yield Management and Strategic Development for the Company since January 1, 2008. He previously served as Senior Vice President—Yield Management and Strategic Development for ABF from February 1, 2006 through December 31, 2007. From February 2004 through January 2006, Mr. Baltz served as Vice President—Marketing and Pricing for ABF. He was ABF’s Director—Marketing and Public Relations from November 1997 through January 2004. Between January 1989 and November 1997, Mr. Baltz served in ABF’s Pricing Department as an Analyst, Senior Analyst and Regional Pricing Manager.

Name	Age	Business Experience

J. Lavon Morton Senior Vice President—Tax and Chief Audit Executive	59	Mr. Morton has been Senior Vice President—Tax and Chief Audit Executive since January 1, 2010. He served as the Company’s Vice President—Tax and Chief Internal Auditor from January 2000 through December 2009. From May 1997 to December 1999, Mr. Morton was the Company’s Vice President—Financial Reporting. Mr. Morton joined the Company as Assistant Treasurer in December 1996. Mr. Morton has overseen the Company’s tax reporting since 1996. From 1972 through November 1996, Mr. Morton was employed by Ernst & Young LLP. Mr. Morton was a Partner in Ernst & Young LLP from October 1984 through November 1996. Mr. Morton is a Certified Public Accountant. From January 2003 to October 2005, Mr. Morton was a Director and a designated Audit Committee Financial Expert of BEI Technologies, Inc. BEI was purchased by Schneider Electric in October 2005. Mr. Morton was Chairman of the Tax Policy Committee and a member of the American Trucking Associations Board of Directors from October 2004 to October 2007.
Roy M. Slagle ABF Senior Vice President—Sales and Marketing	56	Mr. Slagle has been Senior Vice President—Sales and Marketing of ABF since February 1, 2006. Mr. Slagle was Vice President— Administration and Treasurer for ABF from January 2000 through January 2006 and Vice President and Treasurer for ABF from 1995 to 2000. He was a Regional Vice President of Sales for ABF from 1989 to 1995. Between 1976 and 1989, Mr. Slagle served ABF as Operations Supervisor at the Dayton, OH terminal; Operations Manager at the Dayton terminal; Branch Manager at the Cincinnati, Ohio terminal; Branch Manager at the Carlisle, PA terminal; and Regional Training Specialist at the Dayton terminal.
Christopher L. Burton Vice President—Economic Analysis	52	Mr. Burton has been Vice President—Economic Analysis for the Company since January 1, 2008. Previously for ABF, he served as Vice President—Economic Analysis from February 1, 2006 through December 31, 2007, Director—Economic Analysis from September 1995 through January 2006, and Manager—Pricing from February 1995 through August 1995. From January 1979 through January 1995, Mr. Burton served the Company’s subsidiary, Data-Tronics Corp., as Manager of Services & Human Resources and Systems Analyst/Programmer and worked for ABC as an Economic Analyst.
David R. Cobb Vice President—Controller	44	Mr. Cobb has been Vice President and Controller of the Company since May 1, 2006. Mr. Cobb was employed by Smith International, Inc., an international oilfield service company, as Vice President and Controller from July 2002 to April 2006 and as Assistant Controller from October 2001 to June 2002. He was employed by Kent Electronics Corporation beginning April 1995, serving as Assistant Treasurer from April 1997 to September 2001. Mr. Cobb was employed by PricewaterhouseCoopers LLP from July 1988 to March 1995. Mr. Cobb is a Certified Public Accountant.

Name	Age	Business Experience

James A. Ingram Vice President—Market Development	42	Mr. Ingram has been Vice President—Market Development for the Company since January 1, 2008. He previously served as Vice President—Market Development for ABF from February 1, 2006 through December 31, 2007. From January 2000 through January 2006, Mr. Ingram was ABF’s Director—Quotation Services. Between January 1990 and December 1999, Mr. Ingram served in ABF’s Pricing Department as an Analyst, Senior Analyst and Pricing Manager.
Michael R. Johns Vice President—General Counsel and Corporate Secretary	51	Mr. Johns has been the Company’s Vice President—General Counsel and Corporate Secretary since April 2, 2007. From 1991 to 2007, he was a partner in the law firm of Dover Dixon Horne PLCC in Little Rock, Arkansas. Mr. Johns was a practicing attorney in two other Little Rock law firms for seven years, including Rose Law Firm, prior to 1991. He is a Certified Public Accountant. Mr. Johns is a member of the American Bar Association, Sebastian County Bar Association and Arkansas Society of Certified Public Accountants.
Donald W. Pearson Vice President—Treasurer	52	Mr. Pearson has been Vice President—Treasurer of the Company since January 1, 2010. He previously served the Company as Director—Cash Management from February 1996 through December 2009 and Supervisor—General Accounting from November 1985 through January 1996.

Compensation Discussion & Analysis
Introduction
The purpose of this Compensation Discussion & Analysis (“CD&A”) is to describe the Company’s compensation program for Named Executive Officers and how it is implemented by the Company and the Compensation Committee (the “Committee”) of the Board of Directors.
The Named Executive Officers for 2009 are listed below:

Named
Executive Officer	Title

Robert A. Davidson	ABC President—Chief Executive Officer (“CEO”) (retired December 31, 2009)
Judy R. McReynolds(1)	ABC Senior Vice President—Chief Financial Officer & Treasurer (“CFO & Treasurer”)
Wesley B. Kemp(2)	ABF President—Chief Operating Officer (“COO”)
Christopher D. Baltz	ABC Senior Vice President—Yield Management & Strategic Development
Roy M. Slagle	ABF Senior Vice President—Sales & Marketing

(1)	On January 1, 2010, Ms. McReynolds was promoted to ABC President & Chief Executive Officer.

(2)	On January 1, 2010, Mr. Kemp was promoted to ABF President—Chief Executive Officer (“ABF CEO”).
Compensation Philosophy and Objectives
The primary objectives of the Company’s executive compensation program are to:
•	attract and retain highly qualified executives;

•	motivate the Company’s leaders to work together as a team to deliver superior business performance;

•	balance rewards between short-term results and the long-term strategic decisions needed to ensure sustained business performance over time; and

•	ensure that the interests and risk tolerance of the Company’s leaders are closely aligned with those of the Company’s stockholders.
As discussed in the sections that follow, the Company uses a variety of compensation vehicles to meet its compensation philosophy and objectives. The Company does not establish a targeted mix of weightings between the various components. Both internal and external influences on our compensation program fluctuate periodically, and the Company has determined that it is in the best interest of the Company, the Company’s stockholders, as well as the Named Executive Officers, to provide the Committee with the flexibility to design a compensation program appropriate to the current market environment and the Company’s goals.
To emphasize the executive team concept, the Company’s compensation programs generally provide equal compensation opportunities to officers holding equal levels of corporate responsibility (such as all vice presidents or all senior vice presidents) within the Company and ABF. With these goals in mind, the Company’s executives earn compensation over different time frames.

Pay Component	Time Frame and Purpose

Salary and Annual Incentives	• Reflect current annual results

Long-Term Incentives	• Reflect results over a minimum of three years

• Provide incentive for improvement in results

Equity Awards	• Align participant’s interests with stockholder interests

Post-Retirement Incentives — Deferrals, Retention and Retirement Accumulations	• When originally implemented, these components were designed to help ensure that executives remain with the Company throughout their working careers

Role of Officers in Determining Compensation
From time to time the Company’s Chairman of the Board; President—Chief Executive Officer; Vice President—General Counsel; Senior Vice President—Chief Financial Officer and Treasurer; Vice President—Tax and Chief Internal Auditor and ABF President—Chief Operating Officer provide analysis and recommendations to the Committee on compensation issues. They also interact with the independent compensation consultant as requested by the Committee. At certain meetings, the President—Chief Executive Officer will present pay recommendations to the Committee for his or her direct reports. The President—Chief Executive Officer does not make recommendations on his or her own compensation. Some or all of the above-listed individuals routinely attend the meetings of the Committee to provide information relating to matters the Committee is considering. None of the above-listed individuals attend Committee executive sessions, except to the extent requested by the Committee. While the Committee will take all recommendations of the officer group listed above into consideration, the Committee alone approves all pay decisions for the Named Executive Officers.
Determining Appropriate Pay Levels and Linkage to Objectives
The Committee has historically utilized a comparison of its compensation program with the compensation levels of executives at similar peer entities in our industry in order to determine whether the Company is providing a competitive compensation program within the market to which we compete for qualified executives. For base salary, the Company has historically targeted between the 25th and 50th percentiles of the market for Named Executive Officers. Annual cash incentives are designed to deliver total cash compensation (salary and annual incentives) to meet or exceed the 50th percentile of the market when the Company performs well. Total direct compensation, including base salary, annual cash incentives, long-term cash incentives and equity awards, is also targeted to meet or exceed the 50th percentile of the market when the Company performs well.
To assess the competitive range of pay for a particular position, the Committee periodically examines pay data for executives in positions of comparable size and complexity at other companies. The Company’s compensation peer group is designated by the Committee after considering input from management and its independent compensation consultant, Hewitt Associates. The industry peer group is comprised of seven trucking companies that the Company considers to be its closest competitors for business and executive talent. The 2009 industry peer companies (which also comprise the same peer list from the 2007 and 2008 years) are listed below:
•	Con-way, Inc.

•	J.B. Hunt Transportation Services, Inc.

•	Landstar System, Inc.

•	Old Dominion Freight Line, Inc.

•	Saia, Inc.

•	Werner Enterprises, Inc.

•	YRC Worldwide, Inc.
The Compensation Committee reviewed proxy data in 2009 for the industry peer group. Due to the continuing unprecedented economic recession, no additional market analysis has been conducted since 2007. Once market conditions return to a more normal level, the Committee will engage a compensation consultant to update the market analysis for our compensation program. There have been no salary increases for Named Executive Officers since April 2008 except in the case of promotions. In addition to base salaries and annual incentive cash compensation, the Named Executive Officers also receive equity-based compensation awards. Due to the strong performance orientation of the annual cash incentive, as discussed on page 25, and the long-term cash incentives as described on page 26, the Committee is satisfied that above-median total cash and total direct compensation will only be awarded when the Company performs well against the historical After-Tax Return on Capital Employed (“ROCE”) (as further described below) and earnings per share growth averages of the S&P 500 companies.
The S&P 500 is considered an appropriate benchmark because it is a broad based group of companies in leading industries in the United States. The S&P 500 is considered to reflect the risk and return characteristics of the broader market on an on-going basis. While the S&P 500 is composed of companies that are larger than our Company, the performance of these companies is considered to reflect stable, well-managed organizations.

Performance at or above this level is considered acceptable performance by management which is worthy of performance-based incentive payments.
The Named Executive Officers receive other types of compensation that are more fully described in the “Retirement and Other Benefits” and the “Perquisites” sections of this CD&A. The Company does not maintain the same objectives with respect to the market for these areas of compensation.
2009 Compensation Overview
The 2009 year was another challenging year due to the severe recessionary environment. As noted in the narrative description following the Summary Compensation Table, the year-to-year comparisons are affected by certain accounting or compensation expense events; nevertheless, 2009 and 2008 annual cash compensation as compared to 2007 decreased significantly for the Named Executive Officers. The average decrease in annual cash compensation for the Named Executive Officers for 2009 as compared to 2007 was 26% and the average decrease for 2008 compared to 2007 was 30%. There was no salary increase for the Named Executive Officers in 2009, and no annual incentive plan compensation was paid based on 2009 performance.
2010 Compensation Overview
For 2010, due to the continuing economic recession, the Committee concluded that no base salary increases should be awarded. For the Annual Cash Incentive Compensation Plan, the Company’s historical ROCE approach was continued and an alternative performance plan based on improvement in cash flow was added in order to incentivize operating performance improvement in an environment where recent results have produced operating losses. The Cash Long-Term Incentive Compensation Plan (“C-LTIP”) was revised by increasing the weighting of the growth factor and establishing a baseline performance for earnings per share in the growth portion of the plan based on historical performance.
Components of Compensation
The principal components of the Named Executive Officers’ compensation are:
•	Base Salary

•	Annual Cash Incentive Compensation

•	Long-Term Cash Incentive Compensation

•	Equity Awards

•	Retirement and Other Benefits

•	Perquisites
Base Salary. Base salaries for Named Executive Officers are reviewed by the Committee on an annual basis. In establishing base salaries, the Committee reviews the following:
•	the Company’s compensation philosophy and objectives as described above

•	its independent compensation consultant’s analysis of the benchmarks, the latest of which was conducted in 2007

•	economic and inflationary factors

•	the Company’s recent and historical financial performance

•	the Company’s strategic plans

•	the resources of the Company

•	the President—Chief Executive Officer’s recommendations (on positions other than his/her own)
The Committee does not assign a specific weighting to any of these factors.

Based on this information, the Committee agreed at both the January 2009 and December 2009 meetings that no pay increases would occur at that time other than in the case of promotions. If the Company’s performance improves, the Committee will review pay levels later in 2010. The Summary Compensation Table shows an increase in salary for 2009 as compared to 2008 because a pay increase occurred in April 2008 and the 2009 salary reflects a full 12 months using the salary increase made in 2008.
Following Robert Davidson’s retirement effective December 31, 2009, Ms. McReynolds and Mr. Kemp received salary increases based on their promotions on January 1, 2010 as noted in the table below.

	2009 Salary	2010 Salary

Judy R. McReynolds (promoted to ABC’s	$275,000	$450,000
President—Chief Executive Officer)(1)

Wesley B. Kemp (promoted to ABF’s	$350,000	$400,000
President—Chief Executive Officer )(2)

(1)	Prior to January 1, 2010, Ms. McReynolds served as ABC Senior Vice President—Chief Financial Officer and Treasurer.

(2)	Prior to January 1, 2010, Mr. Kemp served as ABF President—Chief Operating Officer.
The following table shows the amount of base salary that each Named Executive Officer received for 2009 in comparison to their total compensation:
2009 Base Salary as a Percent of Total Compensation

Robert A. Davidson	$600,000	36%
Wesley B. Kemp	350,000	39%
Judy R. McReynolds	275,000	50%
Christopher D. Baltz	275,000	46%
Roy M. Slagle	275,000	44%
Annual Cash Incentive Compensation. Prior to 2010, the Annual Cash Incentive Compensation Plan benefit was based solely on the Company’s ROCE. ROCE is generally calculated by dividing Net Income (adjusted for nonrecurring or unusual items) by average debt plus average equity for the applicable period. The Committee and management believe that ROCE is a valuable motivational tool since it can be calculated throughout the year by participants. Additionally, ROCE keeps participants focused on the profitable use of Company resources and promotes profitable growth, both of which increase the value of the Company to its stockholders.
The ROCE incentive award scale is based on studies conducted since the inception of the ROCE plan in 1998 by the Company regarding the average ROCE for the S&P 500 publicly traded companies over longer periods of time. Prior to 2009, a minimum of 7% ROCE had to be achieved for any incentive to be earned with higher levels of ROCE resulting in additional earned incentive, subject to a $2 million per participant maximum annual award. Due to the unusually severe recessionary environment, the Committee reviewed the minimum ROCE required to receive an incentive under the Annual Cash Incentive Compensation Plan and concluded that, for the 2009 annual plan, the minimum ROCE should be lowered to 3%.
Named Executive Officers have a salary factor expressed as a percentage of their base salary that is multiplied by a performance factor determined by the ROCE achieved by the Company or ABF, depending on which entity employs the officer.
The following table shows the salary factors:

Incentive Award
Salary Factor
Job Title	(“Salary Factor”)

ABC President & CEO	60%
ABF President & COO	55%
Other Named Executive Officers	50%

The following table shows how ROCE determines the percent of base salary earned for the 2009 Annual Cash Incentive Compensation Plan:

		ABC President & CEO	ABF President & COO	Other NEOs
		Percent of Base	Percent of Base	Percent of Base
	Performance Factor	Salary	Salary	Salary Earned
ROCE % Achieved	Earned	Earned(1)	Earned(2)	(3)
<3%	0%	0%	0%	0%
3%	30%	18%	17%	15%
4%	40%	24%	22%	20%
5%	50%	30%	28%	25%
6%	60%	36%	33%	30%
7%	70%	42%	39%	35%
8%	80%	48%	44%	40%
9%	90%	54%	50%	45%
10%	100%	60%	55%	50%
11%	120%	72%	66%	60%
12%	140%	84%	77%	70%
13%	160%	96%	88%	80%
14%	190%	114%	105%	95%
15%	220%	132%	121%	110%
Above 15%	Increase Performance Factor by 30% for each percentage point above 15% ROCE	+ 18%	+16.5%	+15%

(1)	Performance Factor Earned x Salary Factor for ABC President—CEO (60%).

(2)	Performance Factor Earned x Salary Factor of ABF President—COO (55%)

(3)	Performance Factor Earned x Salary Factor for other Named Executive Officers (50%).
Participants receive 100% of their targeted salary factor if an ROCE level of 10% is achieved during the measurement period. The actual 2009 ROCE as calculated under the Annual Incentive Plan was -10.93%, based primarily on ABF’s separately determined ROCE of -10.33%. Because the 2009 ROCE was less than the 3% threshold to receive an incentive payment, there was no 2009 incentive amount paid under the Annual Cash Incentive Compensation Plan.
The threshold for incentives will be reviewed by the Committee on an annual basis. In January 2010, the Committee agreed that the minimum ROCE should continue to be 3% for the 2010 annual plan. The Committee also concluded that an additional incentive opportunity should be added for the 2010 annual plan. In 2010, Named Executive Officers will have the opportunity to earn an incentive based on cash flow improvement achieved during 2010. This additional performance measure was added to stress the importance of improving cash flow during 2010. The incentive amount for the 2010 annual plan will be based on the greater of the benefit under the existing ROCE formula or the new cash flow improvement plan. However, under no circumstances will a participant receive an incentive under both plans. The Committee also adjusted the maximum annual award from $2 million per participant to the lesser of $3 million per participant (subject to shareholder approval) or 400% of the participant’s base salary.
Long-Term Cash Incentive Compensation. The Committee has adopted three-year cash incentive programs effective for 2007, 2008, 2009 and 2010 (each new three-year measurement period is considered a separate and distinct C-LTIP for purposes of performance measures and payouts), each of which include certain Named Executive Officers as participants. The C-LTIP provides long-term incentive compensation as described below. Management and the Committee believe that the combination of performance measures in the C-LTIP places an emphasis on motivating profitable growth and on the level of profitability from the efficient use of Company assets. Additional detail on potential payout levels can be found in the “Grants of Plan Based Awards” section.

Cash-Based LTIP — In January 2009, the Committee adopted a three-year C-LTIP program for January 1, 2009 through December 31, 2011. The C-LTIP is comprised of two parts:

C-LTIP Components	Weighting

ROCE Portion	60%
Growth Portion	40%
Both the ROCE and Growth Portions of the plan are based on studies conducted by the Company on the three-year averages of ROCE and compounded annual growth rate of consolidated earnings per share for S&P 500 publicly traded companies over longer periods of time.
For the “ROCE Portion,” the Committee determined that it would use the Company’s three-year average ROCE as its performance measure. Prior to the 2009-2011 C-LTIP, a minimum of 7% ROCE had to be achieved for any incentive to be earned with higher levels of ROCE resulting in additional earned incentive. The actual incentive earned for the ROCE Portion was dependent on the three-year average of ROCE achieved and the participant’s average annualized base salary during the measurement period. Participants receive 100% of their targeted salary factor, subject to the applicable weighting for the ROCE Portion, if an ROCE level of 10% is achieved during the measurement period. As with the Annual Cash Incentive Compensation Plan, due to the unusually severe recessionary environment, the Committee reviewed the minimum ROCE required to receive an incentive under the C-LTIP and concluded that for the 2009-2011 C-LTIP, the minimum ROCE should be lowered to 3%.
Two Named Executive Officers currently participate in the C-LTIP as of December 31, 2009. The other Named Executive Officers do not participate in the C-LTIP because they continued to participate in the Supplemental Benefit Plan (“SBP”) and Deferred Salary Agreement (“DSA”) retirement programs. As described more fully below, the Named Executive Officers were given an election to remain in the SBP and DSA or transition to the C-LTIP program.
Participating Named Executive Officers have a salary factor expressed as a percentage of their base salary (50%). The following table shows how ROCE determines the percent of base salary earned under the ROCE Portion for the 2009-2011 C-LTIP:

		Participating NEOs
	Performance	Percent of Average
ROCE % Achieved	Factor Earned	Base Salary Earned(1)
<3%	0%	0%
3%	30%	9%
4%	40%	12%
5%	50%	15%
6%	60%	18%
7%	70%	21%
8%	80%	24%
9%	90%	27%
10%	100%	30%
11%	120%	36%
12%	140%	42%
13%	160%	48%
14%	190%	57%
15%	220%	66%
Above 15%	Increase Performance Factor by 30% for each percentage point above 15% ROCE	+9%

(1)	Performance Factor Earned x Salary Factor for Participating Named Executive Officers (50%) x ROCE weighting (60%).

In January 2010, the Committee agreed that the minimum ROCE should continue to be 3% for the 2010-2012 C-LTIP. Future C-LTIP plans will be reviewed by the Committee on an annual basis for appropriateness of the ROCE levels based on both the internal and external environment.
For the 2009-2011 C-LTIP, the Growth Portion is based on the Company achieving an increase in consolidated earnings per share (“EPS”) in the final year of the C-LTIP over the consolidated EPS average for the three-year period preceding the commencement of the 2009-2011 C-LTIP. This is expressed as a compounded annual growth rate for the measurement period. Participants receive 100% of their targeted salary factor, subject to the applicable weighting for the Growth Portion, if a compounded growth rate of 8% is achieved for the measurement period. A minimum of 4% compounded annual growth rate must be achieved for any incentive to be earned. The actual incentive earned for the Growth Portion will depend on the compounded annual growth rate achieved and the participant’s average annualized base salary during the measurement period.
Participating Named Executive Officers have a salary factor expressed as a percentage of their base salary (100%). The following table shows how the compounded annual growth rate of consolidated EPS determines the percent of base salary earned under the Growth Portion of the 2009-2011 C-LTIP:

Compounded Annual		Participating NEOs
Growth Rate of		Percent of Average
Consolidated EPS %	Performance Factor	Base Salary
Achieved	Earned	Earned(1)
<4%	0%	0%
4%	20%	8%
5%	40%	16%
6%	60%	24%
7%	80%	32%
8%	100%	40%
9%	120%	48%
10%	140%	56%
11%	160%	64%
12%	180%	72%
13%	210%	84%
Above 13%	Increase Performance Factor by 30% for each 1% increase in the Compounded Annual Growth Rate of Consolidated EPS in excess of 13%	+12%

(1)	Performance Factor Earned x Salary Factor for Participating Named Executive Officers (100%) x Growth weighting (40%).
The maximum total C-LTIP that may be paid out per participant is $2 million for each three-year measurement period. Any payments for the 2009-2011 C-LTIP will be made in January 2012.
The Committee changed the weighting for the 2010-2012 C-LTIP from 60% ROCE and 40% EPS Growth to 40% ROCE and 60% EPS Growth to encourage focus on growth during the measurement period. The Committee also adjusted the maximum award from $2 million to 400% of the participant’s average base salary during the measurement period, subject to a cap of $2 million times the number of years in the measurement period. Also, in order to comply with recent rulings by the Internal Revenue Service (the “IRS”) under Section 162(m) of the IRC, the 2010-2012 C-LTIP awards will provide for payment of the award at the time a change in control occurs, at the greater of deemed target performance or the performance actually attained at the time of a change in control. Previous C-LTIP awards were payable upon a qualified termination of employment during the 24-month period following a change in control. However, under the IRS’s new rulings, performance can no longer be deemed attained in a double trigger situation.

Equity Awards. The Company’s policies and practices for aligning the Named Executive Officers’ interests with stockholders’ interests and encouraging stock ownership by Named Executive Officers are described below:
Stock Ownership Policy — The Committee believes that the Named Executive Officers should maintain meaningful equity holdings in the Company. In October 2007, the Board of Directors adopted a Stock Ownership Policy (the “Policy”) for Named Executive Officers. The Policy was effective January 1, 2008. Under this Policy, Named Executive Officers must own stock with a value equal to or greater than the following multiple of their base salary by January 1, 2013.

Position Title	Stock Ownership Multiple

ABC President & CEO	3 x base salary
Other Named Executive Officers	2 x base salary
Participants may not sell any shares granted under a Company award agreement (except to pay the exercise price of stock options or taxes generated as a result of equity grants) until they satisfy the stock ownership requirement. Stock owned in a Company-sponsored retirement plan, unvested restricted stock, unvested RSUs and stock owned outright count toward the ownership requirement. Should a person covered by the policy fail to have the required amount accumulated after five (5) years, then further equity grants may be discontinued until the person has complied with the Policy. The Committee monitors ownership levels annually and believes that adequate progress is being made toward the stated guidelines. The Committee reserves the right to amend or terminate the Policy at any time or waive the restrictions for any individual at its sole discretion.
Equity Award Practices — In October 2007, the Committee updated its policy for granting equity awards. This policy states:
•	the Committee shall be responsible for the granting of all equity-based compensation

•	the award dates for each grant shall be five business days following the Company’s first quarter earnings release for a given year

•	the exercise price or value of the grant shall be determined by reference to the closing price of the Company’s Common Stock on the specified award date

•	the number of shares/units awarded will be based on stated dollar amounts for each participant
Prior to 2005, the Named Executive Officers were awarded stock options. A portion of these options are still outstanding and all outstanding options are fully vested.
In April 2005 and 2006, the Committee awarded restricted stock shares to the Named Executive Officers. These awards provided for five-year cliff vesting, thus the restricted stock awards are expected to vest in 2010 and 2011.
Beginning in April 2007, the Committee decided to grant restricted stock units (“RSUs”) rather than restricted stock for tax flexibility purposes. The Committee believes the awarding of RSUs with five-year cliff vesting facilitates the Named Executive Officers’ accumulation of an equity interest in the Company. This vesting schedule also assists the Named Executive Officers in complying with the Stock Ownership Policy. Stock will be issued in settlement of the RSUs upon vesting.
In 2009, Named Executive Officers were granted RSUs under the Company’s 2005 Ownership Incentive Plan as follows:

Named Executive Officer	RSUs Granted

Robert A. Davidson	14,600
Wesley B. Kemp	10,600
Judy R. McReynolds	8,000
Christopher D. Baltz	8,000
Roy M. Slagle	8,000

The number of shares awarded to each Named Executive Officer was based on the Named Executive Officer’s position within the Company. Other considerations included the total number of shares available to be granted, the number of previously granted RSUs currently outstanding and potential shareholder dilution.
See the “Outstanding Equity Awards at 2009 Fiscal Year-End” section for additional information.
Retirement and Other Benefits. The Named Executive Officers are eligible to participate in the retirement and benefit programs as described below. The Committee reviews the overall cost to the Company of the various programs generally on an annual basis or when changes are proposed. Historically, the Committee believed the benefits provided by these programs were important factors in attracting and retaining the overall officer group including the Named Executive Officers. More recently, the Committee has moved toward replacing the SBP and DSA with performance-based plans.
Historically, the Company and ABF have provided officers with the predominate portion of their long-term cash compensation through post-employment payments under the SBP and DSA retirement programs. It is the Committee’s belief that the C-LTIP should be more effective in motivating the officer group to achieve multiyear strategic and financial objectives than postemployment cash compensation under the SBP and DSA programs. In transition to the C-LTIP, the Committee sought to balance the SBP and DSA participants’ existing expectations and rights under the plans with the Committee’s desire to curtail the programs. In December 2005, the SBP and the DSA programs were closed to new entrants and a cap was placed on the maximum SBP payment. In place of the SBP and DSA programs, new officers of the Company or ABF appointed after 2005 are eligible to participate in the C-LTIP.
Each of the Named Executive Officers has participated in the SBP and DSA program since their appointment as an officer of the Company or ABF. As part of the Committee’s transition program, officers who were already participants in the SBP and DSA programs were given an irrevocable election in November 2006 to have their benefits under the SBP and DSA frozen as of January 31, 2008, and begin participating in the C-LTIP beginning in 2007. Based on this election opportunity, two Named Executive Officers, Ms. McReynolds and Mr. Baltz, agreed to freeze their SBP and DSA benefits as of January 31, 2008. Beginning in 2007, these Named Executive Officers began participating in the C-LTIP as described above.
SBP accruals were frozen for all remaining participants effective December 31, 2009. The Named Executive Officers still participating in the SBP and DSA as of the December 31, 2009 SBP freeze date were given two election options: (i) Freeze their DSA benefit as of December 31, 2009 and commence participation in the C-LTIP beginning January 1, 2010; or (ii) Continue participation in the DSA. Mr. Slagle elected to freeze his DSA benefit as of December 31, 2009 and began participation in the C-LTIP beginning January 1, 2010. Mr. Kemp elected to continue participating in the DSA.
Supplemental Benefit Plan — The Company and ABF have a noncontributory, unfunded supplemental pension benefit plan that supplements benefits under the Arkansas Best Corporation Pension Plan (the “Pension Plan”). Under the SBP, the Company will pay sums in addition to amounts payable under the Pension Plan to eligible officers, including the Named Executive Officers. See the “2009 Pension Benefits” section for more information.
Deferred Salary Agreements — The Company and ABF also have unfunded, noncontributory Deferred Salary Agreements with certain of their officers, including the Named Executive Officers. See the “2009 Pension Benefits” section for more information.
Pension Plan — As part of their postemployment compensation, the Named Executive Officers participate in the Company’s Pension Plan on the same basis as all other eligible noncontractual employees hired prior to January 1, 2006. See the “2009 Pension Benefits” section for more information on the benefit and terms and conditions of the Pension Plan.
401(k) Savings Plan — The Company maintains the Arkansas Best 401(k) and DC Retirement Plan for eligible noncontractual employees. The Named Executive Officers are eligible to participate in this plan on the same basis as all other eligible employees. Prior to 2010, the Company matched 50% of the employee’s contributions up to a maximum of 6% of the employee’s eligible earnings subject to the IRS annual compensation limit. Due to the severe economic environment, the 401(k) match was suspended effective January 1, 2010.
Voluntary Savings Plan (“VSP”) — The Arkansas Best VSP is a nonqualified plan created to offset the IRC limitations on contributions to the Company’s 401(k) plan for certain eligible officers, including the Named Executive Officers. Prior to 2010, the Company matched 15% of the participant’s contributions up to a maximum annual match amount of $15,000. The match was suspended for the VSP effective January 1, 2010. See the “2009 Non-Qualified Deferred Compensation” section for a more detailed description of the VSP and amounts the Named Executive Officers have deferred under the VSP.
Health and Welfare Plans — The Company provides medical, dental, vision, life insurance and disability benefits to all eligible noncontractual employees. The Named Executive Officers are eligible to participate in these benefit plans on the same basis as all other employees. The Named Executive Officers also have individual long-term disability policies subsidized by the Company that supplement the group disability policy.
Officer Life Insurance — The Company’s and ABF’s officers, including the Named Executive Officers, are provided with life insurance coverage of $1 million in the event they suffer accidental death while traveling on Company business.
Post-Employment Medical Plan (“Executive Medical Plan”) — The Company provides the Named Executive Officers and their eligible dependents with lifetime health coverage under the Company’s Executive Medical Plan following their termination of employment after age 55 with ten years of service. The health coverage is provided through a fully insured third-party provided health plan. Premiums for the lifetime health coverage for eligible officers and their dependents are fully paid by the Company once an eligible terminated officer reaches age 60. Prior to age 60, the terminated eligible officer is required to reimburse the Company for a portion of the premium, which has historically been set at the Company’s then current COBRA rate.
The Executive Medical Plan provides that coverage will be forfeited if the officer becomes an employee, consultant or has an ownership interest in any competitor of the Company.
Perquisites. Perquisites are generally limited to situations where there is some related business benefit to the Company, such as spousal attendance at Company or industry events. See the “Summary Compensation Table” for a listing of the reportable perquisites for the Named Executive Officers.
Employment Agreements and Change in Control Provisions
None of the Named Executive Officers have an employment agreement with the Company. Each of the officer compensation programs listed below contains provisions which accelerate that program’s benefit if certain Company change in control events occur:
•	Annual Cash Incentive Plan

•	Equity Awards

•	C-LTIP

•	DSA

•	VSP
The accelerated benefits are intended to provide the officer participants with a reasonable severance package that is based on the value the officers have created and that is realized by the Company’s stockholders in the event of a change in control. Generally, these change in control provisions provide that accelerated benefits will not be paid to the limited extent such benefit would constitute an excess parachute payment under IRC Section 280G. None of the change in control provisions require the Company to gross-up a Named Executive Officer for taxes they may owe on change in control benefits. See the “Potential Payments Upon Termination or Change in Control” section for additional information regarding these change in control provisions.

Ethical Conduct
The Committee has implemented a policy for the “clawback” of any bonus or incentive compensation awarded to any executive officer, including a Named Executive Officer, whose misconduct contributed to the Company being required to restate its financial statements. Under the terms of the policy, the Board will require reimbursement of any bonus or incentive compensation awarded or effect the cancellation of unvested restricted or deferred stock awards previously granted to the executive officer under the scenarios described below:
•	The amount of the bonus or incentive compensation was calculated based upon the achievement of certain financial results that were subsequently the subject of the restatement

•	The executive officer engaged in intentional misconduct that caused or partially caused the need for the restatement

•	The amount of the bonus or incentive compensation that would have been awarded to the executive officer had the results been properly reported would have been lower than the amount actually awarded
Tax and Accounting Implications
Deductibility of Executive Compensation. Section 162(m) of the IRC generally precludes a public company from taking a federal income tax deduction for annual compensation in excess of $1 million per individual paid to its Chief Executive Officer or the other three most highly compensated officers of the Company (other than the Chief Executive Officer or Chief Financial Officer). Under Section 162(m), certain compensation, including “performance-based compensation,” is excluded from this deduction limitation. It is the Committee’s intent to structure compensation paid to the officers to be fully deductible; however, from time to time, the Committee may award compensation that may not be fully deductible if it determines that such awards are consistent with its compensation philosophy and in the best interests of the Company and its stockholders. The Committee has been advised that all of the 2009 compensation paid to the Named Executive Officers is deductible.
Non-Qualified Deferred Compensation. The Company designs and operates its nonqualified deferred compensation arrangements in a manner that is intended to be in compliance with Section 409A of the IRC and the final regulations issued thereunder.
Compensation Committee Report
The Compensation Committee generally meets in conjunction with the Company’s regular Board of Directors meetings, but also holds special meetings when deemed appropriate. In 2009, the Compensation Committee met seven times. The Nominating/Corporate Governance Committee has determined that each member of the Compensation Committee meets applicable NASDAQ independence standards and IRC Section 162(m) nonemployee director requirements. The Compensation Committee Charter is published in the Corporate Governance section of the Company Web site at www.arkbest.com.
The Compensation Committee has reviewed and discussed the above Compensation Discussion and Analysis with management and based on the review and discussions, the Compensation Committee recommended to the Company’s Board of Directors that it be included in the Company’s Annual Report filed on Form 10-K and, as applicable, the Company’s 2010 Proxy Statement.

Committee Members

William M. Legg, Chairman
John H. Morris
John W. Alden

Compensation Committee
Interlocks and Insider Participation
None of the Compensation Committee members are officers or employees or former officers or employees of the Company. No ABC executive officer serves as a member of the Board of Directors of any other entity or the Compensation Committee of any other entity that has one or more executive officers serving as a member of the ABC’s Board or Compensation Committee. Messrs. Legg, Alden and Morris served on the Compensation Committee in 2009.
Summary Compensation Table
The following table sets forth information regarding compensation earned in 2007, 2008 and 2009 by the Company’s Named Executive Officers. Named Executive Officers are identified in the table below and in other tables that follow, based on the title and position they held during 2009, with any subsequent change in the title or position reflected in the footnotes to the Summary Compensation Table.

						Change in Pension
						Value and
						Non-Qualified
					Non-Equity	Deferred
Name and					Incentive Plan	Compensation	All Other
Principal Position	Year	Salary	Stock Awards	Option Awards	Compensation	Earnings	Compensation	Total
		($)	($)(1)	($)(2)	($)(3)	($)(4)	($)(5)	($)

Robert A. Davidson(6)	2009	$600,000	$226,991	$—	$—	$748,099	$100,462	$1,675,552
ABC President—CEO	2008	587,500	218,039	26,069	—	2,253,575	56,725	3,141,908
(Retired December 31, 2009)	2007	545,833	151,372	42,807	316,365	2,109,320	26,701	3,192,398

Wesley B. Kemp(7)	2009	350,000	249,610	—	—	265,350	39,405	904,365
ABF President—COO	2008	300,000	148,864	19,547	—	861,392	35,656	1,365,459
	2007	249,167	94,982	31,987	133,553	352,747	6,930	869,366

Judy R. McReynolds(8)	2009	275,000	160,720	—	—	109,672	8,471	553,863
Senior Vice President—Chief	2008	268,750	122,260	19,547	—	—	8,021	418,578
Financial Officer & Treasurer	2007	249,167	87,485	31,987	143,111	121,341	6,930	640,021

Christopher D. Baltz	2009	275,000	160,720	—	—	139,152	11,168	586,040
Senior Vice President—	2008	268,750	122,260	18,736	—	—	34,015	443,761
Yield Management &	2007	249,167	87,485	19,364	156,317	161,118	6,930	680,381
Strategic Development

Roy M. Slagle	2009	275,000	159,614	—	—	158,841	25,907	619,362
ABF Senior Vice President—	2008	268,750	129,334	19,547	—	665,878	55,121	1,138,630
Sales and Marketing	2007	249,167	87,485	31,987	133,553	300,704	9,901	812,797

(1)	The amounts reflect the share-based compensation expensed for years 2007, 2008 and 2009 by the Company for financial reporting purposes, excluding estimated forfeitures, under the 2005 Ownership Incentive Plan for restricted stock awards granted on April 20, 2005 and April 17, 2006 and RSUs awarded on April 23, 2007, April 30, 2008 and April 29, 2009. The assumptions used are discussed in Notes B and J to the Company’s consolidated financial statements in the Annual Report on Form 10-K for the years ended December 31, 2009, 2008 and 2007. The actual amount realized by the officer will vary based on a number of factors, including the Company’s performance, stock price fluctuations and applicable vesting. Dividends are paid on restricted stock and RSUs at the same rate and at the same time as the dividends paid to Company stockholders. Mr. Davidson’s 2009 RSU award was forfeited as of his early retirement on December 31, 2009.

(2)	Share-based compensation expense recognized in 2007 and 2008 includes the pro rata cost of stock options previously granted to Named Executive Officers and fully vested as of January 28, 2009, and is based on the grant date fair value estimated using a Black-Scholes-Merton option pricing model. The assumptions used and the resulting fair value of stock options granted in 2002, 2003 and 2004 are as follows:

	2002	2003	2004
Risk-free rates	4.3%	2.7%	2.9%
Volatility	61.0%	56.2%	53.6%
Weighted-average life	4 years	4 years	4 years
Dividend yields	0.01%	1.2%	1.7%
Estimated weighted-average fair value per share	$11.86	$10.39	$11.52

The estimated fair value of the options is amortized to expense over the options’ vesting period.

(3)	There were no amounts accrued under the C-LTIPs during 2009 for the 2007-2009, 2008-2010 or the 2009-2011 C-LTIPs. There was no annual cash incentive compensation earned during 2009 for any Named Executive Officer under the Annual Cash Incentive Compensation Plan. See the “2009 Grants of Plan-Based Awards” table for additional information on these plan awards.

(4)	Reflects the increase/decrease in actuarial value for each year related primarily to the Company’s legacy Supplemental Benefits Plan (“SBP”) and Deferred Salary Agreements (“DSAs”) which have been frozen to new entrants and only apply to certain Named Executive Officers. The amount of the change in pension values reflected above results from lower interest rates applied to obligations in 2009 and each Named Executive Officer’s base salary increase, years of service and age. The value is determined using the same assumptions as used by the Company for financial reporting purposes for the Arkansas Best Corporation Pension Plan, SBP and DSAs. See the “2009 Pension Benefits” section for additional information on these plans. Earnings under the Arkansas Best Voluntary Savings Plan are not above market and are not included in this column. There is a negative value for Mr. Davidson’s DSA due to his retirement on December 31, 2009 and for Mr. Slagle because his DSA was frozen effective December 31, 2009. Previous disclosure amounts for Mr. Davidson and Mr. Slagle were equal to the present value of their unreduced benefit based on retirement at age 65. The change in value by plan is as follows:

	Davidson	Kemp	McReynolds	Baltz	Slagle

Pension Plan	$57,081	$6,662	$34,898	$47,186	$107,873
Supplemental Benefit Plan	691,018	212,360	70,634	86,071	50,968
Deferred Salary Agreement	(60,605)	46,328	4,140	5,895	(82,712)

Total Increase	$687,494	$265,350	$109,672	$139,152	$76,129

(5)	All Other Compensation for 2009 consists of the following:

	Davidson	Kemp	McReynolds	Baltz	Slagle

401(k) Company Match	$7,350	$5,404	$7,350	$7,350	$7,350
Long-term Disability Premiums	2,819	1,559	941	801	1,161
24-Hour Accidental Death Premiums	180	180	180	180	180
Vacation Pay	57,692	—	—	—	—
Perquisites(i)	27,051	29,713	—	—	14,001
Gross-Ups(ii)	5,370	2,549	—	2,837	3,215

Total Other Compensation	$100,462	$39,405	$8,471	$11,168	$25,907

(i)	Perquisite values for Messers. Davidson, Kemp and Slagle include expenses for spousal travel to Company or industry events and any related Company lost tax deduction resulting from the spouse accompanying the Named Executive Officer on a Company airplane, incidental direct or indirect expense determined to have a personal aspect, nominal gifts related to business activities and a Christmas gift from the Company. In addition, Messers. Davidson and Slagle’s perquisite value includes travel club fees. Mr. Davidson’s perquisite value also includes a retirement gift.

In general, the Company’s executive officers are not allowed to use corporate aircraft for personal trips. When appropriate for business purposes, executive officers’ spouses are permitted to accompany them on trips. Executive officers are also permitted to invite their spouse or other personal guests to occasionally accompany them on business trips when space is available. When the spouse’s or guest’s travel does not meet the IRS standard for “business use,” the cost of that travel, determined under the IRS Standard Industrial Fair Level, is imputed as income to the executive officer, and if the spouse’s travel was related to a business purpose, the Company will reimburse the executive officer for the associated income tax resulting from the imputed income.

The Company determines the cost of personal use of Company aircraft using all aircraft operating costs and total flight hours as prescribed by IRS Notice 2005-45 and related regulations. Under IRS rules, spousal travel on a business trip is generally considered nonbusiness travel. The incremental cost to the Company included in the perquisite values above is based on the Company’s normal effective income tax rate.

(ii)	Gross-ups for Messrs. Davidson, Kemp, Baltz and Slagle are for spousal travel to a Company or industry event.

(6)	Mr. Davidson served as a member of the Company’s Board of Directors and President—CEO of the Company through his retirement date on December 31, 2009. Mr. Davidson received no compensation for his service as a Director.

(7)	Mr. Kemp became ABF President—Chief Executive Officer effective January 1, 2010.

(8)	Ms. McReynolds became ABC President—Chief Executive Officer effective January 1, 2010.
2009 Grants of Plan-Based Awards
The following table provides information related to nonequity and equity-based awards made to the Named Executive Officers for the 2009 fiscal year:

				Estimated Future Payouts
				Under Non-Equity Incentive			All Other
				Plan Awards(2, 3)			Stock Awards
							Number of
							Shares of	Grant Date Fair
		Grant	Approval				Stock or	Value of Stock
Name	Award	Date	Date		Target		Units	Awards
(a)	Type(1)	(b)	(c)(4)	Threshold	($) (d)	Maximum	(#) (d)(5)	(e)(6)

Robert A. Davidson	AIP	01/27/2009	N/A	$—	$360,000	$2,000,000
	RSU	4/29/2009	4/20/2009				14,600	$329,230

Wesley B. Kemp	AIP	01/27/2009	N/A	—	192,500	2,000,000
	RSU	4/29/2009	4/20/2009				10,600	239,030

Judy R. McReynolds	AIP	01/27/2009	N/A	—	137,500	2,000,000
	RSU	4/29/2009	4/20/2009				8,000	180,400
	C-LTIP	01/27/2009	N/A	—	192,500	2,000,000

Christopher D. Baltz	AIP	01/27/2009	N/A	—	137,500	2,000,000
	RSU	4/29/2009	4/20/2009				8,000	180,400
	C-LTIP	01/27/2009	N/A	—	192,500	2,000,000

Roy M. Slagle	AIP	01/27/2009	N/A	—	137,500	2,000,000
	RSU	4/29/2009	4/20/2009				8,000	180,400

(1)	Award Types:

AIP = Annual Incentive Compensation Plan

RSU = Restricted Stock Units granted under the 2005 Ownership Incentive Plan

C-LTIP = Three-Year Long-Term Incentive Compensation Plan (2009-2011 Plan Period)

(2)	The 2009 performance criteria for the AIP was approved by the Compensation Committee of the Company’s Board of Directors on January 27, 2009. Amounts shown in the “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” column represent the target and maximum payment levels with respect to 2009 awards under the AIP. There is no threshold level. Awards under the AIP are described in greater detail in the narrative following this table and in the section above entitled “Compensation Discussion & Analysis — Components of Compensation — Annual Cash Incentive Compensation.” As reflected in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table, no payments were made with respect to the 2009 AIP awards since ROCE was less than 3%.

(3)	The performance criteria for the C-LTIP award was approved by the Compensation Committee of the Company’s Board of Directors on January 27, 2009. Amounts shown in the “Estimated Future Payments Under Non-Equity Incentive Plan Awards” column represent the target and maximum payment levels with respect to C-LTIP awards granted in 2009. There is no threshold level. Awards under the C-LTIP are described in greater detail in the narrative following this table and in the section above entitled “Compensation Discussion & Analysis — Components of Compensation — Long-Term Cash Incentive Compensation.”

(4)	The RSU Award was approved by the Compensation Committee on April 20, 2009; however, the award was not effective until April 29, 2009. The terms of the Company’s equity award policy were updated in October 2007, making the effective date of an equity award the date which is five business days following the Company’s first quarter earnings release for a given year.

(5)	Reflects the number of RSUs awarded under the 2005 Ownership Incentive Plan on April 29, 2009.

(6)	Reflects the full grant date fair value ($22.55 per share) of RSU awards made under the 2005 Ownership Incentive Plan on April 29, 2009.
Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table
Discussion of Total Compensation Reported in Summary Compensation Table for 2009
Annual cash compensation for both 2009 and 2008 reflects lower amounts compared to prior years, due to the Company’s weaker performance in those years as a result of the severe recessionary environment. The “Total Compensation” amounts, as shown in the Summary Compensation Table, in some cases, do not reflect the same year over year decreases as annual cash compensation due to the accounting requirements for other compensation elements. For instance, the amount of the change in pension values shown in the Summary Compensation Table results from lower interest rates applied to obligations in 2009 and changes in each Named Executive Officer’s years of service and age. In addition, even though Named Executive Officers at the same officer level receive the same level of annual equity awards, the expense amounts in the Summary Compensation Table for the Named Executive Officers differ due to the officers’ individual retirement vesting eligibility dates. Share-based awards are amortized to compensation expense over the five-year vesting period or the period over which the Named Executive Officer first becomes eligible for retirement, whichever is shorter.
Non-Equity Incentive Awards
Annual Incentive Compensation Plan: The 2009 awards granted under the Company’s AIP were made on January 27, 2009. Awards under the AIP become payable based on the Company’s actual performance for the year in relation to pre-established performance goals. AIP awards earned are generally paid as soon as administratively practicable following the date the awards are calculated, but no later than March 15 of the year following the year to which the performance goals relate. Participants generally must be employed on the payment date in order to receive payment of their earned AIP awards. However, if participants are terminated during the plan year due to early retirement (age 55 with 10 years of service), normal retirement (age 65), death or disability, such participants remain eligible to receive payment of their full AIP award, provided, in the case of early or normal retirement, the individual has been a participant for at least 90 days during the plan year. Upon any other termination, a participant’s award will be forfeited, unless the Compensation Committee, in its discretion, decides that a prorated award should be paid. Upon a change in control, participants are entitled to a pro rata payment equal to the greater of 100% of their target salary factor or the final award actually determined for the plan year during which the change in control occurs. Target salary factors are set forth in the “Compensation Discussion & Analysis” in the section entitled “Components of Compensation — Annual Cash Incentive Compensation.” Additional information regarding the treatment of these awards upon termination or a change in control is provided in the section below entitled “Potential Payments Upon Termination or Change in Control.”
For 2009, the performance goals were based on ROCE for the Company, and an ROCE of at least 3% for 2009 was necessary to trigger any payments under the 2009 AIP awards. Higher ROCEs result in higher incentive payments, and the maximum payment to any individual allowed under the plan during 2009 was $2,000,000. Because the Company’s ROCE did not reach 3% for 2009, no payments were made with respect to the AIP awards granted in 2009. See the “Compensation Discussion & Analysis” in the section above entitled “Components of Compensation — Annual Cash Incentive Compensation” for further detail regarding awards under the Company’s AIP.

C-LTIP Plan: The 2009 awards granted under the C-LTIP were granted on January 27, 2009. Ms. McReynolds and Mr. Baltz are the only Named Executive Officers that participate in the 2009-2011 C-LTIP. Awards under the C-LTIP become payable based on the Company’s actual performance over a three- year measurement period in relation to pre-established performance goals. Generally, participants in the C-LTIP must remain employed through the end of the measurement period in order to receive payment of any earned award. However, if participants have at least 12 months of employment during a measurement period, such participants are eligible for a prorated benefit upon retirement (age 55 with 10 years of service), death or disability based on their base salary received and the period of time employed during the measurement period.
If termination of the participant occurs within 24 months of a change in control either for good reason or without cause (as such terms are defined in the C-LTIP), the participant is entitled to a pro rata benefit based on the number of months of participation in the applicable measurement period, equal to the greater of 100% of their target salary factor or the actual award earned during the measurement period. Target salary factors are set forth in the “Compensation Discussion & Analysis” in the section entitled “Components of Compensation — Long-Term Cash Incentive Compensation.” Additional information regarding the treatment of these awards upon termination or a change in control is provided in the section below entitled “Potential Payments Upon Termination or Change in Control.”
For the 2009-2011 C-LTIP, the performance goals were based on ROCE and earnings per share growth for 2009 through 2011. No payment is made under the ROCE portion of the C-LTIP if the ROCE is less than 3%, with higher ROCEs resulting in higher incentive payments. No payment is made under the earnings per share growth portion of the C-LTIP if the compounded annual growth rate of consolidated earnings per share is less than 4%, with higher growth amounts resulting in higher incentive payments. The maximum payment to any individual allowed under the 2009-2011 C-LTIP is $2,000,000. The incentive earned under the C-LTIP plan will depend on the actual three-year average of ROCE achieved, the earnings per share growth and the participant’s average annualized base salary during the measurement period. Any payment for the C-LTIP award associated with 2009-2011 measurement period will be calculated and paid in January 2012.
Stock Awards under the 2005 Ownership Incentive Plan
Restricted Stock Units (“RSUs”) were granted under the Company’s 2005 Ownership Incentive Plan on April 29, 2009. Vesting and settlement of RSUs generally occurs on the earlier of the fifth anniversary of the award date or the date the participant experiences a qualifying termination from employment with the Company. Upon a participant’s normal retirement (age 65) or termination due to death or disability, the RSUs will accelerate in full. If termination of the participant occurs within 24 months of a change in control of the Company for good reason or without cause (as defined in the RSU agreement), the participant’s RSUs become fully vested and will be distributed as soon as administratively possible, except where payment must be delayed for six months for key employees as required by Section 409A of the IRC. Upon early retirement eligibility (age 55 with 10 years of service), if a minimum of twelve months have elapsed since the award date, the participant is entitled to a pro rata number of RSUs based on the number of whole months since the award date. The remaining shares subject to the RSUs will continue to vest with respect to 1/60 of the total number of shares subject to the award each month through the participant’s actual early retirement date. A participant does not have to terminate employment in order to vest upon normal or early retirement eligibility, but no RSUs will be distributed until actual termination or the fifth anniversary of the award date, if earlier. Dividend equivalents are paid on RSUs at the same rate and at the same time as the dividends paid to Company stockholders.

Outstanding Equity Awards at 2009 Fiscal Year-End
The following table provides information related to any equity-based awards outstanding as of December 31, 2009 for the Named Executive Officers:

Option Awards(1)					Stock Awards
	Number of	Number of
	Securities	Securities
	Underlying	Underlying			Number of		Market Value of
	Unexercised	Unexercised	Option	Option	Shares or Units		Shares or Units of
	Options	Options	Exercise	Expiration	of Stock that		Stock that Have Not
Name	(#) Exercisable	(#) Unexercisable	Price	Date	Have Not Vested		Vested
(a)	(b)	(c)	($) (d)	(e)	(#)(2) (f)		($)(3) (g)

Robert A. Davidson					0	(9)	$0
	10,000	—	$24.3750	1/18/2011	0	(9)	0
	4,000	—	28.0500	12/19/2011	0	(9)	0
	10,000	—	24.5900	12/31/2011	0	(9)	0
	10,000	—	29.1000	12/31/2011	0	(9)	0

Wesley B. Kemp		—			267	(4)	7,858
	10,000		24.3750	1/18/2011	1,227	(5)	36,111
	4,000	—	28.0500	12/19/2011	2,147	(6)	63,186
	7,500	—	24.5900	1/22/2013	3,067	(7)	90,262
	7,500	—	29.1000	1/28/2014	10,600	(8)	311,958

Judy R. McReynolds					4,000	(4)	117,720
	4,000	—	24.3750	1/18/2011	4,600	(5)	135,378
	3,467	—	28.0500	12/19/2011	4,600	(6)	135,378
	6,000	—	24.5900	1/22/2013	4,600	(7)	135,378
	7,500	—	29.1000	1/28/2014	8,000	(8)	235,440

Christopher D. Baltz					4,000	(4)	117,720
					4,600	(5)	135,378
					4,600	(6)	135,378
					4,600	(7)	135,378
	1,500	—	29.1000	1/28/2014	8,000	(8)	235,440

Roy M. Slagle	2,400	—	13.6250	4/19/2010	267	(4)	7,858
	4,140	—	24.3750	1/18/2011	1,227	(5)	36,111
	4,000	—	28.0500	12/19/2011	2,147	(6)	63,186
	7,500	—	24.5900	1/22/2013	3,067	(7)	90,262
	7,500	—	29.1000	1/28/2014	8,000	(8)	235,440

(1)	All stock options previously granted (i) have an exercise price not less than the closing price of the Company’s Common Stock on the grant date, (ii) became exercisable with respect to 20% of total option shares each year, generally starting on the first anniversary of the grant date, and (iii) are granted for a term of 10 years. Upon normal retirement (age 65), death, disability or change in control of the Company, a participant’s stock options will vest in full, except the Company has the discretion to limit the accelerated vesting of option upon a change in control if such accelerated vesting would result in excess parachute payments under Section 280G of the IRC. Following a participant’s termination as a result of death, disability, normal retirement (age 65) or early retirement (age 55 with 10 years of service), a participant will have two years from the date of termination to exercise stock options. Hence, Mr. Davidson’s options will expire if not exercised by December 31, 2011, unless such options expire earlier by their terms.

(2)	Vesting of restricted stock and RSUs generally occurs on the fifth anniversary of the award date, and settlement of RSUs generally occurs at that time. Upon a participant’s normal retirement (age 65) or termination due to death or disability, restricted stock and RSUs generally will accelerate in full. If termination of the participant occurs within 24 months of a change in control of the Company for good reason or without cause (as defined in the award agreements governing such awards), the participant’s restricted stock and RSUs become fully vested and will be distributed as soon as administratively possible, except for RSUs where payment must be delayed for six months for key employees as required by Section 409A of the IRC. Upon early retirement (age 55 with ten years of service), the participant is entitled to the vesting of a pro rata number of shares of restricted stock and/or RSUs based on the number of whole months elapsed since the award date if there has elapsed a minimum of twelve months since the award date. Employees, including Named Executive Officers, who have attained the early retirement age and service requirements but have not terminated employment continue to vest in 1/60th of their restricted stock and RSU awards each month.

(3)	Reflects the value of unvested restricted stock and RSUs as of December 31, 2009 awarded under the 2005 Ownership Incentive Plan. The value is based on the closing market price of the Company’s Common Stock of $29.43 on December 31, 2009.

(4)	These restricted stock awards fully vest on April 20, 2010, the fifth anniversary of their grant date. Dividends are paid at the same rate and at the same time as dividends paid to the Company’s stockholders.

(5)	These restricted stock awards fully vest on April 17, 2011, the fifth anniversary of their grant date. Dividends are paid at the same rate and at the same time as dividends paid to the Company’s stockholders.

(6)	These RSU awards fully vest on April 23, 2012, the fifth anniversary of their grant date. Dividend equivalents are paid at the same rate and at the same time as dividends paid to the Company’s stockholders.

(7)	These RSU awards fully vest on April 30, 2013, the fifth anniversary of their grant date. Dividend equivalents are paid at the same rate and at the same time as dividends paid to the Company’s stockholders.

(8)	These RSU awards fully vest on April 29, 2014, the fifth anniversary of their grant date. Dividend equivalents are paid at the same rate and at the same time as dividends paid to the Company’s stockholders.

(9)	Mr. Davidson’s unvested restricted stock and RSUs were forfeited as of his early retirement date on December 31, 2009.
2009 Option Exercises and Stock Vested
The following table provides information related to stock options exercised in 2009 by the Named Executive Officers and restricted stock and RSUs that became vested during the 2009 fiscal year for the Named Executive Officers:

	Option Awards		Stock Awards
	Number of Shares
	Acquired on	Value Realized	Number of Shares	Value Realized
Name	Exercise	on Exercise	Acquired on Vesting	on Vesting
(a)	(#) (b)	($) (c)(3)	(#) (d)(1, 2)	($) (e)(3)

Robert A. Davidson(4)	—	$—	7,304	$189,162
Wesley B. Kemp	—	—	4,173	108,164
Judy R. McReynolds	2,400	27,468	—	—
Christopher D. Baltz	—	—	—	—
Roy M. Slagle	—	—	4,173	108,164

(1)	The Company has determined that tax liability is incurred by restricted stock award recipients who are eligible for accelerated vesting upon early retirement (age 55 and 10 years of service); therefore, employees, including Named Executive Officers, who have attained the early retirement age and service requirements but have not terminated employment are subject to income tax monthly on a pro rata portion of their restricted stock award. Restricted stock shares are reduced monthly by the number of shares necessary to reimburse the Company for its minimum statutory tax withholding obligations for the value of restricted stock shares which have become subject to current tax liability for the award recipient. The balance of the taxable vested restricted stock shares that is not reduced to cover withholding obligations remains as outstanding vested shares that are subject to transfer restrictions for the Named Executive Officer until the earlier of five years from the award date or a qualifying termination event. Of the 7,304 shares that vested in 2009 for Mr. Davidson, 2,822 represented restricted stock shares of which 967 were cancelled to cover withholding obligations and 1,855 are vested but subject to transfer restrictions. Of the 4,173 shares that vested in 2009 for Mr. Kemp, 1,720 shares represented restricted stock shares of which 605 were cancelled to cover withholding obligations and 1,115 are vested but subject to transfer restrictions. Of the 4,173 shares that vested in 2009 for Mr. Slagle, 1,720 represented restricted stock shares of which 611 were cancelled to cover withholding obligations and 1,109 are vested but subject to transfer restrictions.

(2)	Of the 7,304 shares that vested in 2009 for Mr. Davidson, 4,482 represented vested RSUs. Of the 4,173 shares that vested in 2009 for Mr. Kemp, 2,453 represented vested RSUs. Of the 4,173 shares that vested in 2009 for Mr. Slagle, 2,453 represented vested RSUs. The RSUs will be settled at the earlier of five years from the award date or a qualifying termination event. The value of the vested outstanding RSUs is reported in the 2009 Nonqualified Deferred Compensation Table.

(3)	Value realized from the exercise of stock options is equal to the difference between the closing market price of the Company’s Common Stock on the date of exercise and the exercise price of the options, multiplied by the number of shares with respect to which the option is being exercised. Value realized from restricted stock and RSUs is equal to the closing market price of the Company’s Common Stock on the date of vesting multiplied by the number of vested shares.

(4)	Upon Mr. Davidson’s termination due to early retirement on December 31, 2009, the transfer restrictions on Mr. Davidson’s previously vested restricted stock lapsed. As a result, he was issued 3,248 shares from the 2005 restricted stock award and 3,936 shares from the 2006 restricted stock award free and clear of all restrictions.

2009 Equity Compensation Plan Information
The following table sets forth information as of December 31, 2009 with respect to the Company’s compensation plans under which equity securities of the Company are authorized for issuance:

			(c)
			Number of Securities
	(a)	(b)	Remaining Available for
	Number of Securities to be	Weighted-Average	Future Issuance Under
	Issued Upon Exercise of	Exercise Price of	Equity Compensation Plans,
	Outstanding Options,	Outstanding Options,	Excluding Securities
Plan Category	Warrants and Rights	Warrants and Rights	Reflected in Column (a)

Equity Compensation Plans Approved by Security Holders	306,054 (1)	$27.2591	657,477
Equity Compensation Plans Not Approved By Security Holders(2)	233,803	24.7117	—

Total	539,857	$26.1559	657,477

(1)	This amount includes awards outstanding under the 2002 Arkansas Best Corporation Stock Option Plan and the 1992 Stock Option Plan (the “Prior Plans”); however, no grants were made from the Prior Plans after April 20, 2005. On April 20, 2005, the Company’s stockholders approved the 2005 Ownership Incentive Plan which provides for the award of incentive stock options, nonqualified stock options, stock appreciation rights (“SARs”), restricted stock, (“RSUs”) and performance award units. The aggregate number of shares that may be issued pursuant to awards under the 2005 Ownership Incentive Plan, as of December 31, 2009, is 1,500,000 shares plus any shares subject to outstanding awards under the Prior Plans and the Arkansas Best Corporation Non-Qualified Stock Option Plan that cease for any reason to be subject to such awards (other than by reason of exercise or settlement of the awards to the extent they are exercised for or settled in vested and nonforfeitable shares) on or after April 20, 2005. No options have been granted under the Company’s 2005 Ownership Incentive Plan. The Board’s Compensation Committee administers each of these plans. The table above does not reflect any previously granted restricted stock or RSUs awarded under any of the Company’s plans.

(2)	On April 19, 2000, the Company adopted its Non-Qualified Stock Option Plan (“2000 Non-Qualified Plan”), as a broad- based plan with 1,000,000 option shares authorized for awards. No grants were made from the 2000 Non-Qualified Plan after April 20, 2005. No awards were ever made under the 2000 Non-Qualified Plan to members of the Company’s Board of Directors or to its Named Executive Officers at any time during which they were a Named Executive Officer.

2009 Pension Benefits
The following table illustrates the present value of the accumulated benefit as of December 31, 2009 from the Arkansas Best Corporation Pension Plan (the “Pension Plan”), ABC Supplemental Benefit Plan (the “SBP”) and Deferred Salary Agreements (collectively “DSA”) for the Named Executive Officers:

		Number of Years	Present Value of	Payments During
Name	Plan Name	Credited Service	Accumulated Benefit	Last Fiscal Year
(a)	(b)	(c) (#)	(d)($)(1)	(e)($)

Robert A. Davidson(1)	ABC Pension Plan	37.8	$1,047,996	$—
	ABC Supplemental Benefit Plan	37.8	6,931,212	2,651,403
	ABC Deferred Salary Agreement	37.8	1,188,125	—
Wesley B. Kemp(2)	ABC Pension Plan	40.5	1,088,163	—
	ABC Supplemental Benefit Plan	40.5	3,637,145	—
	ABC Deferred Salary Agreement	40.5	818,460	—
Judy R. McReynolds(3)	ABC Pension Plan	12.6	143,558	—
	ABC Supplemental Benefit Plan	10.7	229,848	—
	ABC Deferred Salary Agreement	10.7	73,596	—
Christopher D. Baltz(3)	ABC Pension Plan	21.0	195,326	—
	ABC Supplemental Benefit Plan	19.1	243,305	—
	ABC Deferred Salary Agreement	19.1	104,231	—
Roy M. Slagle(4)	ABC Pension Plan	33.4	736,625	—
	ABC Supplemental Benefit Plan	33.4	2,306,661	—
	ABC Deferred Salary Agreement	33.4	320,761	—

(1)	Credited Service for Mr. Davidson is through his December 31, 2009 retirement date (at age 62), and there will be no further benefit accruals for him after this date. The amount reported in column (e) is the SBP benefit paid in 2009. The amounts in column (d) represent the balance of the benefits yet to be paid under the plans. Mr. Davidson’s Pension Plan benefit includes $24,100 in after-tax employee contributions made prior to 1988. Mr. Davidson’s DSA benefit will be paid over 120 months commencing in January 2010. Benefits accrued under the SBP and DSA accrued after December 31, 2004 will be delayed six months as required by Section 409A of the IRC. Mr. Davidson may elect a lump sum from the Company’s Pension Plan in the amount of $1,047,996 or he can choose one of the several annuity payment options available under the Plan. He received a lump sum from the Supplemental Benefit Plan of $2,651,403 on December 31, 2009 and will receive his post 409A benefit in the amount of $6,931,212 in 2010. The annual value of Mr. Davidson’s Deferred Salary Agreement is $157,500 payable in monthly installments for a period of ten years.

(2)	The SBP benefit was frozen effective December 31, 2009. Number of Years of Credited Service for the SBP is frozen based on the Named Executive Officer’s service as of the December 31, 2009 freeze date. See the “Components of Compensation — Retirement and Other Benefits” section of the “Compensation Discussion & Analysis” for additional information.

(3)	The SBP and DSA were frozen effective January 31, 2008. Number of Years of Credited Service for the SBP and DSA is frozen based on the Named Executive Officer’s service as of the January 31, 2008 freeze date. See the “Components of Compensation — Retirement and Other Benefits” section of the “Compensation Discussion & Analysis” for additional information.

(4)	The SBP and DSA were frozen effective December 31, 2009. Number of Years of Credited Service for the SBP and DSA is frozen based on the Named Executive Officer’s service as of the December 31, 2009 freeze date. See the “Components of Compensation — Retirement and Other Benefits” section of the “Compensation Discussion & Analysis” for additional information.
The actuarial present value of the accumulated benefits disclosed above is determined using the same assumptions as used by the Company for financial reporting purposes except the payment date is assumed to be age 60 for the Pension Plan and SBP rather than age 65. Such assumptions are discussed in Note I to the Company’s consolidated financial statements in the Annual Report on Form 10-K for the year ended December 31, 2009. Age 60 is the earliest date a benefit can be paid with no benefit reduction under the Pension Plan and SBP. The payment date is assumed to be age 65 for the DSA which is the earliest date a benefit can be paid with no benefit reduction.
Pension Plan. The Pension Plan is a tax-qualified defined benefit plan that covers certain nonunion employees, including the Named Executive Officers. Benefits are based upon a participant’s years of service and the highest average monthly earnings for sixty (60) consecutive months referred to as final average pay (“FAP”) and expressed in terms of annual compensation. As of December 31, 2009, the FAP for the Named Executive Officers without regard to IRC limitations was: Mr. Davidson, $1,088,761; Mr. Kemp, $505,364; Ms. McReynolds, $460,557; Mr. Baltz, $480,036; and Mr. Slagle $493,371. Eligible earnings generally include salary and annual incentive payments and are subject to the IRC annual compensation limitation. For 2009, the annual IRC limitation was $245,000. Pension Plan benefits are also subject to certain other limitations in the IRC. Benefits are paid from the Arkansas Best Pension Trust. Participants may elect a lump sum or annuity payment. Payment from the Pension Plan is made upon normal retirement, early retirement, termination, death or disability as defined and more fully described in the “Potential Payments Upon Termination or Change in Control” section.
Normal Retirement (age 65 or older) benefits under the Pension Plan are calculated as a lump sum equal to:
10% x FAP x years of service + after-tax employee contributions (if any)
After-tax contributions to the Pension Plan were only allowed prior to July 1, 1988.
Early Retirement eligible participants (age 55 with 10 years of service) are subject to a benefit reduction of 5% for each year he or she retires prior to age 60.
No new participants were permitted in the Pension Plan after December 2005, but benefit accruals for existing participants continue under the Pension Plan.
Supplemental Benefit Plan. The SBP supplements benefits under the Pension Plan. The SBP was designed to replace benefit reductions (i) from various IRC limits, and (ii) from reductions in the rate of benefit accruals from the Company’s 1985 pension formula. The SBP takes into account all eligible earnings under the Pension Plan without regard to IRC limitations. Participation in the SBP is generally limited to officers of the Company or ABF, including the Named Executive Officers. Upon termination of employment, benefits are paid in a lump sum as soon as administratively feasible. Benefits must be delayed for six months for key employees as required by Section 409A of the IRC. Benefits are paid from the general assets of the Company.
Benefits under the SBP are calculated as an annuity and then converted to a lump sum.
The annuity formula for the ABC Supplemental Benefit Plan is:
1% x $400 x years of service + 2.0% x (FAP-$400) x years of service — Pension Plan benefit
The annuity formula for ABF employees under the ABC Supplemental Benefit Plan is:
.75% x $400 x years of service + 1.75% x (FAP-$400) x years of service — Pension Plan benefit
Early retirement eligible participants (age 55 with 10 years of service) are subject to a benefit reduction of 6% per year for each year prior to age 60.
No new participants were permitted in the SBP after December 2005, and caps have been placed on the maximum benefits payable. Benefit accruals in the SBP were frozen effective December 31, 2009.
Mr. Davidson, Mr. Kemp and Mr. Slagle each met the early retirement criteria under the Pension Plan and SBP as of December 31, 2009.
Deferred Salary Agreements. The Company and ABF have unfunded, noncontributory DSAs with certain of their officers, including the Named Executive Officers. No DSA has been entered into since December 2005, and neither the Company nor ABF will enter into these agreements in the future. For the existing DSAs, upon normal retirement (age 65), death or disability as defined in the “Potential Payments Upon Termination or Change in Control” section, the DSA benefit is equal to 35% of the participant’s final monthly base salary paid monthly for 120 months. Upon termination of employment prior to age 65, the monthly benefit is equal to the participant’s years of service (with a maximum of 25 years) times 3% times 35% of the participant’s final monthly base salary. Benefit payments commence in the month following termination, except to the extent a portion of the benefit must be delayed for six months for key employees as required by Section 409A of the IRC. DSA benefits are paid from the general assets of the Company.

The DSAs provide that in the event of a change in control of the Company as defined in the “Potential Payments Upon Termination or Change in Control” section, all benefits become 100% vested, and if the individual’s employment terminates within three years for benefits accrued and vested prior to 2005 or within two years for benefits accrued and vested after 2004 following the change in control event occurs, then the benefit will be paid as a lump sum within fifteen days, with the 120 monthly installments discounted at 6.22% as provided in the DSA, except where payment must be delayed for six months for key employees as required by Section 409A of the IRC. DSA benefits will be reduced to the extent required to avoid being classified as excess parachute payments under Section 280G of the IRC. Other than during a three-year period following a change in control of the Company for benefits accrued and vested prior to 2005 or during a two-year period following a change in control of the Company for benefits accrued and vested after 2004, any unpaid DSA benefit is subject to forfeiture if the participant is discharged for wrongful conduct injurious to the Company, or if, following the date of termination, the participant discloses confidential information relating to the Company to unauthorized persons or becomes employed or renders services to a competitor of the Company.
The Company has a practice of not granting extra years of credited services under any of its benefit plans.
2009 Non-Qualified Deferred Compensation
This table shows the Named Executive Officers’ deferred compensation activity during fiscal year 2009 with respect to outstanding vested Restricted Stock Units (“RSUs”). While Named Executive Officers are eligible to participate in the Arkansas Best Voluntary Savings Plan (“VSP”), no Named Executive Officers made deferrals to the VSP in 2009 or currently have a balance in the VSP as of December 31, 2009.

	Executive	Registrant
	Contributions	Contributions	Aggregate Earnings	Aggregate	Aggregate
	in Last	in Last	in Last	Withdrawals/	Balance at Last
Name	Fiscal Year	Fiscal Year	Fiscal Year	Distributions	Fiscal Year Ended
(a)	($) (b)	($) (c)	($) (d)(1)	($) (e)	($) (f)(2, 3)

Robert A. Davidson	$—	$—	$(4,952)	$—	$214,309
Wesley B. Kemp	—	—	(2,711)	—	117,337
Judy R. McReynolds	—	—	—	—	—
Christopher D. Baltz	—	—	—	—	—
Roy M. Slagle	—	—	(2,711)	—	117,337

(1)	The earnings amount represents an estimate of annual earnings with respect to vested but unpaid RSUs and is based on the difference in closing market price of the Company’s Common Stock of $30.11 as of December 31, 2008 and $29.43 as of December 31, 2009 multiplied by the number of vested RSUs as of December 31, 2009 described in footnote (3).

(2)	Includes 7,282 vested RSUs for Mr. Davidson, 3,987 vested RSUs for Mr. Kemp and 3,987 vested RSUs for Mr. Slagle. Mr. Davidson’s RSUs will be distributed six months following his December 31, 2009 retirement date as required under Section 409A of the IRC. The value is based on the closing market price of the Company’s Common Stock of $29.43 on December 31, 2009. The vesting of the RSUs is reported in the 2009 Option Exercises and Stock Vested Table.

(3)	Amounts previously reported in the Summary Compensation Table (“SCT”) for RSUs in prior years (2007 and 2008) to the extent these RSUs are reflected in the above Non-Qualified Deferred Compensation table are provided in the table below:

	Davidson	Kemp	Slagle

2007 RSU expense in 2007	$46,386	$31,752	$25,402
2007 RSU expense in 2008	67,574	46,256	37,005
2008 RSU expense in 2008	47,573	40,525	24,315

Total	$161,533	$118,533	$86,722

VSP. Eligible participants in the VSP include certain officers of the Company and its subsidiaries, including the Named Executive Officers. The VSP is a non-qualified plan created to offset the IRC limitations on contributions by highly compensated employees to the Company’s 401(k) Plan. The VSP allows participants to annually defer from 1% to 75% of each of their base salary and incentive compensation that is paid in cash. During 2009, the Company made matching contributions to the VSP equal to 15% of the participant’s VSP contributions made, up to an annual maximum match of $15,000. The match has been suspended effective January 1, 2010. The Company match generally vests five years from the year in which the deferral occurs. Accelerated vesting of the Company match occurs upon termination, death, disability, attaining age 60 or a change in control of the Company. See the “Potential Payments Upon Termination or Change in Control” section for additional information.
Participants can select investments from a select group of mutual funds that are generally the same options available under the Company’s 401(k) Plan. Although no assets may actually be invested, the participant’s benefit value is based on the gains/losses of the investments they choose. No above-market or preferential earnings are paid under the VSP. Participants may change their investment options at any time by submitting a change form to the plan administrator. The table below shows the funds available in the VSP and the annual return of each for the calendar year ended December 31, 2009:

Fund	2009 Return

Fidelity Retirement Money Market Fund	0.63%
Vanguard Total Bond Index Institutional Shares	6.09%
PIMCO Total Return Fund — Administrative Class	13.55%
CRM Small Cap Value Fund — Institutional Class	29.44%
CRM Mid Cap Value Fund — Institutional Class	28.65%
Fidelity Low-Priced Stock Fund	39.08%
Spartan Extended Market Index Fund — Investor Class	36.65%
Fidelity Fund	26.75%
Fidelity Capital Appreciation(1)	36.38%
Dodge & Cox Stock Fund	31.27%
Spartan U.S. Equity Index Fund — Investor Class	26.51%
Franklin Flex Cap Growth Fund — Class A(2)	34.19%
Harbor International Fund — Investor Class	38.04%
Spartan International Index Fund	28.48%
Vanguard Target Retirement Income Fund	14.28%
Vanguard Target Retirement 2005 Fund	16.16%
Vanguard Target Retirement 2010 Fund	19.32%
Vanguard Target Retirement 2015 Fund	21.30%
Vanguard Target Retirement 2020 Fund	23.10%
Vanguard Target Retirement 2025 Fund	24.81%
Vanguard Target Retirement 2030 Fund	26.72%
Vanguard Target Retirement 2035 Fund	28.17%
Vanguard Target Retirement 2040 Fund	28.32%
Vanguard Target Retirement 2045 Fund	28.15%
Vanguard Target Retirement 2050 Fund	28.31%

(1)	No longer an available investment option effective July 15, 2009.

(2)	Fund added effective June 15, 2009.
As required by Section 409A of the IRC, elections to defer salary must be made prior to the end of the year preceding the year the salary was earned. Elections to defer incentive payments must be made no later than six months prior to the end of the designated performance period.
Withdrawal elections must be made in conjunction with the deferral election. A participant’s withdrawal election will specify the participant’s payment date, which may be (i) a specified date at least one year following the election date described in the preceding paragraph, (ii) the participant’s separation date, or (iii) a specified anniversary of the participant’s separation. A participant may elect to receive distribution in a lump sum or in installments. In some circumstances, a participant will be required to receive a lump sum payment. Post-409A deferrals payable upon a participant’s separation from service will be delayed six months if the participant constitutes a specified employee under Section 409A of the IRC. Changes to withdrawal elections for post-409A deferrals must be made at least 12 months prior to the initial elected payment date and must defer the new initial payment date at least five years. Changes to withdrawal elections for pre-409A deferrals must be filed at least 12 months prior to the initial elected payment date and the new start date must be at least 12 months from the date the change election was filed. For pre-409A deferrals, participants are eligible for an in-service withdrawal of their vested balance. If such a withdrawal is requested, an amount equal to 10% of the withdrawn amount is forfeited and participation in the plan is suspended until the first enrollment period following the one-year anniversary of the withdrawal. There are no in-service withdrawals allowed for post-409A deferrals, except that hardship withdrawals are available to participants in order to satisfy a severe financial hardship plus the amounts anticipated to pay taxes on the withdrawal amount. The term “severe financial hardship” generally means an unforeseeable event resulting from a sudden and unexplained illness or accident experienced by the participant or his or her dependents, and/or the loss of property due to casualty or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the participant’s control. If a participant takes a hardship withdrawal, the participant’s participation in the plan will be suspended until the first enrollment period following the one-year anniversary of the withdrawal.
Pre-409A deferrals are defined as employee contributions and company match that were deferred prior to and vested as of December 31, 2004.
Post-409A deferrals are defined as employee contributions and company match that were deferred after December 31, 2004 or company match that was not vested as of December 31, 2004.
In the event of a change in control of the Company, as defined in the VSP, all contributions, company match and earnings on each will be distributed as a lump sum as soon as administratively possible, except where payment must be delayed for six months for key employees as required by Section 409A of the IRC.
RSUs. The vesting and settlement terms applicable to RSUs are described previously in the “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table — Stock Awards under the 2005 Ownership Incentive Plan” section and in footnote (2) to the “Outstanding Equity Awards at 2009 Fiscal Year-End Table.” As described therein, participants who reach early retirement eligibility (age 55 with 10 years of service) are entitled to vest in a pro rata number of RSUs based on the number of whole months since the award grant date, if a minimum of twelve months have elapsed since the award grant date. The remaining shares subject to the RSUs will continue to vest with respect to 1/60 of the total number of shares subject to the award each month through the participant’s actual early retirement date. Settlement of such vested RSUs will occur on the earlier of the fifth anniversary of the award date or the date a participant experiences a qualifying termination from employment with the Company, except where payment must be delayed for six months for key employees as required by Section 409A of the IRC.
Potential Payments Upon Termination or Change in Control
The Company does not have any employment contracts with the Chief Executive Officer or with any of the other Named Executive Officers. The Company also does not have any severance or change in control arrangements with the Named Executive Officers other than the applicable termination and change in control provisions contained within the various arrangements discussed elsewhere in this proxy statement. These termination and change in control provisions are described below. All payments are assumed to be made in accordance with the six-month delay for key employees as required by Section 409A of the IRC where applicable.
Payments Made Upon Termination. Regardless of the manner in which a Named Executive Officer’s employment with the Company terminates, the officer is entitled to receive compensation and other benefits earned during the term of his or her employment, including the following:
•	Accrued vacation (see the table on page 49 for values);

•	Monthly DSA benefit earned as of the termination date (see the “2009 Pension Benefits” section for lump sum value as of December 31, 2009);

•	Company match account under VSP becomes 100% vested (see the “2009 Non-Qualified Deferred Compensation” section for values);

•	Executive Medical Plan coverage, if the officer is already eligible for early retirement at the time of termination, with the officer responsible for paying a monthly premium amount equal to the current COBRA rate until age 60 (see the table on page 49 for values); and

•	Pension and SBP earned as of the termination date (see the “2009 Pension Benefits” section for values).

Payments Made Upon Early Retirement. In the event of a Named Executive Officer’s termination due to his or her early retirement, the officer will be entitled to the following, in addition to the items identified in the above “Payments Made Upon Termination” section. Early retirement is generally defined as termination of employment after reaching at least age 55 with ten years of service.
•	Vesting of a pro rata number of shares of restricted stock and RSUs based on the number of whole months elapsed since the award date if there has elapsed a minimum of twelve months since the award date. As described above, Named Executive Officers are taxed monthly on a pro rata portion of their restricted stock award if they already meet early retirement eligibility requirements; therefore, no value is reported in the below table upon early retirement for the Named Executive Officers who are already eligible for early retirement (see the table on page 49 for values);

•	Executive Medical Plan coverage, with the officer responsible for paying a monthly premium amount equal to the then current COBRA rate until age 60 (see the table on page 49 for values); and

•	A pro rata benefit under the C-LTIP, if participating, and under the Annual Incentive Plan based on the number of months of participation in the applicable measurement period if he or she has completed a minimum of (a) 12 months in the measurement period under the C-LTIP or (b) 90 days in the measurement period under the Annual Incentive Plan. Ms. McReynolds and Mr. Baltz are the only Named Executive Officers that participate in the C-LTIP as of December 31, 2009 (see the “Summary Compensation Table” for Annual Incentive Plan payments and C-LTIP accruals).
Payments Made Upon Normal Retirement, Death or Disability. In the event of a Named Executive Officer’s termination due to his or her normal retirement, death or disability, the officer will be entitled to the following, in addition to the items identified in the above “Payments Made Upon Termination” section. Under the Company’s arrangements, normal retirement is generally defined as termination of employment on or after attaining age 65 and disability is generally determined to have occurred if the participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to last for a continuous period of not less than 12 months.
•	Immediate vesting of all unvested stock options and shares of restricted stock and RSUs (see the table on page 49 for values of restricted stock and RSUs related to accelerated vesting). All stock options outstanding are fully vested, therefore no value is reported related to stock options;

•	Executive Medical Plan coverage (see table on page 49 for values);

•	100% vesting in the DSA benefit which is paid monthly over 120 months (see table on page 49 for value related to accelerated vesting of benefit); and

•	A pro rata benefit under the C-LTIP, if participating, and under the Annual Incentive Plan based on the number of months of participation in the applicable measurement period if he or she has completed a minimum of (a) 12 months in the measurement period under the C-LTIP or (b) 90 days in the measurement period under the Annual Incentive Plan (see the “Summary Compensation Table” for Annual Incentive Plan payments and C-LTIP accruals).
Payments Made Upon a Change in Control. In the event of a change in control of the Company, the Named Executive Officer will be entitled to the following:
•	100% vesting in all unvested stock options (all stock options outstanding are fully vested therefore no value is reported related to stock options);

•	Company match account under VSP becomes 100% vested and the VSP account balance is paid as a lump sum (see the “2009 Non-Qualified Deferred Compensation” section for values); and

•	A pro rata benefit under the Annual Incentive Plan based on the number of months of participation in the applicable measurement period equal to the greater of 100% of their salary factor or the actual award earned during the measurement period (see the “Summary Compensation Table” for Annual Incentive Plan payments).

Change in Control under the Company’s plans is generally defined as the earliest date on which any of the following events shall occur: (i) the approval by shareholders of the Company of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation that would result in voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the total voting power represented by the voting securities of the company or such surviving entity outstanding immediately after such merger or consolidation; (ii) the approval by shareholders of the Company of a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets; (iii) any “person” (as defined in Section 13(d) and 14(d) of the Securities Exchange Act of 1934 as amended) becoming the “beneficial owner” (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing thirty percent (30%) (or, for awards granted prior to 2005, (35%)) or more of the total voting power represented by the Company’s then outstanding voting securities; or (iv) the replacement of a majority of the Board of Directors during a 12-month period by directors whose appointment or election is not endorsed by a majority of the directors before the date of the appointment or election.
Payments Made Upon Termination After a Change in Control. In the event of a Named Executive Officer’s termination following a change in control of the Company, the Named Executive Officer will be entitled to the following, in addition to the items identified in the above “Payments Made Upon Termination” section:
•	If termination of the Named Executive Officer occurs within 24 months of the change in control for “Good Reason” or without “Cause” as defined in the restricted stock and RSU agreements, shares of restricted stock and RSUs become fully vested as of the termination date (see the table on page 49 for restricted stock and RSU values related to accelerated vesting);

•	If termination of the Named Executive Officer occurs within 36 months of the change in control for benefits accrued and vested prior to 2005 and within 24 months of the change in control for benefits accrued and vested after 2004, the officer becomes 100% vested in the DSA benefit and the benefit is distributed as a lump sum (see the “2009 Pension Benefits” section for values); and

•	If termination of the Named Executive Officer occurs within 24 months of the change in control for “Good Reason” or without “Cause” as defined in the plan, the participating officer is entitled to a pro rata C-LTIP benefit, based on the number of months of participation in the applicable measurement period equal to the greater of 100% of their salary factor or the actual award earned during the measurement period. Under the terms of their agreement to switch from the SBP and DSA to the C-LTIP, upon a change in control, Ms. McReynolds and Mr. Baltz will receive a change in control benefit under the C-LTIP equal to the C-LTIP change in control benefit in excess of the DSA change in control benefit, if any (see the table on page 49 for C-LTIP values, if any).
“Good Reason” under the Company’s arrangements is defined as (i) any material and adverse reduction in the Named Executive Officer’s title, duties or responsibilities; (ii) a reduction in the Named Executive Officer’s base salary or employee benefits (including reducing the Named Executive Officer’s level of participation or bonus award opportunity in the Company’s incentive compensation plans); or (iii) a relocation of the Named Executive Officer’s principal place of employment of more than 50 miles without the prior consent of the Named Executive Officer.
“Cause” under the Company’s arrangements is defined as a (i) Named Executive Officer’s gross misconduct or fraud in the performance of a Named Executive Officer’s duties to the Company or any subsidiary; (ii) Named Executive Officer’s conviction or guilty plea or plea of no contest with respect to any felony or act of moral turpitude; (iii) Named Executive Officer engaging in any material act of theft or material misappropriation of Company property; or (iv) Named Executive Officer’s breach of the Company’s Code of Conduct as such code may be revised from time to time.
Generally, these change in control provisions provide that no accelerated benefit will be paid if it would constitute an excess parachute payment under IRC Section 280G. As of December 31, 2009, there are no Named Executive Officers who receive payments that would constitute excess parachute payments under IRC Section 280G upon a change in control of the Company.

Restrictive Covenants. Under the DSA, no unpaid benefit will be paid if the Named Executive Officer is discharged for wrongful conduct injurious to the Company, if the Named Executive Officer shall disclose confidential information relating to the Company or if the Named Executive Officer becomes employed or renders service to any competitor of the Company. Under the C-LTIP, Restricted Stock and Restricted Stock Unit Award Agreements, if the Compensation Committee determines that the recipient has committed an “Act of Misconduct,” as defined in the 2005 Ownership Incentive Plan, the recipient forfeits all restricted stock or RSU awards that have not already been distributed to them. The Executive Medical Plan provides that coverage will be forfeited if the Named Executive Officer becomes an employee, consultant or has an ownership interest in any competitor of the Company.
The Company also has a policy for the “clawback” of any bonus or incentive compensation awarded to any officer, including a Named Executive Officer, whose misconduct contributed to the Company being required to restate its financial statements. Under the terms of the policy, the Board will require reimbursement of any bonus or incentive compensation awarded or effect the cancellation of unvested restricted stock or RSU awards previously granted to the Named Executive Officer under certain scenarios which are described in the CD&A.
An “Act of Misconduct” has been committed under the Company’s arrangements if the Compensation Committee, the Chief Executive Officer or any other person designated by the Compensation Committee determines a Named Executive Officer has committed an act of embezzlement, fraud, dishonesty, nonpayment of any obligation owed to the Company or any subsidiary, breach of fiduciary duty, violation of Company ethics policy or code of conduct, deliberate disregard of Company or subsidiary rules, or if a participant makes an unauthorized disclosure of any Company or subsidiary trade secret or confidential information, solicits any employee or service provider to leave the employ or cease providing services to the Company or any subsidiary, breaches any intellectual property or assignment of inventions covenant, engages in any conduct constituting unfair competition, breaches any non-competition agreement, induces any Company or subsidiary customer to breach a contract with the Company or any subsidiary or to cease doing business with the Company or any subsidiary, or induces any principal for whom the Company or any subsidiary acts as agent to terminate such agency relationship.
The following table reflects compensation payable to each Named Executive Officer under various employment termination events. The amounts shown below assume that each Named Executive Officer terminated employment with the Company effective December 31, 2009, and estimates the value to the Named Executive Officer as a result of each triggering event. The accelerated benefit amount payable to each Named Executive Officer as a result of termination, early retirement, normal retirement, death, disability or change in control of the Company is shown below. The table reflects Mr. Davidson’s accelerated value due to his early retirement on December 31, 2009.
See the “2009 Pension Benefits” section of this proxy for benefits payable under the Pension Plan and SBP. Benefits payable under the VSP are located in the “2009 Non-Qualified Deferred Compensation” table. Annual Incentive Compensation awards are provided in the Non-Equity Incentive Plan Compensation column of the Summary Compensation table.

								Termination Without
								Cause or
								Resignation for
		General	Early	Normal			Change in	Good Reason After
Name	Benefit	Termination	Retirement	Retirement	Death	Disability	Control	Change in Control

Robert A.	Stock Options(1)	$—	$—	$—	$—	$—	$—	$—
Davidson(11)	Restricted Stock(2)	—	—	—	—	—	—	—
	RSUs(3)	—	—	—	—	—	—	—
	Executive Medical(4)	—	234,450	—	—	—	—	—
	Accrued Vacation(5)	—	57,692	—	—	—	—	—
	DSA(6)	—	—	—	—	—	—	—
	Annual Incentive Plan(8)	—	—	—	—	—	—	—
	Total(9)	—	292,142	—	—	—	—	—

Wesley B.	Stock Options(1)	—	—	—	—	—	—	—
Kemp(10)	Restricted Stock(2)	—	—	43,968	43,968	43,968	—	43,968
	RSUs(3)	—	—	465,406	465,406	465,406	—	465,406
	Executive Medical(4)	213,933	213,933	203,295	106,129	213,933	—	—
	Accrued Vacation(5)	33,654	33,654	33,654	33,654	33,654	—	33,654
	DSA(6)	—	—	231,024	231,024	231,024	—	222,060
	Annual Incentive Plan(8)	—	—	—	—	—	192,500	—
	Total(9)	247,587	247,587	977,347	880,181	987,985	192,500	765,088

Judy R.	Stock Options(1)	—	—	—	—	—	—	—
McReynolds	Restricted Stock(2)	—	209,130	253,098	253,098	253,098	—	253,098
	RSUs(3)	—	117,308	506,196	506,196	506,196	—	506,196
	Executive Medical(4)	—	310,533	158,774	283,307	546,354	—	—
	Accrued Vacation(5)	15,865	15,865	15,865	15,865	15,865	—	15,865
	DSA(6)	—	—	—	—	—	—	442,576
	C-LTIP(7)	—	—	—	—	—	—	—
	Annual Incentive Plan(8)	—	—	—	—	—	137,500	—
	Total(9)	15,865	652,836	933,933	1,058,466	1,321,513	137,500	1,217,735

Christopher	Stock Options(1)	—	—	—	—	—	—	—
D. Baltz	Restricted Stock(2)	—	209,130	253,098	253,098	253,098	—	253,098
	RSUs(3)	—	117,308	506,196	506,196	506,196	—	506,196
	Executive Medical(4)	—	345,104	203,295	329,588	628,836	—	—
	Accrued Vacation(5)	26,442	26,442	26,442	26,442	26,442	—	26,442
	DSA(6)	—	—	—	—	—	—	—
	C-LTIP(7)	—	—	—	—	—	—	376,056
	Annual Incentive Plan(8)	—	—	—	—	—	137,500	—
	Total(9)	26,442	697,984	989,031	1,115,324	1,414,572	137,500	1,161,792

Roy M.	Stock Options(1)	—	—	—	—	—	—	—
Slagle(10)	Restricted Stock(2)	—	—	43,968	43,968	43,968	—	43,968
	RSUs(3)	—	—	388,888	388,888	388,888	—	388,888
	Executive Medical(4)	457,123	457,123	203,295	192,334	463,459	—	—
	Accrued Vacation(5)	26,442	26,442	26,442	26,442	26,442	—	26,442
	DSA(6)	—	—	—	—	—	—	174,476
	Annual Incentive Plan(8)	—	—	—	—	—	137,500	—
	Total(9)	483,565	483,565	662,593	651,632	922,757	137,500	633,774

(1)	There is no stock option value because all outstanding options are fully vested.

(2)	The restricted stock value is calculated using the closing market price of the Company’s Common Stock on December 31, 2009 ($29.43) multiplied by the number of the Named Executive Officer’s restricted stock shares vesting as a result of the applicable triggering event.

(3)	The RSU value is calculated using the closing market price of the Company’s Common Stock on December 31, 2009 ($29.43) multiplied by the number of the Named Executive Officer’s RSUs vesting as a result of the applicable triggering event.

(4)	The Executive Medical Plan value is based on the accumulated benefit obligation for the Named Executive Officer as of December 31, 2009, using the same assumptions as used by the Company for financial reporting purposes except the Named Executive Officer’s actual age at December 31, 2009 for the applicable triggering events.

(5)	The accrued vacation value is based on the Named Executive Officer’s actual earned weeks of vacation and base salary rate as of December 31, 2009.

(6)	The DSA value is equal to the accelerated benefit value as a result of the applicable triggering event. This value is based on the difference in the present value of the 120 monthly payments assuming the applicable triggering event occurred on December 31, 2009 less the actual DSA benefit accrued as of December 31, 2009. An interest rate of 6% was used to value the stream of payments upon normal retirement, death or disability. An interest rate of 6.22% was used to value the stream of payments upon a change in control as provided under the terms of the DSA.

(7)	The C-LTIP value is equal to the accelerated benefit based on the prorated benefit accrued under the C-LTIP plan assuming the applicable triggering event. There is no after change in control value provided for Ms. McReynolds C-LTIP because the change in control benefit under the DSA exceeds the C-LTIP change in control benefit. See the “Payments Made Upon Termination After a Change in Control” section above for additional information.

(8)	The Annual Incentive Plan change in control value is equal to the difference in the Annual Incentive amount earned as of December 31, 2009 and the Annual Incentive amount earned if the performance factor earned resulted in a benefit equal to 100% of the officer’s incentive award salary factor.

(9)	Totals represent aggregate amounts reflected in the table payable upon each termination event as indicated above. These totals do not include benefits payable under the Pension Plan or SBP (which are reported above in the “2009 Pension Benefits” section) or the VSP (which are reported in the “2009 Non-Qualified Deferred Compensation” table).

(10)	Messrs. Kemp and Slagle already qualify for early retirement provisions (age 55 with 10 years of service) as of December 31, 2009; therefore, the amounts provided for voluntary termination are the same as for early retirement.

(11)	Mr. Davidson retired on December 31, 2009; therefore, only the values resulting from his early retirement are provided.
Certain Transactions and Relationships
The Company’s Directors and executive officers did not have any “related person transactions” in 2009 and there are no currently proposed “related person transactions.” “Related person transaction” is defined as any related person transaction required to be disclosed pursuant to SEC Regulation S-K, Item 404. For additional information, see the Audit Committee section under “Governance of the Company.”
The Company has entered into the following agreements in prior years:
Indemnification Agreements. The Company has entered into indemnification agreements with the members of its Board of Directors. Under these agreements, the Company is obligated to indemnify its directors to the fullest extent permitted under the Delaware General Corporation Law for expenses, including attorneys’ fees, judgments and settlement amounts incurred by them in any action or proceeding arising out of their services as a director. The Company believes that these agreements are helpful in attracting and retaining qualified directors. The Company’s Restated Certificate of Incorporation and Amended and Restated Bylaws also provide for indemnification of its officers and Directors to the fullest extent permitted by the Delaware General Corporation Law.
Stockholders’ Agreement. Pursuant to the terms of the Stockholders’ Agreement entered into in 1988 between the Company and Robert A. Young III, the Company has agreed that it will offer Mr. Young the right to include shares of the Company’s Common Stock he owns in certain registration statements filed by the Company (the “Piggy-back Rights”). Mr. Young is the Company’s Chairman of the Board and until his retirement in January 2006 was the Company’s Chief Executive Officer.
Under the Stockholders’ Agreement, the Company will indemnify Mr. Young for securities law liabilities in connection with any such offering, other than liabilities resulting from information furnished in writing by Mr. Young. The Company is obligated to pay all expenses incurred in connection with the registration of shares of Company Common Stock in connection with the Piggy-back Rights, excluding underwriters’ discounts and commissions.
Section 16(a) Beneficial Ownership Reporting Compliance
The Company’s executive officers, Directors and persons who own more than 10% of a registered class of the Company’s equity securities are required by Section 16(a) of the Securities Exchange Act of 1934 to file reports of ownership and changes of ownership with the SEC. The SEC’s rules require such person to furnish the Company with copies of all Section 16(a) reports that are filed on their behalf. Based on a review of the reports submitted to the Company, the Company believes that the applicable Section 16(a) reporting requirements were complied with for all transactions which occurred in 2009.

The Company has not received any information from 10% stockholders indicating that they have not complied with filing requirements.
Report of the Audit Committee
The Audit Committee of the Board of Directors is comprised of Messrs. Allardyce, Edelstein and Zakon. The Nominating/Corporate Governance Committee has determined that each member of the Audit Committee meets applicable SEC and NASDAQ independence standards for Audit Committee members.
The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited financial statements in the Annual Report with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The Audit Committee also reviewed and discussed with management, the assessment and report of management on the effectiveness of the Company’s internal control over financial reporting, which was performed by management using the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission. The Audit Committee also reviewed and discussed with the Company’s independent registered public accounting firm (“Accounting Firm”) its attestation report on the Company’s internal control over financial reporting.
The Audit Committee reviewed and discussed with the Company’s Accounting Firm, which is responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, the Accounting Firm’s judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee by Statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T. In addition, the Audit Committee has received the written disclosures and the letter from the Company’s Accounting Firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the Accounting Firm’s communications with the Audit Committee concerning independence and has discussed with the Accounting Firm its independence from management and the Company, including the matters in the written disclosures, and considered the compatibility of nonaudit services with the Accounting Firm’s independence.
The Audit Committee discussed with the Company’s internal auditors and the Accounting Firm the overall scope and plans for their respective audits. The Audit Committee meets with the internal auditors and the Accounting Firm, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting.
In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 for filing with the SEC. The Audit Committee and the Board have also recommended, subject to stockholder approval, the selection of the Company’s Accounting Firm.

Audit Committee

Fred A. Allardyce, Chair
Frank Edelstein
Alan J. Zakon
The Audit Committee Charter, adopted by the Board of Directors for the Audit Committee on April 19, 2000 and most recently revised on December 16, 2009, is posted in the Corporate Governance section of the Company Web site, www.arkbest.com.

Proposal II. Ratification of Appointment of
Independent Registered Public Accounting Firm
The Board of Directors recommends a vote “FOR” Proposal II.
The firm of Ernst & Young LLP served as the independent registered public accounting firm for the Company for the fiscal year ended December 31, 2009. The Audit Committee has appointed that firm to continue in that capacity for fiscal year 2010, subject to the Audit Committee’s approval of an engagement agreement and related service fees, and recommends that a resolution be presented to stockholders at the 2010 Annual Meeting to ratify that appointment.
In the event the stockholders fail to ratify the appointment of Ernst & Young LLP, the Audit Committee will appoint another independent registered public accounting firm as auditors. Representatives of Ernst & Young LLP will attend the 2010 Annual Meeting. They will have the opportunity to make a statement and respond to appropriate questions from stockholders.
Principal Accountant Fees and Services
In connection with the audit of the 2009 financial statements, the Company entered into an engagement agreement with Ernst & Young LLP which set forth the terms by which Ernst & Young LLP will perform audit services for the Company. That agreement is subject to alternative dispute resolution procedures.
The following is a summary of the fees billed to the Company by Ernst & Young LLP for professional services rendered for the fiscal years ended December 31, 2009 and December 31, 2008:

Fee Category	2009 Fees	2008 Fees

Audit Fees	$776,250	$825,700
Audit-Related Fees	—	—
Tax Fees	14,496	21,294
All Other Fees	1,995	2,500

Total Fees	$792,741	$849,494

Audit Fees. Consists of fees billed for professional services rendered for the integrated audit of the Company’s consolidated financial statements and internal control over financial reporting and quarterly reviews of the interim consolidated financial statements included in quarterly reports and services that are normally provided by Ernst & Young LLP in connection with statutory and regulatory filings or engagements. These services also include accounting consultations related to the impact of changes in rules or standards.
Audit-Related Fees. Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees.”
Tax Fees. Consists of fees billed for professional services for tax compliance and tax consulting. These services include assistance regarding federal, state and international tax compliance.
All Other Fees. Consists of fees for online technical accounting research materials.

Audit Committee Pre-Approval of Audit and
Permissible Non-Audit Services of Independent
Registered Public Accounting Firm
The Audit Committee, under the responsibilities and duties outlined in its charter, is to pre-approve all audit and nonaudit services provided by the Company’s independent registered public accounting firm (“Accounting Firm”). These services may include audit services, audit-related services, tax services and other services as allowed by law or regulation. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specifically approved amount. The Accounting Firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the Accounting Firm in accordance with this pre-approval and the fees incurred to date. The Audit Committee may also pre-approve particular services on a case-by-case basis.
The Audit Committee, or the Audit Committee Chair under authority of the Audit Committee, pre-approved 100% of the Company’s 2008 and 2009 audit fees, audit-related fees, tax fees and all other fees.
Proposal III. Approval of (1) the First Amendment to the Executive
Officer Annual Incentive Compensation Plan and (2) Material Plan
Terms for Purposes of Complying with the Requirements of
Section 162(m) of the Internal Revenue Code
The Board of Directors recommends a vote “FOR” Proposal III.
Background and Purpose of the Proposal
The Executive Officer Annual Incentive Compensation Plan (“AIC Plan”) was previously approved by the Board of Directors of the Company and the Company’s stockholders at the Company’s 2005 Annual Meeting of Stockholders. The AIC Plan is intended to enhance the link between pay and performance by providing eligible employees with the opportunity to receive an annual cash award based on the achievement of pre-established performance goals. At the 2010 Annual Meeting of Stockholders, stockholders will be asked to approve the First Amendment to the AIC Plan, which was approved by the Board on February 18, 2010, and to approve the material terms of the AIC Plan so that awards granted under the AIC Plan, as modified by the First Amendment (the “Amended AIC Plan”), that are intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the IRC (“Section 162(m)”) will be fully deductible by the Company and its subsidiaries. Section 162(m) requires that an arrangement providing “performance-based” compensation must impose a limit on the size of awards payable under the arrangement. The First Amendment to the AIC Plan proposes to increase the maximum size of any award that may be paid to an individual under the AIC Plan in any fiscal year to $3,000,000. In addition, the First Amendment also makes certain other changes to the AIC Plan, including (a) specifying a date by which final awards under the AIC Plan must be paid each year, (b) clarifying how awards are prorated upon the occurrence of a change in control, and (c) adding additional events or circumstances that the Company may adjust for when setting performance goals under the AIC Plan. The Company believes these changes will make the AIC Plan easier to administer. If approved by the Company’s stockholders at the meeting, the First Amendment will be effective immediately.
The Amended AIC Plan is intended to qualify for exemption from the deduction limitations of Section 162(m) by providing “performance-based compensation” to “covered employees” within the meaning of Section 162(m). Under Section 162(m), the federal income tax deductibility of compensation paid to the Company’s Chief Executive Officer and three other most highly compensated officers (other than the Company’s Chief Executive Officer or Chief Financial Officer) determined pursuant to the executive compensation disclosure rules under the Securities Exchange Act of 1934 (“Covered Employees”) may be limited to the extent such compensation exceeds $1,000,000 in any taxable year. However, the Company may deduct compensation paid to its Covered Employees in excess of that amount if it qualifies as “performance-based compensation” as defined in Section 162(m). In addition to certain other requirements, in order for awards under the Amended AIC Plan to constitute “performance-based compensation,” the material terms of the Amended AIC Plan must be disclosed to and approved by the Company’s stockholders no later than the first stockholder meeting that occurs in the fifth year following the year in which stockholders previously approved the AIC Plan. The AIC Plan was previously approved by stockholders for Section 162(m) purposes at our 2005 Annual Meeting.
Under the Section 162(m) regulations, the material terms of the Amended AIC Plan are (i) the maximum amount of compensation that may be paid to a participant under the Amended AIC Plan in any fiscal year, (ii) the employees eligible to receive compensation under the Amended AIC Plan, and (iii) the business criteria on which the performance goals are based. The Company intends that awards under the Amended AIC Plan continue to qualify for exemption from the deduction limitations of Section 162(m). Accordingly, the Company is asking stockholders to approve the material terms of the Amended AIC Plan for Section 162(m) purposes so that awards under the Amended AIC Plan that are intended to qualify as “performance-based compensation” within the meaning of Section 162(m) will be fully deductible by the Company. As described above, the First Amendment to the AIC Plan increases the maximum amount of compensation that may be paid to an individual under the Amended AIC Plan in any fiscal year to $3,000,000. The First Amendment does not change the employees eligible to participate in the AIC Plan or the business criteria on which performance goals may be based.
The material terms of the Amended AIC Plan for Section 162(m) purposes that the stockholders are being asked to approve are disclosed below as follows: (i) the maximum amount of compensation, as increased by the First Amendment, is described in the section entitled “Summary of the Amended AIC Plan — Limitations on Awards,” (ii) the eligible employees are described in the section entitled “Summary of the Amended AIC Plan — Eligibility to Participate,” and (iii) the business criteria are described in the section entitled “Summary of the Amended AIC Plan — Awards under the Amended AIC Plan — Performance Measures” and potential adjustments to the business criteria are described in the sections entitled “Summary of the Amended AIC Plan — Awards under the Amended AIC Plan — Setting Performance Goals” and “— Adjustment of Awards.” Assuming the presence of a quorum, the affirmative vote of a majority of the shares present, in person or by proxy, to vote at the 2010 Annual Meeting is necessary for approval of the First Amendment and the other material terms of the Amended AIC Plan for Section 162(m) purposes so that awards under the Amended AIC Plan that are intended to qualify as “performance-based compensation” within the meaning of Section 162(m) will be fully deductible by the Company.
Consequences of Failing to Approve the Proposal
Failure of the Company’s stockholders to approve this Proposal will not affect the rights of existing award holders under the AIC Plan or under any previously granted awards under the AIC Plan. However, if this Proposal is not approved, no future awards will be made under the AIC Plan, and the Company will be required to reevaluate its compensation structure since compensation paid to Covered Employees in future years may not be deductible by the Company to the extent it exceeds $1,000,000.
Summary of the Amended AIC Plan
A summary of the principal features of the Amended AIC Plan is provided below but does not purport to be a complete description of all of the provisions of the Amended AIC Plan. The summary below should be read in conjunction with, and is qualified in its entirety by reference to, the full text of (i) the AIC Plan, which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K on April 22, 2005 and (ii) the First Amendment, which is attached to this proxy statement as Appendix A.
Purposes of the Amended AIC Plan. The purposes of the Amended AIC Plan are to: (i) retain and attract qualified individuals by rewarding those practices which enhance the financial performance of the Company and are considered key to the Company’s success; (ii) encourage teamwork among individuals in various segments of the Company; (iii) reward performance with pay that varies in relation to the extent to which the pre-established goals are achieved; and (iv) ensure that the compensation paid under this Amended AIC Plan qualifies for the “performance-based compensation” exemption of Section 162(m).
Administration. The Amended AIC Plan will be administered by a committee (“Committee”) of two or more directors appointed by the Board of Directors to administer the Amended AIC Plan. All members of the Committee will be “outside directors” under Section 162(m). Subject to the terms of the Amended AIC Plan, the Committee has authority (i) to select employees to participate in the Amended AIC Plan; (ii) to determine the size, terms and conditions of awards under the Amended AIC Plan; (iii) to construe and interpret the Amended AIC Plan; and (iv) to make all other determinations which may be necessary or advisable for Amended AIC Plan administration. The Board of Directors has appointed the Compensation Committee to administer the Amended AIC Plan. All determinations of the Committee shall be final, binding and conclusive upon all parties.
Eligibility to Participate. Each employee of the Company and its subsidiaries who, as of the last day of the applicable fiscal year of the Company, is a Covered Employee (“Executive Officer”) will be eligible and will participate in the Amended AIC Plan for the fiscal year. No later than 90 days after the end of each fiscal year, the Committee will identify and certify each employee who is an Executive Officer for the fiscal year just ended.
Limitations on Awards. The Amended AIC Plan provides that the maximum award payable to any Executive Officer in connection with any one fiscal year is $3,000,000. Section 162(m) requires the Amended AIC Plan to include an individual award limit with respect to any performance period. This limit is not intended to suggest that the amount of compensation payable to any Executive Officer will be the maximum set forth in the Amended AIC Plan.
Awards under the Amended AIC Plan. For each fiscal year, the Committee may grant awards under the Amended AIC Plan to Executive Officers pursuant to the terms of the Amended AIC Plan.
Establishment of Individual Award Opportunities. Not later than 90 days after the beginning of each fiscal year, the Committee will adopt one or more performance measures, establish written performance goals with respect to each selected performance measure and determine the individual award opportunities for each Executive Officer that fiscal year. For example, for a particular fiscal year, the Committee may select the Company’s return on capital employed as a performance measure, establish various levels of Company return on capital employed as performance goals and link each such performance goal to an individual award opportunity (i.e., how much cash compensation an Executive Officer is eligible to earn). The Committee will set a target award for each Executive Officer each fiscal year and may establish ranges of attainment of the performance goals that correspond to various levels of individual award opportunities. The performance measures, performance goals and individual award opportunities may vary among Executive Officers and from year to year.
Performance Measures. The Amended AIC Plan provides that the performance measures that may serve as determinants of an Executive Officer’s individual award opportunities are limited to (i) pre-tax income; (ii) net income; (iii) earnings per share; (iv) revenues; (v) expenses; (vi) return on assets; (vii) return on equity; (viii) return on capital employed; (ix) return on investment; (x) net profit margin; (xi) operating profit margin; (xii) operating cash flow; (xiii) total shareholder return; (xiv) capitalization; (xv) liquidity; (xvi) results of customer satisfaction surveys; and (xvii) safety or productivity improvement. Such performance goals may be determined solely by reference to the performance of the Company, its subsidiaries, or a division or unit of the Company or its subsidiaries, or based upon comparisons of any of the performance measures relative to other companies.
Setting Performance Goals. In establishing a performance goal, the Committee may exclude the impact of any of the following events or occurrences which the Committee determines should appropriately be excluded: (i) any amounts accrued by the Company or its Subsidiaries pursuant to management bonus plans or cash profit sharing plans and related employer payroll taxes for the fiscal year; (ii) any discretionary or matching contributions made to the savings and deferred profit-sharing plan or deferred compensation plan for the fiscal year; (iii) asset write-downs; (iv) litigation, claims, judgments or settlements; (v) the effect of changes in tax law or other such laws or regulations affecting reported results; (vi) accruals for reorganization and restructuring programs; (vii) any extraordinary, unusual or nonrecurring items as described in the Accounting Standards Codification topic(s) that replaced or were formerly known as Accounting Principles Board (“APB”) Opinion No. 30, as amended or superseded; (viii) any changes in accounting principle as defined in the Accounting Standards Codification topic(s) that replaced or were formerly known as Financial Accounting Standards Board (“FASB”) Statement 154, as amended or superseded; (ix) any loss from a discontinued operation as described in the Accounting Standards Codification topic(s) that replaced or were formerly known as FASB Statement 144, as amended or superseded; (x) goodwill impairment charges; (xi) operating results for any business acquired during the plan year; and (xii) third party expenses associated with any acquisition by the Company or any Subsidiary.

Adjustment of Awards. To the extent it would not adversely impact the ability of an award under the Amended AIC Plan to qualify as “performance-based compensation,” in the event of any change in the Company’s capitalization, such as a stock split, or a corporate transaction, such as a merger or consolidation, or any reorganization or liquidation of the Company, the Company may, in its sole discretion, equitably adjust the performance measures, performance goals and individual award opportunities to prevent dilution or enlargement of rights.
Payment of Final Awards. An Executive Officer’s final award will be based on (i) the Executive Officer’s target award, (ii) the potential individual award opportunities established by the Committee, and (iii) the actual performance of the Company in relation to the pre-established performance goals. Following the completion of each fiscal year, the Committee will certify in writing whether the performance goals were satisfied. Executive Officers will not receive any payout under the Amended AIC Plan when the minimum performance goals are not met. As soon as practicable after the end of the fiscal year, but in any event no later than March 15 of the year following such fiscal year, final awards will be computed for each Executive Officer and will, subject to applicable withholding requirements, be paid in a lump sum in cash. The Committee may not exercise discretion to increase the actual award earned during a fiscal year by the Executive Officer (“Final Award”), except to the extent that counsel advises the Committee that Section 162(m) will not adversely affect the deductibility for federal income tax purposes of any amount paid under the Amended AIC Plan by permitting greater discretion or flexibility with respect to award opportunities for Executive Officers, then the Committee may, in its sole discretion, apply such greater discretion or flexibility.
Subject to the terms of the Company’s Voluntary Savings Plan, a participant may defer the receipt of all or some of his award. In addition, if all or any portion of a participant’s award is not deductible by the Company under Section 162(m), the Committee shall require that payment of the nondeductible portion of such award be deferred until the earlier of the Executive Officer’s death, disability, a change in control, or 185 days after termination of the Executive Officer’s employment. The Committee will determine rates of interest on such deferred amounts.
Termination of Employment. An Executive Officer must generally be employed on the date of payment in order to receive cash payment in settlement of his award. However, if an Executive Officer is terminated prior to that date due to death, disability or retirement, the officer will still receive payment of his or her final award, provided, in the case of retirement, the Executive Officer was a participant in the Amended AIC Plan for at least 90 days during the fiscal year. In the event of the Executive Officer’s termination for any other reason, the Committee has the discretion to pay a prorated award to the Executive Officer.
Change in Control. In the event of a change in control (as defined in the Amended AIC Plan) of the Company, each Executive Officer will receive a pro rata payment of the greater of (i) his target award, or (ii) his final award for the fiscal year during which the change in control occurs. In these circumstances, the Committee will determine (a) the final award based on performance during the fiscal year until the date of the change in control, and (b) the Executive Officer’s base salary as of the date of the change in control. Such amount will be paid to the Executive Officer as soon as calculated but, in any event, within 45 days after the effective date of the change in control. If payments provided for in the Amended AIC Plan, together with any other payments due to the Executive Officer from the Company, would constitute an “excess parachute payment” within the meaning of Section 280G of the IRC, the payments due under the Amended AIC Plan may be reduced or delayed so that no portion of such payments is subject to the excise tax imposed by Section 4999 of the IRC.
Amendment and Termination. The Board or the Committee may modify, amend, suspend or terminate the Amended AIC Plan at any time. No such modification, amendment, suspension or termination may, without a participant’s consent, reduce the participant’s right to a payment or distribution under the Amended AIC Plan to which he is entitled. Certain material amendments to the Amended AIC Plan are subject to stockholder approval.
Federal Tax Consequences
The following discussion is for general information only and is intended to summarize briefly the U.S. federal tax consequences to participants arising from participation in the Amended AIC Plan. This description is based on current law, which is subject to change (possibly retroactively). The tax treatment of participants in the Amended AIC Plan may vary depending on each participant’s particular situation and may, therefore, be subject to special rules not discussed below. No attempt has been made to discuss any potential foreign, state or local tax consequences. Participants are advised to consult with a tax advisor concerning the specific tax consequences of participating in the Amended AIC Plan.
Cash Awards. An Executive Officer will recognize ordinary compensation income (subject to withholding) upon receipt of cash pursuant to an award or, if earlier, at the time the cash is otherwise made available for the Executive Officer to draw upon. A participant will be subject to withholding for federal, and generally for state and local, income taxes at the time he recognizes income.
Tax Code Limitations on Deductibility. For the amounts described above to be deductible by the Company (or by its subsidiaries), such amounts must constitute reasonable compensation for services rendered or to be rendered and must be ordinary and necessary business expenses.
The Company’s ability (and the ability of its subsidiaries) to obtain a deduction for future payments under the Amended AIC Plan could also be limited by the golden parachute payment rules of Section 280G of the IRC, which prevent the deductibility of certain excess parachute payments made in connection with a change in control of an employer corporation.
Finally, the Company’s ability (and the ability of its subsidiaries) to obtain a deduction for amounts paid under the Amended AIC Plan could be limited by Section 162(m), which limits the deductibility, for federal income tax purposes, of compensation paid to Covered Employees to $1,000,000 during any taxable year. Although the Amended AIC Plan has been drafted to satisfy the requirements for the “performance-based compensation” exception to this $1,000,000 deduction limit with respect to awards under the Amended AIC Plan to Covered Employees, the Company may determine that it is in its best interest not to satisfy the requirements for the exception.
Application of Section 409A of the IRC. Section 409A of the IRC (“Section 409A”) imposes an additional 20% tax and interest on an individual receiving nonqualified deferred compensation under a plan that fails to satisfy certain requirements. For purposes of Section 409A, “nonqualified deferred compensation” includes certain performance award programs. Generally speaking, Section 409A does not apply to incentive awards that are paid at the time the award vests. Awards made pursuant to the Amended AIC Plan are designed to be exempt from the application of Section 409A.
The above summary relates to U.S. federal income tax consequences only and applies to U.S. citizens and foreign persons who are U.S. residents for U.S. federal income tax purposes.
Amended AIC Plan Benefits
The future awards, if any, that will be made to Executive Officers under the Amended AIC Plan are subject to the discretion of the Committee and are dependent on the attainment of performance goals, and thus the Company cannot currently determine the benefits or amounts that may be granted or paid to its Executive Officers in the future under the Amended AIC Plan. Therefore, the New Plan Benefits Table is not provided.
Vote Required and Board Recommendation
Approval of (i) the First Amendment to the AIC Plan, which, among other things, increases the maximum amount of compensation that may be paid to an individual under the plan in any fiscal year and (ii) the material terms of the Amended AIC Plan for Section 162(m) purposes, requires the affirmative vote of the holders of a majority of the total number of shares of Common Stock present in person or by proxy and entitled to vote on the matter. For these purposes, broker nonvotes are not treated as entitled to vote. See “Voting Shares — Other Matters” on page 6. Unless marked to the contrary, proxies received will be voted FOR approval. The Board of Directors believes strongly that the approval of the First Amendment to the AIC Plan and approval of the material terms of the Amended AIC Plan for Section 162(m) purposes are essential to the Company’s success. For the reasons stated above, stockholders are being asked to approve this proposal.

Proposal IV. Approval of (1) the First Amendment to the
2005 Ownership Incentive Plan and (2) Material Plan Terms
for Purposes of Complying with the Requirements of
Section 162(m) of the Internal Revenue Code
The Board of Directors recommends a vote “FOR” Proposal IV.
Background and Purpose of the Proposal
The Company’s Board of Directors originally adopted the Arkansas Best Corporation 2005 Ownership Incentive Plan (the “2005 Plan”) on February 24, 2005, and the Company’s stockholders originally approved the 2005 Plan on April 20, 2005. At the 2010 Annual Meeting of Stockholders, stockholders will be asked to approve the First Amendment to the 2005 Plan, which was approved by our Board on February 18, 2010, and to reapprove the material terms of the 2005 Plan so that awards granted under the 2005 Plan, as modified by the First Amendment (the “Amended Plan”) that are intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the IRC will be fully deductible by the Company and its subsidiaries. If approved by the Company’s stockholders at the meeting, the First Amendment will become effective immediately.
The use of stock-based awards under the 2005 Plan continues to be a key element of the Company’s compensation program. The purpose of the First Amendment is to increase the number of shares of common stock that the Company may issue under the 2005 Plan by 1,500,000 shares, from 1,500,000 shares to 3,000,000 shares. Of the 1,500,000 shares currently authorized for issuance under the 2005 Plan, a total of 72,928 shares have been issued as of February 23, 2010 after the lapse of restrictions on grants of restricted stock, upon the settlement of restricted stock units or upon the exercise of stock options. As of February 23, 2010, under the 2005 Plan, a total of 0 shares remained subject to outstanding stock options, 609,168 shares remained subject to unsettled restricted stock units, and 128,704 shares remained subject to restricted stock still subject to forfeiture. As of February 23, 2010, a total of 232,700 shares remained subject to outstanding stock options under the Company’s 2002 Stock Option Plan, a total of 70,954 shares remained subject to outstanding stock options under the Company’s 1992 Stock Option Plan, and a total of 222,603 shares remained subject to outstanding stock options under the Company’s Nonqualified Stock Option Plan. While the Company currently has sufficient shares under the 2005 Plan to make equity awards for one or two more years, the Company is asking its stockholders to approve additional shares at this time so that no further approval is needed with respect to the 2005 Plan prior to its expiration on April 20, 2015. In addition to increasing the share number under the 2005 Plan, the First Amendment also makes certain other changes to the 2005 Plan, including (i) increasing the number of shares that may be issued pursuant to incentive stock options under the 2005 Plan to 3,000,000 and (ii) adding additional events or circumstances that the Company may adjust for when setting performance goals under the 2005 Plan. The Company believes these additional changes will make the 2005 Plan easier to administer.
The 2005 Plan is a broad-based plan under which the Company grants awards to its current and prospective employees, including officers, and its directors. The Company continues to believe that its long-term interests are best advanced by aligning the interests of its nonemployee directors and key employees with the interests of its stockholders. Therefore, to attract, retain and motivate nonemployee directors, officers and key management employees of exceptional abilities and, in recognition of the significant contributions to the long-term performance and growth of the Company and its subsidiaries made by these individuals, the Board of Directors has adopted the First Amendment to the 2005 Plan, subject to stockholder approval. Approval of the First Amendment will permit the Company to continue to use stock-based compensation to align stockholder and employee interests and to motivate employees and others providing services to the Company or any subsidiary. While the Board of Directors is cognizant of the potential dilutive effect of compensatory stock awards, it also recognizes the significant motivational and performance benefits that are achieved from making such awards.

In addition to the First Amendment, the Board of Directors is also requesting that stockholders reapprove the material terms of the Amended Plan so that certain designated awards under the Amended Plan qualify for exemption from the deduction limitations of Section 162(m). As discussed in Proposal III above, under Section 162(m), the federal income tax deductibility of compensation paid to the Company’s Chief Executive Officer and three other most highly compensated officers (other than the Company’s Chief Executive Officer or Chief Financial Officer) determined pursuant to the executive compensation disclosure rules under the Securities Exchange Act of 1934 (“Covered Employees”) may be limited to the extent such compensation exceeds $1,000,000 in any taxable year. However, the Company may deduct compensation paid to its Covered Employees in excess of that amount if it qualifies as “performance-based compensation” as defined in Section 162(m). In addition to certain other requirements, in order for awards under the Amended Plan to constitute “performance-based compensation,” the material terms of the Amended Plan must be disclosed to and approved by the Company’s stockholders no later than the first stockholder meeting that occurs in the fifth year following the year in which stockholders previously approved the 2005 Plan.
Under the Section 162(m) regulations, the material terms of the Amended Plan are (i) the maximum amount of compensation that may be paid to a participant under the Amended Plan in any fiscal year, (ii) the employees eligible to receive compensation under the Amended Plan, and (iii) the business criteria on which the performance goals are based. The Company intends that awards under the Amended Plan continue to qualify for exemption from the deduction limitations of Section 162(m). Accordingly, the Company is asking its stockholders to reapprove the material terms of the Amended Plan for Section 162(m) purposes so that awards under the Amended Plan that are intended to qualify as “performance-based compensation” within the meaning of Section 162(m) will be fully deductible by the Company. The material terms of the Amended Plan are disclosed below as follows: (i) the maximum amount of compensation is described in the section entitled “Summary of the Amended Plan — Shares Subject to the Amended Plan,” (ii) the eligible employees are described in the section entitled “Summary of the Amended Plan — Persons Who May Participate,” and (iii) the business criteria are described in the section entitled “Summary of the Amended Plan — Awards under the Amended Plan — Qualifying Performance Criteria.”
Assuming the presence of a quorum, the affirmative vote of a majority of the shares present, in person or by proxy, to vote at the 2010 Annual Meeting of Stockholders is necessary for approval of the First Amendment to the 2005 Plan and for reapproval of the material terms of the Amended Plan for Section 162(m) purposes.
Consequences of Failing to Approve the Proposal
Failure of the Company’s stockholders to approve this Proposal will not affect the rights of existing award holders under the 2005 Plan or under any previously granted awards under the 2005 Plan. However, if this Proposal is not approved, the deductibility of awards granted to Covered Employees after the 2010 Annual Meeting of Stockholders (including awards granted with respect to shares of Company common stock that were previously authorized under the 2005 Plan) will potentially be limited and the Company will be severely limited in its ability to grant equity-based awards to its employees and other service providers. Thus, the Company will be required to reevaluate its compensation structure.
Summary of the Amended Plan
The following summary of the Amended Plan does not purport to be a complete description of all provisions of the Amended Plan and should be read in conjunction with, and is qualified in its entirety by reference to, the complete text of (i) the 2005 Plan, which was filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K on April 22, 2005, and (ii) the First Amendment, which is attached to this proxy statement as Appendix B. The Amended Plan gives the Compensation Committee the ability to award stock options, stock appreciation rights (“SARs”), restricted stock (“Restricted Stock Awards”), restricted stock units (“Restricted Stock Units”) and performance award units, with vesting and other award provisions that provide effective incentives to Company employees and nonemployee directors and alignment of stockholder, management and director interests. Unless earlier terminated by action of the Company’s Board of Directors, the Amended Plan will terminate on April 20, 2015. Awards granted prior to the termination date of the Amended Plan will continue to be effective in accordance with their terms and conditions.

Persons Who May Participate. Any member of the Board of Directors who is not a current employee of the Company or one of its subsidiaries, and any current or prospective officer or employee of the Company and its subsidiaries, is eligible to receive an award under the Amended Plan. Only individuals who are employees of the Company or one of its corporate subsidiaries are eligible to receive Incentive Options (defined below). The Compensation Committee determines in its discretion which eligible persons will receive awards under the Amended Plan. As of February 23, 2010, approximately 86 employees and 7 nonemployee directors were eligible to participate in the existing 2005 Plan.
Shares Subject to the Amended Plan. Subject to adjustment as discussed below, the total aggregate number of shares of the Company’s common stock that may be subject to awards under the Amended Plan, since the inception of the 2005 Plan, is 3,000,000, plus any shares subject to outstanding awards under the Company’s 2002 Stock Option Plan, the Company’s 1992 Stock Option Plan or the Company’s Nonqualified Stock Option Plan (collectively, the “Prior Plans”) that cease for any reason to be subject to such awards (other than by reason of exercise or settlement of the awards to the extent they are exercised for or settled in vested and nonforfeitable shares) on or after April 20, 2005. The shares issued pursuant to awards under the Amended Plan may be authorized and unissued shares or shares that the Company reacquired, including shares purchased in the open market. The number of shares considered issued under the Amended Plan equals the number of shares actually issued upon exercise or settlement of an award. Shares that (i) were subject to awards that expired or that were canceled, forfeited or settled in cash (rather than shares), or (ii) are delivered or deemed delivered to the Company in payment or satisfaction of the purchase price, exercise price or tax withholding obligation resulting from an award will be deemed returned to the pool of shares reserved for issuance under the Amended Plan and will be available for issuance pursuant to additional awards granted under the Amended Plan.
No participant may be granted awards under the Amended Plan covering more than 100,000 shares in any one calendar year, subject to certain anti-dilution and other adjustments. For the portion of any performance award units granted in any one calendar year to any participant that are denominated in dollars and are intended to qualify as “performance-based compensation” under Section 162(m), the maximum amount payable for the performance period is $2,000,000 times the number of years in the performance period. The maximum aggregate number of shares that may be issued pursuant to the exercise of Incentive Options granted under the Amended Plan is 3,000,000, subject to certain anti-dilution and other adjustments.
Administration. The Amended Plan will be administered by the Compensation Committee of the Board of Directors or another committee of two or more directors established by the Board of Directors from time to time. Under NASDAQ rules, members of the Compensation Committee are required to satisfy the NASDAQ’s standards for independence, subject to certain narrow exceptions. The Compensation Committee may delegate various functions to subcommittees or certain officers of the Company. Subject to the provisions of the Amended Plan, the Compensation Committee has the power to: (i) prescribe, amend and rescind rules and regulations relating to the Amended Plan and to define terms not otherwise defined therein, (ii) determine which persons are eligible to participate and to receive awards under the Amended Plan and the timing of any such awards, (iii) grant awards to participants and determine the terms and conditions thereof, including the number of shares subject to awards and the exercise or purchase price of such shares and the circumstances under which awards become exercisable or vested or are forfeited or expire, which terms may but need not be conditioned upon the passage of time, continued employment, the satisfaction of performance criteria, the occurrence of certain events (including a change in control), or other factors, (iv) establish and verify the extent of satisfaction of any performance goals or other conditions applicable to the grant, issuance, exercisability, vesting and/or ability to retain any award, (v) prescribe and amend the terms of the agreements or other documents evidencing awards made under the Amended Plan (which need not be identical) and the terms of or form of any document or notice required to be delivered to the Company by participants under the Amended Plan, (vi) determine whether, and the extent to which, adjustments are required as a result of any reorganization, reclassification, combination of shares, stock split, reverse stock split, spin-off, dividend (other than regular, quarterly cash dividends), (vii) interpret and construe the Amended Plan, any rules and regulations under the Amended Plan and the terms and conditions of any award granted thereunder, and to make exceptions to any such provisions in good faith and for the benefit of the Company, and (viii) make all other determinations deemed necessary or advisable for the administration of the Amended Plan.

Awards under the Amended Plan
Stock Options. Options granted under the Amended Plan may be either incentive stock options qualifying under Section 422 of the IRC (“Incentive Option”) or options which are not intended to qualify as incentive stock options (“Nonstatutory Option”). Under the terms of the Amended Plan, the exercise price for stock options must be equal to or greater than the fair market value of the Company’s common stock on the date of grant (and, in the case of an Incentive Option granted to a participant who owns stock possessing more than 10% of the combined voting power of all classes of stock of the Company, must be equal to or greater than 110% of the fair market value of the Company’s common stock on the date of grant). Stock options granted under the terms of the Amended Plan will not become exercisable earlier than one year from the date of grant (except upon a change in control or termination of employment due to death, disability or retirement), and options may be for a term of no more than 10 years (five years, in the case of an Incentive Option granted to a participant owning more than 10% of the Company’s voting power). Otherwise, the Compensation Committee has discretion to determine the number of shares subject to an option (subject to the Amended Plan’s stated limits), the vesting, expiration and forfeiture provisions for options, the restrictions on transferability of an option, and any other terms and conditions otherwise consistent with the Amended Plan. The exercise price of an option may be paid through various means acceptable to the Compensation Committee, including in cash or, to the extent allowed by the Compensation Committee, by delivering previously owned shares, by withholding shares deliverable upon the exercise of the option or by delivering to the Company the proceeds of shares of the Company’s stock issuable under an option. The Amended Plan prohibits repricing stock options without stockholder approval.
Stock Appreciation Rights. A stock appreciation right or SAR provides the right to the monetary equivalent of the increase in the value of a specified number of the Company’s shares over a specified period of time after the right is granted. SARs may be paid in stock, cash or a combination thereof. SARs may be granted either in tandem with or as a component of other awards granted under the Amended Plan or not in conjunction with other awards and may, but need not, relate to a specific option. SARs are generally subject to the same terms and limitations as options or, when granted tandem to other awards, to the same terms as those other awards. SARs cannot be repriced without stockholder approval.
Restricted Stock and Restricted Stock Units. A Restricted Stock Award is an award of shares, and Restricted Stock Units are an award of units denominated in shares and payable in shares or cash, in each case, the grant, issuance, retention and/or vesting of which is subject to such performance and other conditions as are specified by the Compensation Committee. The Compensation Committee has discretion to determine the terms of any Restricted Stock Award or Restricted Stock Unit award, including the number of shares subject to such award (subject to the Amended Plan’s stated limits), the price (if any) paid for shares subject to a Restricted Stock Award or Restricted Stock Units, and the minimum period over which a Restricted Stock Award or Restricted Stock Units may vest or be settled, which must cover at least a three-year period (except in the event of a change in control or upon the participant’s death, disability or retirement) or, if the grant, issuance, vesting or retention of the award is contingent upon satisfaction of a performance criteria, a performance period of at least one year. Unless otherwise determined by the Compensation Committee, participants holding shares subject to a Restricted Stock Award may exercise full voting rights with respect to the shares during the restriction period and will be entitled to receive all dividend and other distributions with respect to the shares, subject to any requirement imposed by the Compensation Committee that such dividend or distribution amounts be reinvested in additional shares subject to a Restricted Stock Award or remain subject to the same restrictions as the Restricted Stock Award. Holders of Restricted Stock Units will be entitled to receive dividend equivalents only to the extent provided by the Compensation Committee.
Performance Award Units. The Amended Plan authorizes the grant of performance award units, pursuant to which participants are awarded bonus opportunities that are paid contingent upon the achievement of performance criteria specified by the Compensation Committee. The Compensation Committee has discretion to determine the terms of any performance award unit, including the maximum amount payable (subject to the Amended Plan’s stated limits), the performance period (which is generally at least one year), the performance criteria (which may be based on financial performance and/or personal performance evaluations) and level of achievement versus these criteria, the timing of any payment, restrictions on a performance award unit prior to actual payment, forfeiture provisions, and any other terms and conditions consistent with the Amended Plan. The Compensation Committee may specify the percentage of the target performance award unit that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) using “qualifying performance criteria” described below. Performance award units are payable in cash or shares of common stock as determined by the Compensation Committee. Notwithstanding satisfaction of any performance goals, the number of shares issued under or the amount paid under an award may, to the extent specified in the award agreement, be reduced by the Compensation Committee on the basis of such further considerations as the Compensation Committee in its sole discretion shall determine.
Qualifying Performance Criteria. Qualifying performance criteria will be any one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or subsidiary, either individually, alternatively or in any combination, and measured either quarterly, annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to a previous year’s results or to a designated comparison group, in each case as specified by the Compensation Committee in the award: (i) pretax income, (ii) net income, (iii) earnings per share, (iv) revenues, (v) expenses, (vi) return on assets, (vii) return on equity, (viii) return on capital employed, (ix) return on investment, (x) net profit margin, (xi) operating profit margin, (xii) operating cash flow, (xiii) total shareholder return, (xiv) capitalization, (xv) liquidity, (xvi) results of customer surveys, and (xvii) safety or productivity improvement. The Compensation Committee may appropriately adjust any evaluation of performance under a qualifying performance criteria to exclude any of the following events that occurs during a performance period: (a) asset write-downs, (b) litigation, claims, judgments or settlements, (c) the effect of changes in tax law or other laws or regulations affecting reported results, (d) any amounts accrued by the Company or its subsidiaries under any management bonus or cash profit-sharing plans and related employer payroll taxes, (e) accruals for reorganization and restructuring programs, (f) any extraordinary, unusual or nonrecurring items as described in the Accounting Standards Codification topic(s) that replaced or were formerly known as Accounting Principles Board (“APB”) Opinion No. 30, as amended or superseded, (g) any changes in accounting principle as defined in the Accounting Standards Codification topic(s) that replaced or were formerly known as Financial Accounting Standards Board (“FASB”) Statement 154, as amended or superseded, (h) any loss from a discontinued operation as described in the Accounting Standards Codification topic(s) that replaced or were formerly known as FASB Statement 144, as amended or superseded, (i) goodwill impairment charges, (j) operating results for any business acquired during the plan year, and (k) third party expenses associated with any acquisition by the Company or any Subsidiary.
Transferability. Unless otherwise provided for by the Compensation Committee, awards under the Amended Plan are generally only transferable (i) by a recipient’s last will and testament and by the applicable laws of descent and distribution, (ii) pursuant to a domestic relations order, or (iii) to immediate family members or trusts or partnerships solely for the benefit of the Participant’s immediate family members. Incentive Options are transferable only as provided in (i) above.
Tax Withholding. A participant must satisfy any applicable federal, state, local or foreign tax withholding obligations that arise due to an award made under the Amended Plan, and the Compensation Committee will not be required to issue any shares or make any payment until the participant satisfies those obligations in a manner satisfactory to the Company. The Compensation Committee may permit tax withholding obligations to be satisfied by having the Company withhold a portion of the shares that would otherwise be issued to the participant under an award or by allowing the participant to tender previously acquired shares.
Corporate Events. In the event that the number of shares of common stock shall be increased or decreased through reorganization, reclassification, combination of shares, stock split, reverse stock split, spin-off, dividend (other than regular, quarterly cash dividends), or otherwise, the Compensation Committee may, in its discretion, adjust the number and kind of shares available for issuance under the Amended Plan, the number and kind of shares subject to outstanding awards and the exercise price of awards and the number and kind of shares subject to the various limitations under the Amended Plan. The Compensation Committee has the authority to determine the effect, if any, that a change in control (as defined in the 2005 plan) or termination of employment following a change in control would have on outstanding awards under the Plan.
Amendments. The Board of Directors may terminate, amend or discontinue the Amended Plan and the Compensation Committee may amend or alter any agreement or other document evidencing an award made under the Amended Plan, provided that no action may be taken by the Board of Directors (except those described earlier in the “Corporate Events” section above) without the approval of the stockholders to: (i) increase the maximum number of shares that may be issued under the Amended Plan, (ii) permit granting of options at less than fair market value, (iii) reduce the exercise price of outstanding options, (iv) extend the term of the Amended Plan, (v) change the class of individuals eligible for the Amended Plan, (vi) otherwise amend the Amended Plan in any manner requiring stockholder approval by law or under the NASDAQ National Market listing requirements, or (vii) increase the individual annual award limitations. In addition, no amendment of the Amended Plan or any award granted thereunder may impair the rights of any award holder without his or her consent (unless the Compensation Committee determines prior to any change in control that the amendment or alteration is required or advisable in certain situations).
Federal Income Tax Consequences
The following discussion is for general information only and is intended to summarize briefly the U.S. federal tax consequences to participants arising from participation in the Amended Plan. This description is based on current law, which is subject to change (possibly retroactively). The tax treatment of participants in the Amended Plan may vary depending on the particular situation and therefore may be subject to special rules not discussed below. No attempt has been made to discuss any potential foreign, state or local tax consequences.
Incentive Options; Nonstatutory Options; SARs. Participants will not realize taxable income upon the grant of a Nonstatutory Option or an SAR. Upon the exercise of a Nonstatutory Option or SAR, a participant will recognize ordinary compensation income (subject to withholding) in an amount equal to the excess of (i) the amount of cash and the fair market value of the common stock received, over (ii) the exercise price (if any) paid therefore. A participant will generally have a tax basis in any shares of common stock received pursuant to the exercise of an SAR, or pursuant to the cash exercise of a Nonstatutory Option, that equals the fair market value of such shares on the date of exercise. Subject to the discussion under “Federal Income Tax Consequences — Tax Code Limitations on Deductibility” below, the Company or its subsidiary (as applicable) will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by a participant under the foregoing rules.
Participants eligible to receive an Incentive Option will not recognize taxable income on the grant of an Incentive Option. Upon the exercise of an Incentive Option, a participant will not recognize taxable income, although the excess of the fair market value of the shares of common stock received upon exercise of the Incentive Option (“ISO Stock”) over the exercise price will increase the alternative minimum taxable income of the participant, which may cause such participant to incur alternative minimum tax. The payment of any alternative minimum tax attributable to the exercise of an Incentive Option would be allowed as a credit against the participant’s regular tax liability in a later year to the extent the participant’s regular tax liability is in excess of the alternative minimum tax for that year.
Upon the disposition of ISO Stock that has been held for the requisite holding period (generally, at least two years from the date of grant and one year from the date of exercise of the Incentive Option), a participant will generally recognize capital gain (or loss) equal to the excess (or shortfall) of the amount received in the disposition over the exercise price paid by the participant for the ISO Stock. However, if a participant disposes of ISO Stock that has not been held for the requisite holding period (a “Disqualifying Disposition”), the participant will recognize ordinary compensation income in the year of the Disqualifying Disposition in an amount equal to the amount by which the fair market value of the ISO Stock at the time of exercise of the Incentive Option (or, if less, the amount realized in the case of an arm’s-length disposition to an unrelated party) exceeds the exercise price paid by the participant for such ISO Stock. A participant would also recognize capital gain to the extent the amount realized in the Disqualifying Disposition exceeds the fair market value of the ISO Stock on the exercise date. If the exercise price paid for the ISO Stock exceeds the amount realized (in the case of an arm’s-length disposition to an unrelated party), such excess would ordinarily constitute a capital loss.
Generally, the Company will not be entitled to any federal income tax deduction upon the grant or exercise of an Incentive Option, unless a participant makes a Disqualifying Disposition of the ISO Stock. If a participant makes a Disqualifying Disposition, the Company will then, subject to the discussion below under “Federal Income Tax Consequences — Tax Code Limitations on Deductibility,” be entitled to a tax deduction that corresponds as to timing and amount with the compensation income recognized by a participant under the rules described in the preceding paragraph.

Under current rulings, if a participant transfers previously held shares of common stock (other than ISO Stock that has not been held for the requisite holding period) in satisfaction of part or all of the exercise price of a Nonstatutory Option or Incentive Option, no additional gain will be recognized on the transfer of such previously held shares in satisfaction of the Nonstatutory Option or Incentive Option exercise price (although a participant would still recognize ordinary compensation income upon exercise of an Nonstatutory Option in the manner described above). Moreover, that number of shares of common stock received upon exercise which equals the number of shares of previously held common stock surrendered therefore in satisfaction of the Nonstatutory Option or Incentive Option exercise price will have a tax basis that equals, and a capital gains holding period that includes, the tax basis and capital gains holding period of the previously held shares of common stock surrendered in satisfaction of the Nonstatutory Option or Incentive Option exercise price. Any additional shares of common stock received upon exercise will have a tax basis that equals the amount of cash (if any) paid by the participant, plus the amount of compensation income recognized by the participant under the rules described above. If a reload option is issued in connection with a participant’s transfer of previously held common stock in full or partial satisfaction of the exercise price of an Incentive Option or Nonstatutory Option, the tax consequences of the reload option will be as provided above for an Incentive Option or Nonstatutory Option, depending on whether the reload option itself is an Incentive Option or Nonstatutory Option.
The Amended Plan allows the Compensation Committee to permit the transfer of awards in limited circumstances. See “Summary of the Amended Plan — Transferability.” For income and gift tax purposes, certain transfers of Nonstatutory Options and SARs generally should be treated as completed gifts, subject to gift taxation.
The IRS has not provided formal guidance on the income tax consequences of a transfer of Nonstatutory Options (other than in the context of divorce) or SARs. However, the IRS has informally indicated that after a transfer of stock options (other than in the context of divorce pursuant to a domestic relations order), the transferor will recognize income, which will be subject to withholding, and FICA/FUTA taxes will be collectible at the time the transferee exercises the stock options.
In addition, if a participant transfers a vested Nonstatutory Option to another person and retains no interest in or power over it, the transfer is treated as a completed gift. The amount of the transferor’s gift (or generation-skipping transfer, if the gift is to a grandchild or later generation) equals the value of the Nonstatutory Option at the time of the gift. The value of the Nonstatutory Option may be affected by several factors, including the difference between the exercise price and the fair market value of the stock, the potential for future appreciation or depreciation of the stock, the time period of the Nonstatutory Option and the illiquidity of the Nonstatutory Option. The transferor will be subject to a federal gift tax, which will be limited by (i) the annual exclusion of $13,000 (for 2010) per donee, (ii) the transferor’s lifetime unified credit, or (iii) the marital or charitable deduction rules. The gifted Nonstatutory Option will not be included in the participant’s gross estate for purposes of the federal estate tax or the generation-skipping transfer tax.
This favorable tax treatment for vested Nonstatutory Options has not been extended to unvested Nonstatutory Options. Whether such consequences apply to unvested Nonstatutory Options is uncertain, and the gift tax implications of such a transfer are a risk the transferor will bear upon such a disposition. The IRS has not specifically addressed the tax consequences of a transfer of SARs.
Restricted Stock Awards; Restricted Stock Units; Cash Awards. A participant will recognize ordinary compensation income upon receipt of cash pursuant to a cash award or, if earlier, at the time the cash is otherwise made available for the participant to draw upon. A participant will not have taxable income at the time of grant of a stock award in the form of Restricted Stock Units denominated in common stock, but rather, will generally recognize ordinary compensation income at the time he receives cash or common stock in settlement of the Restricted Stock Units in an amount equal to the cash or the fair market value of the common stock received. In general, a participant will recognize ordinary compensation income as a result of the receipt of common stock pursuant to a Restricted Stock Award in an amount equal to the fair market value of the common stock when such stock is received; provided that, if the stock is not transferable and is subject to a substantial risk of forfeiture when received, a participant will recognize ordinary compensation income in an amount equal to the fair market value of the common stock (i) when the common stock first becomes transferable or is no longer subject to a substantial risk of forfeiture, in cases where a participant does not make an valid election under section 83(b) of the IRC, or (ii) when the common stock is received, in cases where a participant makes a valid election under section 83(b) of the IRC.

A participant will be subject to withholding for federal, and generally for state and local, income taxes at the time he recognizes income under the rules described above with respect to common stock or cash received. Dividends that are received by a participant prior to the time that the common stock is taxed to the participant under the rules described in the preceding paragraph are taxed as additional compensation, not as dividend income. The tax basis in the common stock received by a participant will equal the amount recognized by him as compensation income under the rules described in the preceding paragraph, and the participant’s capital gains holding period in those shares will commence on the later of the date the shares are received or the restrictions lapse.
Subject to the discussion immediately below, the Company or one of its subsidiaries (as applicable) will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by a participant under the foregoing rules.
Tax Code Limitations on Deductibility. In order for the amounts described above to be deductible, such amounts must constitute reasonable compensation for services rendered or to be rendered and must be ordinary and necessary business expenses.
The Company’s ability (or the ability of one of its subsidiaries, as applicable) to obtain a deduction for future payments under the Amended Plan could also be limited by the golden parachute payment rules of Section 280G of the IRC, which prevent the deductibility of certain excess parachute payments made in connection with a change in control of an employer-corporation.
Finally, the Company’s ability (or the ability of one of its subsidiaries, as applicable) to obtain a deduction for amounts paid under the Amended Plan could be limited by Section 162(m) of the IRC, which limits the deductibility, for federal income tax purposes, of compensation paid to Covered Employees of a publicly traded corporation to $1,000,000 with respect to any such officer during any taxable year of the corporation. However, an exception applies to this limitation in the case of certain performance-based compensation. In order to exempt performance-based compensation from the $1,000,000 deductibility limitation, the grant or vesting of the award relating to the compensation must be based on the satisfaction of one or more performance goals as selected by the Compensation Committee. Performance-based awards intended to comply with Section 162(m) may not be granted in a given period if such awards relate to shares of common stock which exceed a specified limitation or, alternatively, the performance-based awards may not result in compensation, for a participant, in a given period which exceeds a specified limitation. If the Amended Plan is approved at the 2010 Annual Meeting of Stockholders, a participant who receives an award or awards intended to satisfy the performance-based exception to the $1,000,000 deductibility limitation may not receive performance-based awards relating to more than 100,000 shares of common stock or, with respect to awards not related to shares of common stock, $2,000,000, in any given fiscal year. Although the Amended Plan has been drafted to satisfy the requirements for the performance-based compensation exception, the Company may determine that it is in its best interests not to satisfy the requirements for the exception. See “Summary of the Amended Plan — Awards under the Amended Plan — Performance Award Units” and “Summary of the Amended Plan — Awards under the Amended Plan — Qualifying Performance Criteria.”
New Plan Benefits
The awards, if any, that will be made to eligible persons under the Amended Plan are subject to the discretion of the Compensation Committee and, thus, the Company cannot currently determine the benefits or number of shares subject to awards that may be granted in the future to its executive officers, employees and directors under the Amended Plan. Therefore, the New Plan Benefits Table is not provided.
The Company did make its annual equity awards under the 2005 Plan for 2009 in April, 2009 to the Named Executive Officers, nonemployee directors, and to its other eligible employees. The grants to the Named Executive Officers are reflected in the “2009 Grants of Plan-Based Awards” table that can be found on page 35 of this proxy statement. The 2010 grant to the nonemployee directors is reflected in footnote 3 to the Director Compensation Table. On February 23, 2010, the closing price of the Company’s common stock was $24.55 per share. As of February 23, 2010, no stock options have been granted under the 2005 Plan.

Vote Required and Board Recommendation
Approval of (i) the First Amendment to the 2005 Plan, which, among other things, increases the number of shares available for future issuances under the 2005 Plan by 1,500,000 shares to an aggregate of 3,000,000 total shares, and (ii) the material terms of the Amended Plan for Section 162(m) purposes, requires the affirmative vote of the holders of a majority of the total number of shares of common stock present in person or by proxy and entitled to vote on the matter. For these purposes, broker nonvotes are not treated as entitled to vote. See “Voting Shares — Other Matters” on page 6. Unless marked to the contrary, proxies received will be voted FOR approval. The Board of Directors believes strongly that the approval of the First Amendment to the 2005 Plan and approval of the material terms of the 2005 Plan for purposes of Section 162(m) are essential to the Company’s continued success. For the reasons stated above, the stockholders are being asked to approve this Proposal.
Other Matters
The Board does not know of any matters that will be presented for action at the 2010 Annual Meeting other than those described above and matters incident to the conduct of the meeting. If, however, any other matters not presently known to management should come before the 2010 Annual Meeting, it is intended that the shares represented by the accompanying proxy will be voted on such matters in accordance with the discretion of the holders of such proxy.
Cost of Solicitation
Proxies may be solicited by Directors, officers or employees of the Company or its subsidiaries in person, by telephone, telegram or other means. However, no payment will be made to any of them for their solicitation activities. The costs of solicitation, including the standard charges and expenses of banks, brokerage houses, other institutions, nominees and fiduciaries for preparing, assembling and forwarding proxy materials to and obtaining proxies from beneficial owners of shares held of record by such persons, will be borne by the Company.
Stockholder Communication with the Board
Arkansas Best Corporation stockholders may communicate with the Company’s Board of Directors, or any individual member of the Board, by sending the communication as follows:
Board of Directors (or Individual Member’s Name)
c/o Corporate Secretary
Arkansas Best Corporation
P.O. Box 10048
Fort Smith, AR 72917-0048
Communications addressed to the Board will be sent to the Chairman of the Board of Directors.
All communications to the Board, or an individual member, will be opened and reviewed by the Corporate Secretary prior to forwarding to the Board or individual member of the Board. This review will facilitate a timely review of any matters contained in the communication if, for any reason, the Board member is unavailable to timely review the communication.

Procedure for Submitting Stockholder Proposals for
2011 Annual Meeting
Pursuant to SEC Rule 14a-8, stockholder proposals submitted for next year’s proxy statement must be received by the Company no later than the close of business on November 12, 2010 to be considered. Proposals should be addressed to Corporate Secretary, Arkansas Best Corporation, P.O. Box 10048, Fort Smith, AR 72917-0048. In order to prevent controversy about the date of receipt of a proposal, the Company strongly recommends that any stockholder wishing to present a proposal submit the proposal by certified mail, return receipt requested.
Any stockholder entitled to vote at the 2011 Annual Meeting and intending to introduce at the 2011 Annual Meeting any business (aside from a stockholder proposal under SEC Rule 14a-8) must submit a written notice (“stockholder notice”) to the Company, in accordance with the procedures set forth in the Company’s bylaws. Such stockholder notice must be received by the Corporate Secretary of the Company at the address above not earlier than 120 days and not later than 90 days prior to the first anniversary of the preceding year’s Annual Meeting of stockholders. Such stockholder notices introducing business must set forth as to each matter the stockholder proposes to bring before the Annual Meeting certain information specified in the bylaws including, among other things: (1) as to the stockholder giving the notice and any beneficial owner, if any, on whose behalf the proposal is made (a) the name and address, including business address and telephone number, of such persons, (b) the class and number of shares of the Company which are owned beneficially and of record by such persons, (c) any option, warrant or other derivative security owned by such persons, (d) any agreement pursuant to which such persons have the right to vote any shares of the Company, (e) any other information relating to such persons required to be disclosed in a proxy statement in connection with the solicitation of proxies for the proposal, and (f) a description of all material agreements and understandings between such persons and any other person in connection with the proposal of such business by the stockholder; (2) a brief description of the business desired to be brought before the meeting, including the exact text of any proposal to be presented for adoption; and (3) the reasons for conducting such business at the meeting. For information regarding the required information in the stockholder notice, contact the Corporate Secretary’s office at info@arkbest.com or by telephone 479-785-6000.
General Matters
Upon written request, the Company will provide stockholders with a copy of its Annual Report on Form 10-K filed with the SEC (including financial statements and schedules thereto) for the fiscal year ended December 31, 2009, without charge. Written requests should be directed to: David Humphrey, Vice President—Investor Relations and Corporate Communications, Arkansas Best Corporation, P.O. Box 10048, Fort Smith, AR 72917-0048.
Certain stockholders sharing an address may have received only one copy of this Proxy Statement and the Annual Report on Form 10-K. The Company will promptly deliver, upon oral or written request, a separate copy of the Proxy Statement and the Annual Report to a stockholder at a shared address to which only a single copy of such documents was delivered. Separate copies may be requested by contacting your broker, bank or other holder of record or by contacting the Company at the following address or telephone number:
Arkansas Best Corporation
Attention: Vice President—Investor Relations
and Corporate Communications
P.O. Box 10048
Fort Smith, AR 72917-0048
Telephone: 479-785-6000

If you want to receive separate copies of the Company’s Annual Report on Form 10-K and Proxy Statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you can make these requests through the following sources:
Stockholders of record should contact the Company’s Corporate Secretary in writing at Arkansas Best Corporation, P.O. Box 10048, Fort Smith, AR 72917-0048 or by telephone at 479-785-6000.
Stockholders who are beneficial owners should contact their bank, broker or other nominee record holder or contact Broadridge in writing at Broadridge, Attention: Householding Department, 51 Mercedes Way, Edgewood, NY 11717 or by telephone at 800-542-1061.

Your vote is important. Whether or not you plan to attend the meeting, we hope you will vote promptly: by Internet, by telephone or by signing, dating and returning the enclosed proxy card.

Fort Smith, Arkansas Date: February 26, 2010	MICHAEL R. JOHNS Secretary

Appendix A
Proposed
First Amendment to the
Arkansas Best Corporation
Executive Officer Annual Incentive Compensation Plan
          THIS FIRST AMENDMENT (the “First Amendment”) to the Arkansas Best Corporation Executive Officer Annual Incentive Compensation Plan, as amended from time to time (the “Plan”), is effective January 1, 2010 (the “Effective Date”), and is made by Arkansas Best Corporation (the “Company”).
WITNESSETH:
          WHEREAS, the Company previously adopted the Plan, under which the Company is authorized to grant annual cash awards to executive officers of the Company and its subsidiaries, based on the achievement of pre-established performance goals;
          WHEREAS, the Company’s board of directors (the “Board”) has determined that it is desirable to submit for approval to the stockholders of the Company, at the Company’s 2010 Annual Meeting of Stockholders, the material terms of the Plan, including the employees eligible to participate therein, the maximum compensation payable under the Plan and the business criteria that may be used for setting performance goals under the Plan, for purposes of satisfying the “performance-based compensation” exemption under section 162(m) of the IRC of 1986, as amended (the “Code”), which requires the material terms of the Plan to be disclosed to and approved by the Company’s stockholders no later than the first stockholder meeting that occurs in the fifth year following the year in which the stockholders previously approved the Plan;
          WHEREAS, in connection with such approval, the Board has determined that it is desirable to amend the Plan, effective as of the Effective Date and subject to the approval of the Company’s stockholders, to (i) increase the maximum amount of compensation that may be paid to each participant under the Plan in any one year with respect to awards intended to constitute “performance-based compensation” within the meaning of section 162(m) of the Code, (ii) add certain adjustment provisions applicable to the performance criteria under the Plan and (iii) make certain clarifying changes to the Plan; and
          WHEREAS, Section 11 of the Plan provides that the Board or the committee appointed by the Board to administer the Plan may amend the Plan from time to time under certain circumstances, subject to approval by the Company’s stockholders in the case of certain material amendments pursuant to section 162(m) of the Code.
          NOW, THEREFORE, the Plan shall be amended as of the Effective Date, subject to approval by the Company’s stockholders, as set forth below:
     1. The second paragraph of Section 5.1 of the Plan shall be deleted in its entirety and replaced with the following:
In establishing or adjusting a performance goal, the Committee may exclude the impact of any of the following events or occurrences which the Committee determines should appropriately be excluded: (a) any amounts accrued by the Company or its Subsidiaries pursuant to management bonus plans or cash profit sharing plans and related employer payroll taxes for the fiscal year; (b) any discretionary or matching contributions made to the savings and deferred profit-sharing plan or deferred compensation plan for the fiscal year; (c) asset write-downs; (d) litigation, claims, judgments or settlements; (e) the effect of changes in tax law or other such laws or regulations affecting reported results; (f) accruals for reorganization and restructuring programs; (g) any extraordinary, unusual or nonrecurring items as described in the Accounting Standards Codification topic(s) that replaced or were formerly known as Accounting Principles Board (“APB”) Opinion No. 30, as the same may be amended or superseded from time to time; (h) any change in accounting principle as defined in the Accounting Standards Codification topic(s) that replaced or were formerly known as Financial Accounting Standards Board (“FASB”) Statement

Appendix A
154, as the same may be amended or superseded from time to time; (i) any loss from a discontinued operation as described in the Accounting Standards Codification topic(s) that replaced or were formerly known as FASB Statement 144, as the same may be amended or superseded from time to time; (j) goodwill impairment charges; (k) operating results for any business acquired during the Plan Year; and (l) third party expenses associated with any acquisition by the Company or any Subsidiary.
     2. Section 5.4 of the Plan shall be deleted in its entirety and replaced with the following:
5.4 FINAL AWARD LIMIT. The Committee may establish guidelines governing the maximum Final Award that may be earned by Executive Officers (either in the aggregate, by Employee class, or among individual Executive Officers) in each Plan Year. The guidelines may be expressed as a percentage of companywide goals of financial measures, or such other measures as the Committee shall from time to time determine; provided, however, that the maximum payout with respect to a Final Award payable to any one Executive Officer in connection with performance in any one Plan Year shall not exceed $3,000,000.
     3. Section 6.1 of the Plan shall be deleted in its entirety and replaced with the following:
6.1 FORM AND TIMING OF PAYMENT. Unless a deferral election is made by an Executive Officer pursuant to Section 6.2 herein, or deferral of all or a portion of an Executive Officer’s Final Award is required by Section 6.3, each Executive Officer’s Final Award shall be earned and paid in cash, in one lump sum, as soon as the Final Award’s calculation is completed and the written certification of the Committee in Section 5.6 hereof has been issued, but in no event later than March 15 of the calendar year following the Plan Year to which such Final Award relates. Except as provided in Section 7, an Executive Officer must be employed by the Company or a Subsidiary on the date of payment to receive a Final Award.
     4. The first paragraph of Section 10 of the Plan shall be deleted in its entirety and replaced with the following:
In the event of a Change in Control, each Executive Officer shall receive a pro rata payment of the greater of his or her Target Incentive Award or Final Award for the Plan Year during which such Change in Control occurs. In such circumstances, the Committee shall determine the Final Award based upon performance during the Plan Year until the date of the Change in Control. Such proration shall be determined based on the Base Salary received by the Executive Officer during the Plan Year as of the effective date of the Change in Control. Such amount shall be paid in cash to each Executive Officer as soon as the final calculation is completed, but in any event within forty-five (45) days after the effective date of the Change in Control.
          NOW, THEREFORE, be it further provided that, except as set forth above, the Plan shall continue to read in its current state.
          IN WITNESS WHEREOF, the Company has caused the execution of this First Amendment by its duly authorized officer, effective as of the Effective Date and subject to approval by the Company’s stockholders.

ARKANSAS BEST CORPORATION
By:
Name:
Title:
Date:

Appendix B
Proposed
First Amendment to the
Arkansas Best Corporation
2005 Ownership Incentive Plan
          THIS FIRST AMENDMENT (the “First Amendment”) to the Arkansas Best Corporation 2005 Ownership Incentive Plan, as amended from time to time (the “Plan”), is effective January 1, 2010 (the “Effective Date”), and is made by Arkansas Best Corporation (the “Company”).
WITNESSETH:
          WHEREAS, the Company previously adopted the Plan, under which the Company is authorized to grant equity-based incentive awards to certain employees and service providers of the Company;
          WHEREAS, the Company’s board of directors (the “Board”) has determined that it is desirable to submit for approval to the stockholders of the Company, at the Company’s 2010 Annual Meeting of Stockholders, the material terms of the Plan, including the employees eligible to participate therein, the maximum compensation payable under the Plan and the business criteria that may be used for setting performance goals under the Plan, for purposes of satisfying the “performance-based compensation” exemption under section 162(m) of the IRC of 1986, as amended (the “Code”), which requires the material terms of the Plan to be disclosed to and approved by the Company’s stockholders no later than the first stockholder meeting that occurs in the fifth year following the year in which the stockholders previously approved the Plan;
          WHEREAS, in connection with such approval, the Board has determined that it is desirable to amend the Plan, effective as of the Effective Date and subject to approval by the stockholders of the Company, to (i) increase the maximum number of shares for which Awards may be granted under the Plan, (ii) increase the maximum number of incentive stock options that may be granted under the Plan, (iii) add certain adjustment provisions applicable to the performance criteria under the Plan and (iv) make certain clarifying changes to the Plan; and
          WHEREAS, Section 19 of the Plan provides that the Board may amend the Plan from time to time under certain circumstances, including to increase the maximum number of shares for which awards may be granted under the Plan, subject to approval by the stockholders of the Company.
          NOW, THEREFORE, the Plan shall be amended as of the Effective Date, subject to approval by the Company’s stockholders, as set forth below:
     1. Section 6(a) of the Plan shall be deleted in its entirety and replaced with the following:
(a) Aggregate Limits. The maximum aggregate number of Shares issuable pursuant to all Awards, since inception of the Plan, is 3,000,000, plus any shares subject to outstanding awards under Prior Plans as of April 20, 2005 that become available pursuant to Section 6(b). The aggregate number of Shares available for grant under this Plan and the number of Shares subject to outstanding Awards will be subject to adjustment as provided in Section 13. The Shares issued pursuant to Awards granted under this Plan may be authorized and unissued shares or shares that the Company reacquired, including shares purchased in the open market.
     2. Section 6(c) of the Plan shall be deleted in its entirety and replaced with the following:
(c) Tax Code Limits. The maximum aggregate number of Shares issuable under all Awards granted under this Plan during any calendar year to any one Participant is 100,000, which number will be calculated and adjusted pursuant to Section 13 only to the extent that such calculation or adjustment will not affect the status of any Award intended to qualify as “performance based compensation” under Section 162(m) of the Code. The maximum aggregate number of Shares that may be issued pursuant to the exercise of Incentive Stock Options granted under this Plan is

Appendix B
3,000,000, which number will be calculated and adjusted pursuant to Section 13 only to the extent that such calculation or adjustment will not affect the status of any option intended to qualify as an Incentive Stock Option under Section 422 of the Code. For that portion of a Performance Award Unit granted under this Plan in any calendar year to any Participant that is denominated in dollars (as opposed to Shares) and is intended to satisfy the requirements for “performance based compensation” under Section 162(m) of the Code, the maximum amount payable for the performance period is $2,000,000 times the number of years in the performance period.
     3. The last sentence of Section 14(b) of the Plan shall be deleted in its entirety and replaced with the following:
To the extent consistent with Section 162(m) of the Code, the Committee may appropriately adjust any performance evaluation under a Qualifying Performance Criteria to exclude any of the following events that occur during a performance period: (i) asset write-downs; (ii) litigation, claims, judgments or settlements; (iii) the effect of changes in tax law or other such laws or regulations affecting reported results; (iv) accruals for reorganization and restructuring programs; (v) any extraordinary, unusual or nonrecurring items as described in the Accounting Standards Codification topic(s) that replaced or were formerly known as Accounting Principles Board (“APB”) Opinion No. 30, as the same may be amended or superseded from time to time; (vi) any change in accounting principle as defined in the Accounting Standards Codification topic(s) that replaced or were formerly known as Financial Accounting Standards Board (“FASB”) Statement 154, as the same may be amended or superseded from time to time; (vii) any loss from a discontinued operation as described in the Accounting Standards Codification topic(s) that replaced or were formerly known as FASB Statement 144, as the same may be amended or superseded from time to time; (viii) any amounts accrued by the Company or its Subsidiaries pursuant to management bonus plans or cash profit sharing plans and related employer payroll taxes for the fiscal year; (ix) goodwill impairment charges; (x) operating results for any business acquired during the Plan Year; and (xi) third party expenses associated with any acquisition by the Company or any Subsidiary.
          NOW, THEREFORE, be it further provided that, except as set forth above, the Plan shall continue to read in its current state.
          IN WITNESS WHEREOF, the Company has caused the execution of this First Amendment by its duly authorized officer, effective as of the Effective Date and subject to approval of the Company’s stockholders.

ARKANSAS BEST CORPORATION
By:
Name:
Title:
Date:

Appendix I
ARKANSAS BEST CORPORATION
EXECUTIVE OFFICER
ANNUAL INCENTIVE COMPENSATION PLAN
As Established Effective January 1, 2005
SECTION 1. ESTABLISHMENT AND PURPOSE
1.1 ESTABLISHMENT OF THE PLAN
Arkansas Best Corporation, a Delaware corporation, hereby establishes an annual incentive compensation plan to be known as the “Executive Officer Annual Incentive Compensation Plan” (the “Plan”), as set forth in this document. The Plan permits annual cash awards to Executive Officers of the Company and Subsidiaries, based on the achievement of pre-established performance goals. The Plan shall become effective as of January 1, 2005 (the “Effective Date”) and shall remain in effect until terminated as provided in Section 11 herein.
1.2 PURPOSE
The purposes of the Plan are to: (a) retain and attract qualified individuals by rewarding those practices which enhance the financial performance of the Company; (b) encourage teamwork among Executive Officers in various segments of the Company; (c) reward performance with pay that varies in relation to the extent to which the pre-established goals are achieved; and (d) ensure that the compensation paid under this Plan qualifies for the “performance based compensation” exemption under Code Section 162(m).
SECTION 2. DEFINITIONS
The following terms shall have the meanings set forth below whenever used in this document and, when the defined meaning is intended, the term is capitalized:
2.1 “ABC” means Arkansas Best Corporation.
2.2 “BASE SALARY” means, as to any specific Plan Year, an Executive Officer’s base salary paid in the fiscal year for which the annual incentive is earned. Base salary shall not be reduced by any voluntary salary reductions or any salary reduction contributions made to any salary reduction plan, defined contribution plan or other deferred compensation plans of the Company.
2.3 “BOARD” OR “BOARD OF DIRECTORS” means the ABC Board of Directors.
2.4 “CHANGE IN CONTROL” means, unless the Committee or the Board provides otherwise, the occurrence of any of the following events:
     (i) The acquisition by any individual, entity or group (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 35% or more of either (i) the then outstanding Shares (the “Outstanding Company Common Stock”) or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (i), the following acquisitions will not constitute a Change in Control: (A) any acquisition directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (D) any acquisition by any corporation pursuant to a transaction that constitutes a Merger of Equals as defined in subsection (iii) of this Section 2(d).
     (ii) In any 12-month period, the individuals who, as of the beginning of the 12-month period, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board will be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors.
     (iii) Consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Company or any of its subsidiaries (each, a “Business Combination”), in each case, unless such Business Combination constitutes a Merger of Equals. A Business Combination will constitute a “Merger of Equals” if, following such Business Combination, (A) all or substantially all of the individuals and entities that were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) (the “Resulting Corporation”) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding the Resulting Corporation and its affiliates or any employee benefit plan [or related trust] of the Resulting Corporation and its affiliates) beneficially owns, directly or indirectly, 35% or more of, respectively, the then-outstanding shares of common stock of the Resulting Corporation or the combined voting power of the then outstanding voting securities of the Resulting Corporation except to the extent that such ownership existed with respect to the Company prior to the Business Combination, and (C) at least a majority of the members of the board of directors of the Resulting Corporation (the “Resulting Board”) were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board of Directors, providing for such Business Combination; or
     (iv) The sale or other disposition of all or substantially all of the assets of the Company to any Person, other than a transfer to (A) any corporation or other Person of which a majority of its voting power or its voting equity securities or equity interest is owned, directly or indirectly, by the Company or (B) any corporation pursuant to a transaction that constitutes a Merger of Equals as defined in subsection (iii) of this Section 2(d).
     (v) A complete liquidation or dissolution of the Company.
Notwithstanding anything herein to the contrary, in no event shall amounts in respect of Awards that, as determined by the Committee in its sole discretion, provide for the deferral of compensation, be distributed upon a Change in Control prior to the occurrence of either a “change in the ownership or effective control” of the Company or in the “ownership of a substantial portion of the assets” of the Company within the meanings ascribed to such terms in Treasury Department regulations or other guidance issued under Section 409A of the Code.”
2.5 “CODE” means the Internal Revenue Code of 1986, as amended.

2.6 “COMMITTEE” means a committee of two (2) or more individuals, all of whom shall be “outside directors” within the meaning of the regulations under Code Section 162(m), appointed by the Board to administer the Plan, pursuant to Section 3 herein.
2.7 “COMPANY” means Arkansas Best Corporation, a Delaware corporation, (including, as appropriate, any and all Subsidiaries) and any successor thereto.
2.8 “DISABILITY” means a physical or mental condition resulting from bodily injury, disease or mental disorder, which constitutes a disability under the terms of the Company’s Short Term Disability Policy.
2.9 “EFFECTIVE DATE” means the date the Plan becomes effective, as set forth in Section 1.1 herein.
2.10 “EMPLOYEE” means a full-time, salaried employee of the Company or a Subsidiary.
2.11 “EXCHANGE ACT” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.
2.12 “EXECUTIVE OFFICER” means an Employee who, as of the last day of the applicable Plan Year, is covered by the compensation limitations of Code Section 162(m) or the regulations issued thereunder.
2.13 “FINAL AWARD” means the actual award earned during a Plan Year by an Executive Officer.
2.14 “INDIVIDUAL AWARD OPPORTUNITY” means the various levels of incentive award compensation which an Executive Officer may earn under the Plan including Target Incentive Awards, as established by the Committee pursuant to Section 5.
2.15 “PLAN YEAR” means the Company’s fiscal year.
2.16 “RETIREMENT” means termination from active employment with the Company and its Subsidiaries (a) at or after age 55 and with at least ten (10) years of service with the Company and its Subsidiaries, or (b) at or after age 65.
2.17 “SUBSIDIARY” means any corporation in which ABC, or a Subsidiary of ABC, owns fifty percent (50%) or more of the total combined voting power of all classes of stock.
2.18 “TARGET INCENTIVE AWARD” means the award that may be paid to an Executive Officer when “targeted” performance results, as established by the Committee, are attained.
SECTION 3. ADMINISTRATION
3.1 THE COMMITTEE. The Compensation Committee of the Board shall initially administer the Plan. Subject to the terms of this Plan, the Board may appoint a successor Committee to administer the Plan. The members of the Committee shall be appointed by, serve at the discretion of, and must be independent members of the Board.
3.2 AUTHORITY OF THE COMMITTEE. Subject to the provisions herein, the Committee shall have full power to certify after the end of each Plan Year the Employees who qualify as Executive Officers; determine the size and types of performance measurements and goals, Individual Award Opportunities and Target Incentive Awards; determine the terms and conditions of Individual Award Opportunities in a manner consistent with the Plan; construe and interpret the Plan and any agreement or instrument entered into under the Plan; establish, amend, or waive rules and regulations for the Plan’s administration; and amend the terms and conditions of any outstanding Individual Award Opportunities to the extent such terms and conditions are within the sole discretion of the Committee as provided in Section 11 herein. Further, the Committee shall make all other determinations that may be necessary for the administration of the Plan. To the extent permitted by Section 162(m) and its regulations, the Committee may, from time-to-time, delegate some or all of its authority hereunder.
3.3 DECISIONS BINDING. All determinations and decisions of the Committee in the administration of the Plan, including questions of construction and interpretation, shall be final, binding, and conclusive upon all parties.
SECTION 4. ELIGIBILITY AND PARTICIPATION
Each Employee who is an Executive Officer shall be eligible and shall participate in the Plan for each Plan Year in which he is an Executive Officer. No later than ninety (90) days after the end of each Plan Year, the Committee shall identify and certify each Employee who is an Executive Officer for the Plan Year just ended.
SECTION 5. AWARD DETERMINATION
5.1 PERFORMANCE MEASURES AND PERFORMANCE GOALS. No later than ninety (90) days after the beginning of each Plan Year, the Committee shall select performance measures and shall establish in writing performance goals for that Plan Year. Except as provided in Section 5.7 herein, performance measures which may serve as determinants of Executive Officers’ Individual Award Opportunities shall be limited to the Company’s pretax income, net income, earnings per share, revenues, expenses, return on assets, return on equity, return on capital employed, return on investment, net profit margin, operating profit margin, operating cash flow, total shareholder return, capitalization, liquidity, results of customer satisfaction surveys and safety or productivity improvement. Performance goals may be determined solely by reference to the performance of ABC, a Subsidiary, or a division or unit of either of the foregoing, or based upon comparisons of any of the performance measures relative to other companies. For each Plan Year, the Committee may establish ranges of attainment of the performance goals which will correspond to various levels of Individual Award Opportunities. Each range may include levels of performance above and below the one hundred percent (100%) performance level at which a greater or lesser percent of the Target Incentive Award may be earned.
In establishing or adjusting a performance goal, the Committee may exclude the impact of any of the following events or occurrences which the Committee determines should appropriately be excluded: (a) any amounts accrued by the Company or its Subsidiaries pursuant to management bonus plans or cash profit sharing plans and related employer payroll taxes for the fiscal year; (b) any discretionary or matching contributions made to the savings and deferred profit-sharing plan or deferred compensation plan for the fiscal year; (c) asset write-downs, (d) litigation, claims, judgments or settlements, (e) the effect of changes in tax law or other such laws or regulations affecting reported results, (f) accruals for reorganization and restructuring programs, (g) any extraordinary, unusual or nonrecurring items as described in Accounting Principles Board (“APB”) Opinion No. 30, (h) any change in accounting principle as defined in APB No. 20 and (i) any loss from a discontinued operation as described in Financial Accounting Standards No. 144.
Notwithstanding any other provision of this Plan, and only to the extent it would not eliminate the ability of the Individual Award Opportunities held by Executive Officers to qualify for the “performance based compensation” exception under Code Section 162(m), in the event of any change in corporate capitalization, such as a stock split, or a corporate transaction, such as any merger, consolidation, separation, spin-off, or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Code Section 368), or any partial or complete liquidation of the Company, such adjustment may be made in the Individual Award Opportunities and/or the performance measures or performance goals related to then-current performance periods, as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights.
5.2 INDIVIDUAL AWARD OPPORTUNITIES. No later than ninety (90) days after the beginning of each Plan Year, the Committee shall establish, in writing, Individual Award Opportunities which correspond to various levels of achievement of the pre-established performance goals. The established Individual Award Opportunities may vary in relation to the job classification of each Participant or among Participants in the same job classification and be established as a function of each Executive Officer’s Base Salary or such other criteria as the Committee may select. In the event an Executive Officer changes job levels during a Plan Year, the Participant’s Individual Award Opportunity may be adjusted to reflect the amount of time at each job level during the Plan Year.
5.3 COMPUTATION OF FINAL AWARDS. Each Executive Officer’s Final Award shall be based on: (a) the Executive Officer’s Target Incentive Award; (b) the potential Final Awards corresponding to various levels of achievement of the pre-established performance goals, as established by the Committee; and (c) Company or Subsidiary performance in relation to the pre-established performance goals.
5.4 FINAL AWARD LIMIT. The Committee may establish guidelines governing the maximum Final Awards that may be earned by Executive Officers (either in the aggregate, by Employee class, or among individual Executive Officers) in each Plan Year. The guidelines may be expressed as a percentage of companywide goals of financial measures, or such other measures as the Committee shall from time to time determine; provided, however, that the maximum payout with respect to a Final Award payable to any one Executive Officer in connection with performance in any one Plan Year shall not exceed $2,000,000.
5.5 NO MID-YEAR CHANGE IN AWARD OPPORTUNITIES. Except as provided in Sections 5.1 and 5.7 herein, each Executive Officer’s Final Award shall be based exclusively on the Individual Award Opportunity levels established by the Committee pursuant to Section 5.2 above.
5.6 NONADJUSTMENT AND CERTIFICATION OF PERFORMANCE GOALS. Except as provided in Sections 5.1 and 5.7, performance goals shall not be changed following their establishment, and Executive Officers shall not receive any payout under this Plan when the minimum performance goals are not met or exceeded. Following the completion of each Plan Year, if the performance goals were met, the Committee shall certify in writing prior to payment of Final Awards that the corresponding performance goals for such Plan Year were satisfied.
5.7 POSSIBLE MODIFICATIONS. If, on the advice of the Company’s counsel, the Committee determines that Code Section 162(m) and the regulations thereunder will not adversely affect the deductibility for federal income tax purposes of any amount paid under the Plan by permitting greater discretion and/or flexibility with respect to performance measures, performance goals, or Individual Award Opportunities granted to Executive Officers, then the Committee may, in its sole discretion, apply such greater discretion and/or flexibility to such performance measures, performance goals or Individual Award Opportunities as is consistent with such advice and the terms of this Plan. In addition, in the event that changes are made to Code Section 162(m) or the regulations thereunder to permit greater flexibility with respect to any Individual Award Opportunities under the Plan, the Committee may exercise such greater flexibility consistent with the terms of the Plan and to the extent of such changes.
SECTION 6. PAYMENT OF FINAL AWARDS
6.1 FORM AND TIMING OF PAYMENT. Unless a deferral election is made by an Executive Officer pursuant to Section 6.2 herein, or deferral of all or a portion of an Executive Officer’s Final Award is required by Section 6.3, each Executive Officer’s Final Award shall be earned and paid in cash, in one lump sum, as soon as the Final Award’s calculation is completed and the written certification of the

Committee in Section 5.6 hereof has been issued. Except as provided in Section 7, an Executive Officer must be employed by the Company or a Subsidiary on the date of payment to receive a Final Award.
6.2 VOLUNTARY DEFERRAL OF FINAL AWARD PAYOUTS. An Executive Officer may defer receipt of some or all payments otherwise due under the Plan pursuant to the terms of the Company’s Voluntary Savings Plan (“VSP”).
6.3 DEFERRAL OF FINAL AWARD PAYOUTS. In the event that all or a portion of an Executive Officer’s Final Award is not deductible by the Company due to limits contained in Code Section 162(m) or any successor Code Section, the Committee shall require that payment of the nondeductible portion of such Final Award shall be deferred until the earlier of the Executive Officer’s death, disability, a Change in Control, or 185 days after termination of employment. The Committee, in a manner consistent with the requirements of Code Sections 162(m) and the regulations thereunder, shall determine rates of interest on such deferred amounts.
6.4 UNSECURED INTEREST. No Executive Officer or any other party claiming an interest in amounts earned under the Plan shall have any interest whatsoever in any specific asset of the Company or any Subsidiary. To the extent that any party acquires a right to receive payments under the Plan, such right shall be equivalent to that of an unsecured general creditor of the Company.
SECTION 7. TERMINATION OF EMPLOYMENT
7.1 TERMINATION OF EMPLOYMENT DUE TO DEATH, DISABILITY OR RETIREMENT. In the event an Executive Officer’s employment is terminated by reason of death, Disability, or Retirement, the Final Award is to be paid as soon as its calculation is completed and the written certification of the Committee in Section 5.6 hereof has been issued following the end of the Plan Year in which employment termination occurs. In the case of an Executive Officer’s Disability, the employment termination shall be deemed to have occurred on the date that the Committee determines the definition of Disability to have been satisfied. An Executive Officer must have been a Participant in the Plan during the Plan Year for not less than the ninety (90) days prior to his Retirement.
7.2 TERMINATION OF EMPLOYMENT FOR OTHER REASONS. In the event an Executive Officer’s employment is terminated for any reason other than death, Disability, or Retirement (of which the Committee shall be the sole judge), the Executive Officer’s opportunity to receive a Final Award shall be forfeited. The Committee, in its sole discretion, may pay a prorated award for the portion of the Plan Year that the Executive Officer was employed by the Company, computed as determined by the Committee.
SECTION 8. RIGHTS OF PARTICIPANTS
8.1 EMPLOYMENT. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Executive Officer’s or other Employee’s employment at any time, nor confer upon any Executive Officer or other Employee any right to continue in the employ of the Company.
8.2 NONTRANSFERABILITY. No right or interest of any Executive Officer or other Employee in the Plan shall be assignable or transferable, or subject to any lien, directly, by operation of law or otherwise, including, but not limited to, execution, levy, garnishment, attachment, pledge, and bankruptcy.
SECTION 9. BENEFICIARY DESIGNATION
Each Executive Officer may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each designation will revoke all prior designations by the same Executive Officer, shall be in a form prescribed by the Committee, and will be effective only when filed by the Executive Officer in writing with the Committee during his or her lifetime. Beneficiary designations filed with respect to predecessor plans prior to the adoption of this Plan shall be effective with respect to this Plan. In the absence of any such designation, benefits remaining unpaid at the Executive Officer’s death shall be paid to the Executive Officer’s estate.
SECTION 10. CHANGE IN CONTROL
In the event of a Change in Control, each Executive Officer shall receive a pro rata payment of the greater of his or her Target Incentive Award or Final Award for the Plan Year during which such Change in Control occurs. In such circumstances, the Committee shall determine the Final Award based upon performance during the Plan Year until the date of the Change in Control and shall determine the Executive Officer’s base salary as of a date on or before the Change in Control. Such proration shall be determined as a function of the number of days within the Plan Year prior to the effective date of the Change in Control, in relation to three hundred sixty-five (365). Such amount shall be paid in cash to each Executive Officer as soon as the final calculation is completed, but in any event within forty-five (45) days after the effective date of the Change in Control.
Notwithstanding anything in the foregoing to the contrary, if any of the payments provided for in this Plan, together with any other payments which Executive Officer has the right to receive from the Company, would constitute an “excess parachute payment” (as defined in Code Section 280G(b)(3)), the payments pursuant to this Plan and/or other plans or agreements shall be reduced to the largest amount and/or paid at such time as will result in no portion of such payments being subject to the excise tax imposed by Code Section 4999.
SECTION 11. AMENDMENTS
The Committee, or the Board, may at any time and without notice, modify or amend, in whole or in part, any or all of the provisions of the Plan, or suspend or terminate it entirely; provided, however, that no such modification, amendment, suspension, or termination may, without the consent of an Executive Officer (or his or her beneficiary in the case of the death of the Executive Officer), reduce the right of an Executive Officer to a payment or distribution hereunder to which he or she is entitled at the time such actions are taken. Provided, further, that certain material amendments to the Plan shall be subject to shareholder approval pursuant to Code Section 162(m).
SECTION 12. MISCELLANEOUS
12.1 GOVERNING LAW. The Plan, and all agreements hereunder, shall be governed by and construed in accordance with the laws of the state of Arkansas, and shall be construed in a manner consistent with Code Section 162(m) of the Code.
12.2 WITHHOLDING TAXES. The Company shall have the right to deduct from all payments under the Plan any foreign, federal, state, or local income or other taxes required by law to be withheld with respect to such payments. Before payment of any Final Award may be deferred under Section 6, the Company may require that the Executive Officer pay or agree to withholding for any foreign, federal, state or local income or other taxes which may be imposed on any amount deferred.
12.3 SEVERABILITY. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

12.4 SUCCESSORS. All obligations of the Company under the Plan shall be binding upon and inure to the benefit of any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.
12.5 SHAREHOLDER APPROVAL. No Final Award shall be paid to any Executive Officer unless and until the material terms of the Plan have been approved by the shareholders of the Company in accordance with Code Section 162(m).
12.6 APPLICABILITY OF PLAN. The provisions of this Plan shall apply only to Executive Officers. In the event of any inconsistencies between this Plan and the provisions of any other bonus or incentive plan that might pertain to Executive Officers, the provisions of this Plan shall control.

Appendix II
ARKANSAS BEST CORPORATION
2005 OWNERSHIP INCENTIVE PLAN
1. Purpose
The purpose of the Arkansas Best Corporation 2005 Ownership Incentive Plan (the “Plan”) is to advance the interests of the Arkansas Best Corporation (the “Company”) by stimulating the efforts of employees, officers and directors, in each case who are selected to be participants, by heightening the desire of such persons to continue in working toward and contributing to the success and progress of the Company. The Plan supersedes the Company’s 2002 Stock Option Plan and Nonqualified Stock Option Plan with respect to future awards, and provides for the grant of Incentive and Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock and Restricted Stock Units, any of which may be performance-based, and for Performance Award Units, which may be paid in cash or stock or a combination thereof, as determined by the Committee.
2. Definitions
As used in the Plan, the following terms will have the meanings set forth below:
     (a) “Award” means an Incentive Stock Option, Nonqualified Stock Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit or Performance Award Unit granted to a Participant pursuant to the provisions of the Plan, any of which the Committee may structure to qualify in whole or in part as “performance-based compensation” under Section 162(m) of the Code.
     (b) “Award Agreement” means a written agreement or other instrument as approved from time to time by the Committee implementing the grant of each Award. An Agreement may be in the form of an agreement to be executed by both the Participant and the Company (or an authorized representative of the Company) or certificates, notices or similar instruments as approved by the Committee.
     (c) “Board” means the Board of Directors of the Company.
     (d) “Change in Control” means, unless the Committee or the Board provides otherwise, the occurrence of any of the following events:
          (i) The acquisition by any individual, entity or group (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 35% or more of either (i) the then outstanding Shares (the “Outstanding Company Common Stock”) or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (i), the following acquisitions will not constitute a Change in Control: (A) any acquisition directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (D) any acquisition by any corporation pursuant to a transaction that constitutes a Merger of Equals as defined in subsection (iii) of this Section 2(d).
          (ii) In any 12-month period, the individuals who, as of the beginning of the 12-month period, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board will be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors.
          (iii) Consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Company or any of its subsidiaries (each, a “Business Combination”), in each case, unless such Business Combination constitutes a Merger of Equals. A Business Combination will constitute a “Merger of Equals” if, following such Business Combination, (A) all or substantially all of the individuals and entities that were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) (the “Resulting Corporation”) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding the Resulting Corporation and its affiliates or any employee benefit plan (or related trust) of the Resulting Corporation and its affiliates) beneficially owns, directly or indirectly, 35% or more of, respectively, the then-outstanding shares of common stock of the Resulting Corporation or the combined voting power of the then outstanding voting securities of the Resulting Corporation except to the extent that such ownership existed with respect to the Company prior to the Business Combination, and (C) at least a majority of the members of the board of directors of the Resulting Corporation (the “Resulting Board”) were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board of Directors, providing for such Business Combination; or
          (iv) The sale or other disposition of all or substantially all of the assets of the Company to any Person, other than a transfer to (A) any corporation or other Person of which a majority of its voting power or its voting equity securities or equity interest is owned, directly or indirectly, by the Company or (B) any corporation pursuant to a transaction that constitutes a Merger of Equals as defined in subsection (iii) of this Section 2(d).
          (v) A complete liquidation or dissolution of the Company.
Notwithstanding anything herein to the contrary, in no event shall amounts in respect of Awards that, as determined by the Committee in its sole discretion, provide for the deferral of compensation, be distributed upon a Change in Control prior to the occurrence of either a “change in the ownership or effective control” of the Company or in the “ownership of a substantial portion of the assets” of the Company within the meanings ascribed to such terms in Treasury Department regulations or other guidance issued under Section 409A of the Code.”
     (e) “Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rulings and regulations issued thereunder.
     (f) “Committee” has the meaning set forth in Section 3.
     (g) “Company” means Arkansas Best Corporation, a Delaware corporation.
     (h) “Director” means each member of the Board who is not an officer or employee of the Company or any Subsidiary.
     (i) “Fair Market Value” on a date means the closing price per Share on such date as quoted on the National Association of Securities Dealers Automated Quotation System or such other market in which such prices are regularly quoted, unless the Committee provides otherwise.
     (j) “Incentive Stock Option” means a stock option that is intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Code.
     (k) “Nonqualified Stock Option” means a stock option that does not qualify as an “incentive stock option” within the meaning of Section 422 of the Code.
     (l) “Option” means an Incentive Stock Option and/or a Nonqualified Stock Option granted pursuant to Section 7.
     (m) “Participant” means any individual described in Section 4 to whom the Committee grants or has granted Awards and any authorized transferee of such individual.
     (n) “Performance Award Unit” means a bonus opportunity awarded under Section 10 pursuant to which a Participant may become entitled to receive an amount based on satisfaction of performance criteria specified in the Award Agreement.
     (o) “Plan” means Arkansas Best Corporation 2005 Ownership Incentive Plan as set forth herein and as amended from time to time.

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     (p) “Prior Plans” mean the 2002 Arkansas Best Corporation Stock Option Plan, the Arkansas Best Corporation Nonqualified Stock Option Plan and the 1992 Arkansas Best Corporation Stock Option Plan.
     (q) “Qualifying Performance Criteria” has the meaning set forth in Section 14(b).
     (r) “Restricted Stock” means Shares granted pursuant to Section 9.
     (s) “Restricted Stock Unit” means an Award granted to a Participant pursuant to Section 9 pursuant to which Shares or cash in lieu thereof may be issued in the future.
     (t) “Retirement” means, unless the Committee specifies otherwise in an Award Agreement, (i) with respect to Participants other than Directors, retirement from active employment with the Company and its Subsidiaries (A) at or after age 55 and with at least ten (10) years of service with the Company and its Subsidiaries or (B) at or after age 65, or (ii) with respect to Directors, retirement from service on the Board at or after age 65 with at least 5 years of Board service.
     (u) “Shares” means shares of the Company’s common stock, par value $.01, subject to adjustment as provided in Section 13.
     (v) “Stock Appreciation Right” means a right granted pursuant to Section 8 that entitles the Participant to receive, in cash, Shares or a combination thereof, an amount equal to or otherwise based on the excess of (i) the Fair Market Value of a specified number of Shares when exercised, over (ii) the exercise price of the right, as established by the Committee when granted.
     (w) “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company where each of the corporations in the unbroken chain other than the last corporation owns stock possessing at least 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in the chain, and if specifically determined by the Committee in the context other than with respect to Incentive Stock Options, may include an entity in which the Company has a significant ownership interest or that the Company directly or indirectly controls.
3. Administration
     (a) Administration of the Plan. The Compensation Committee of the Board or another committee of two or more directors as established by the Board will administer the Plan (the “Committee”). Any power of the Committee may also be exercised by the Board of Directors, except to the extent that the grant or exercise of such authority would cause any Award or transaction to become subject to (or lose an exemption under) the short-swing profit recovery provisions of Section 16 of the Exchange Act or disqualify an Award intended to qualify for treatment as performance-based compensation under Section 162(m) of the Code. To the extent that any permitted action taken by the Board conflicts with action taken by the Committee, the Board action will control.
     (b) Delegation of Authority by the Committee. The Committee may delegate to a subcommittee (a “Subcommittee”) composed of one or more officers of the Company (who may but need not be members of the Board) the ability to grant Awards and take the same actions as the Committee described in Section 3(c) or elsewhere in the Plan with respect to Participants who are not executive officers; provided, however, that the resolution authorizing the Subcommittee must specify the total number of Shares that may be subject to Awards granted by the Subcommittee pursuant to the delegated authority. Any Award granted by the Subcommittee will be subject to the form of Award Agreement approved in advance by the Committee. No officer who is a member of the Subcommittee may be granted Awards under the authority delegated to the Subcommittee. Any action by any Subcommittee within the scope of such delegation will be treated for all purposes as if taken by the Committee and references in this Plan to the Committee will include any such Subcommittee. The Committee may also delegate the administration of the Plan to one or more officers of the Company (each a “Plan Administrator”), and the Plan Administrator(s) may have the authority to execute and distribute Award Agreements or other documents evidencing or relating to Awards, maintain records relating to the grant, vesting, exercise, forfeiture or expiration of Awards, process or oversee the issuance of Shares upon the exercise, vesting and/or settlement of an Award, interpret and administer the terms of Award Agreements and to take such other actions as may be necessary or appropriate for the administration of the Plan and of Awards under the Plan, subject to the Committee’s ultimate authority to administer and interpret the Plan.
      (c) Powers of Committee. Subject to the express provisions of this Plan, the Committee will be authorized and empowered to do all things that it determines to be necessary or appropriate in connection with the administration of

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this Plan, including, without limitation: (i) to prescribe, amend and rescind rules and regulations relating to this Plan and to define terms not otherwise defined herein; (ii) to determine which persons are eligible under Section 4 to be granted Awards and the timing of Awards, if any, to be granted to such eligible persons; (iii) to grant Awards to Participants and determine the terms and conditions of Awards, including the number of Shares subject to Awards and the exercise or purchase price of such Shares and the circumstances under which Awards become exercisable or vested or are forfeited or expire, which terms may but need not be conditioned upon the passage of time, continued employment, the satisfaction of performance criteria, the occurrence of certain events (including events which the Board or the Committee determine constitute a Change in Control), or other factors; (iv) to establish and certify the extent of satisfaction of any performance goals or other conditions applicable to the grant, issuance, exercisability, vesting and/or ability to retain any Award; (v) to prescribe and amend the terms of Award Agreements or other documents relating to Awards made under this Plan (which may be different) and the terms of or form of any document or notice the Participants are required to deliver to the Company; (vi) to determine whether, and the extent to which, adjustments are required pursuant to Section 13; (vii) to interpret and construe this Plan, any rules and regulations under this Plan and the terms and conditions of any Award granted hereunder, and to make exceptions to any such provisions in good faith and for the benefit of the Company; and (viii) to make all other determinations deemed necessary or advisable for the administration of this Plan.
     (d) Determinations by the Committee. All decisions, determinations and interpretations by the Committee related to the Plan, any rules and regulations under the Plan and the terms and conditions of or operation of any Award granted hereunder, will be final and binding on all Participants, beneficiaries, heirs, assigns or other persons holding or claiming rights under the Plan or any Award. The Committee will consider those factors as it deems relevant, in its sole and absolute discretion, to making any decisions, determinations and interpretations including, without limitation, the recommendations or advice of any officer or other employee of the Company and such attorneys, consultants and accountants as it may select.
     (e) Subsidiary Awards. In the case of a grant of an Award to any Participant employed by a Subsidiary, the Company may implement such a grant, if the Committee so directs, by issuing any subject shares to the Subsidiary, for such lawful consideration as the Committee may determine, upon the condition or understanding that the Subsidiary will transfer the shares to the Participant in accordance with the terms of the Award specified by the Committee pursuant to the provisions of the Plan. Notwithstanding any other provision hereof, the Subsidiary may issue the Award by and in its name and the Award will be deemed granted on the date determined by the Committee.
4. Eligibility
The Committee may select any Director or person who is a current or prospective officer or employee of the Company or of any Subsidiary for the grant of Awards. Options intending to qualify as Incentive Stock Options may only be granted to employees of the Company or any Subsidiary within the meaning of the Code. For purposes of this Plan, the Committee will determine the Chairman of the Board’s status as an employee.
5. Effective Date and Termination of Plan
The Company’s Board adopted this Plan as of February 24, 2005. The Plan will become effective (the “Effective Date”) when the Company’s stockholders approve it. The Plan will remain available for the grant of Awards until the tenth (10th) anniversary of the Effective Date. Notwithstanding the foregoing, the Board may terminate the Plan at any time. Termination of the Plan will not affect the rights and obligations of the Participants and the Company arising under Awards previously granted and then in effect.
6. Shares Subject to the Plan and to Awards
     (a) Aggregate Limits. The maximum aggregate number of Shares issuable pursuant to all Awards is 1,500,000, plus any shares subject to outstanding awards under the Prior Plans as of the Effective Date that become available pursuant to Section 6(b). The aggregate number of Shares available for grant under this Plan and the number of Shares subject to outstanding Awards will be subject to adjustment as provided in Section 13. The Shares issued pursuant to Awards granted under this Plan may be authorized and unissued shares or shares that the Company reacquired, including shares purchased in the open market.
     (b) Issuance of Shares. For purposes of Section 6(a), the aggregate number of Shares issued under this Plan at any time equals only the number of Shares actually issued upon exercise or settlement of an Award. Shares (i)

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subject to Awards that are canceled, expired, forfeited or settled in cash and (ii) that are delivered or deemed delivered to the Company in payment or satisfaction of the exercise price or tax withholding obligation of an Award will again be available for issuance pursuant to Awards granted under the Plan. In addition, shares subject to awards made under any of the Prior Plans (i) that do not result in the issuance of Shares as a result of the awards having been canceled, expired, forfeited or settled in cash or (ii) that are delivered or deemed delivered to the Company in payment or satisfaction of the exercise price or tax withholding obligations of an award under a Prior Plan will be available for issuance pursuant to Awards granted under this Plan.
     (c) Tax Code Limits. The maximum aggregate number of Shares issuable under all Awards granted under this Plan during any calendar year to any one Participant is 100,000, which number will be calculated and adjusted pursuant to Section 13 only to the extent that such calculation or adjustment will not affect the status of any Award intended to qualify as “performance based compensation” under Section 162(m) of the Code. The maximum aggregate number of Shares that may be issued pursuant to the exercise of Incentive Stock Options granted under this Plan is 1,500,000, which number will be calculated and adjusted pursuant to Section 13 only to the extent that such calculation or adjustment will not affect the status of any option intended to qualify as an Incentive Stock Option under Section 422 of the Code. For that portion of a Performance Award Unit granted under this Plan in any calendar year to any Participant that is denominated in dollars (as opposed to Shares) and is intended to satisfy the requirements for “performance based compensation” under Section 162(m) of the Code, the maximum amount payable for the performance period is $2 million times the number of years in the performance period.
7. Options
     (a) Option Awards. The Committee may grant Options to Participants at any time prior to the termination of the Plan. No Participant will have any rights as a stockholder with respect to any Shares subject to Options until said Shares have been issued. Each Option will be evidenced by an Award Agreement. Options granted pursuant to the Plan may be different but each Option must contain and be subject to the terms and conditions set forth below.
     (b) Price. The Committee will establish the exercise price per Share of each Option, which, in no event will the purchase price be less than the Fair Market Value of a Share on the date of grant; provided, however, that the exercise price per Share with respect to an Option that is granted in connection with a merger or other acquisition as a substitute or replacement award for options held by optionees of the acquired entity may be less than 100% of the Fair Market Value on the date such Option is granted if based on a formula set forth in the terms of the options held by such optionees or in the terms of the agreement providing for such merger or other acquisition. The exercise price of any Option may be paid in cash or, to the extent allowed by the Committee, an irrevocable commitment by a broker to pay over such amount from a sale of the Shares issuable under an Option, the delivery of previously owned Shares, withholding of Shares deliverable upon exercise or a combination thereof.
     (c) No Repricing. Other than in connection with a change in the Company’s capitalization (as described in Section 13) the exercise price of an Option may not be reduced without shareholder approval (including canceling previously awarded Options and regranting them with a lower exercise price).
     (d) Provisions Applicable to Options. In no event may any Option become exercisable sooner than one (1) year after the date of grant except to the extent provided by the Committee in the event of the Participant’s death, disability or Retirement or a Change in Control. Unless provided otherwise in the applicable Award Agreement, the vesting period and/or exercisability of an Option will be adjusted by the Committee during or to reflect the effects of any period during which the Participant is on an approved leave of absence or is employed on a less than full-time basis. Each Option will expire within a period of not more than ten (10) years from the date of grant.
     (e) Incentive Stock Options. Notwithstanding anything to the contrary in this Section 7, in the case of the grant of an Option intending to qualify as an Incentive Stock Option: (i) if the Participant owns stock possessing more than 10 percent of the combined voting power of all classes of stock of the Company (a “10% Shareholder”), the purchase price of the Option must be at least 110 percent of the Fair Market Value of a Share on the date of grant and the Option must expire within a period of not more than five (5) years from the date of grant, and (ii) termination of employment will occur when the person to whom an Award was granted ceases to be an employee (as determined in accordance with Section 3401(c) of the Code and the regulations promulgated thereunder) of the Company and its Subsidiaries. Notwithstanding anything in this Section 7 to the contrary, options designated as Incentive Stock Options will be ineligible for treatment under the Code as Incentive Stock Options

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(and will be deemed to be Nonqualified Stock Options) to the extent that (i) the aggregate Fair Market Value of Shares (determined as of the time of grant) with respect to which such Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Subsidiary) exceeds $100,000, taking Options into account in the order in which they were granted, or (ii) such Options otherwise remain exercisable but are not exercised within three (3) months after termination of employment (or such other period of time provided in Section 422 of the Code).
8. Stock Appreciation Rights
Stock Appreciation Rights may be granted to Participants either in tandem with or as a component of other Awards granted under the Plan (“tandem SARs”) or not in conjunction with other Awards (“freestanding SARs”) and may, but need not, relate to a specific Option granted under Section 7. The provisions of Stock Appreciation Rights do not need to be the same with respect to each grant or each recipient. Any Stock Appreciation Right granted in tandem with an Option may be granted at the same time such Option is granted or at any time thereafter before exercise or expiration of such Option. All Stock Appreciation Rights under the Plan will be granted subject to the same terms and conditions applicable to Options as set forth in Section 7; provided, however, that Stock Appreciation Rights granted in tandem with a previously granted Option will have the terms and conditions of such Option. Subject to the provisions of Section 7, the Committee may impose such other conditions or restrictions on any Stock Appreciation Right as it deems appropriate. Stock Appreciation Rights may be settled in Shares, cash or a combination of both. Other than in connection with a change in the Company’s capitalization (as described in Section 13), the exercise price of a Stock Appreciation Right may not be reduced without stockholder approval (including canceling previously awarded Stock Appreciation Rights and regranting them with a lower exercise price). Each Stock Appreciation Right will be evidenced by an Award Agreement.
9. Restricted Stock and Restricted Stock Units
     (a) Restricted Stock and Restricted Stock Unit Awards. Restricted Stock and Restricted Stock Units may be granted at any time before the termination of the Plan to Participants selected by the Committee. Restricted Stock is an award or issuance of Shares the grant, issuance, retention, vesting and/or transferability of which is subject during specified periods of time to such conditions (including continued employment or performance conditions) and terms as the Committee deems appropriate. Restricted Stock Units are Awards denominated in units of Shares under which the issuance of Shares is subject to such conditions (including continued employment or performance conditions) and terms, as the Committee deems appropriate. Each grant of Restricted Stock and Restricted Stock Units will be evidenced by an Award Agreement. Unless the Committee determines otherwise, each Restricted Stock Unit will be equal to one Share. To the extent determined by the Committee, Restricted Stock and Restricted Stock Units may be satisfied or settled in Shares, cash or a combination thereof. Restricted Stock and Restricted Stock Units granted pursuant to the Plan do not need to be identical, but each grant of Restricted Stock and Restricted Stock Units must contain and be subject to the terms and conditions set forth herein.
     (b) Contents of Award Agreement. Each Award Agreement will contain provisions regarding (i) the number of Shares or Restricted Stock Units subject to such Award or a formula for determining such number, (ii) the purchase price of the Shares, if any, and the means of payment, (iii) the performance criteria, if any, and level of achievement versus these criteria that will determine the number of Restricted Stock or Restricted Stock Units granted, issued, retainable and/or vested, (iv) such terms and conditions on the grant, issuance, vesting and/or forfeiture of the Restricted Stock or Restricted Stock Units as may be determined by the Committee, (v) the term of the performance period, if any, as to which performance will be measured for determining the number of such Restricted Stock or Restricted Stock Units, (vi) restrictions on the transferability of the Restricted Stock or Restricted Stock Units, and (vii) such further terms and conditions in each case not inconsistent with this Plan as may be determined by the Committee. Shares issued under a Restricted Stock or Restricted Stock Unit Award may be issued in the name of the Participant and held by the Participant or held by the Company, in each case as the Committee may provide.

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     (c) Vesting and Performance Criteria. The grant, issuance, retention, vesting and/or settlement of shares of Restricted Stock and Restricted Stock Units will occur when and in such installments as the Committee determines or under criteria the Committee establishes, which may include Qualifying Performance Criteria. The grant, issuance, retention, vesting and/or settlement of Shares under any such Award that is based on performance criteria and level of achievement versus such criteria will be subject to a performance period of not less than one (1) year, and the grant, issuance, retention, vesting and/or settlement of Shares under any Restricted Stock or Restricted Stock Unit Award that is based upon continued employment or the passage of time may not vest or be settled in full over a period of less than three (3) years, except that the Committee may provide for the satisfaction and/or lapse of all conditions under any such Award in the event of the Participant’s death, disability, Retirement or in connection with a Change in Control, and the Committee may provide that any such restriction or limitation will not apply in the case of a Restricted Stock or Restricted Stock Unit Award that is issued in payment or settlement of compensation that has been earned by the Participant. Notwithstanding anything in this Plan to the contrary, the performance criteria for any Restricted Stock or Restricted Stock Unit that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code will be a measure based on one or more Qualifying Performance Criteria selected by the Committee and specified when the Restricted Stock or Restricted Stock Unit is granted.
     (d) Discretionary Adjustments and Limits. Subject to the limits imposed under Section 162(m) of the Code for Awards that are intended to qualify as “performance based compensation,” notwithstanding the satisfaction of any performance goals, the Committee, to the extent specified in the Award Agreement, may reduce the number of Shares granted, issued, retainable and/or vested under an Award of Restricted Stock or Restricted Stock Units on account of either financial performance or personal performance evaluations on the basis of such further considerations as the Committee will determine.
     (e) Voting Rights. Unless otherwise determined by the Committee, Participants holding shares of Restricted Stock granted under this Plan may exercise full voting rights with respect to those shares during the period of restriction. Participants will have no voting rights with respect to Shares underlying Restricted Stock Units unless and until such shares are reflected as issued and outstanding shares on the Company’s stock ledger.
     (f) Dividends and Distributions. Participants in whose name Restricted Stock is granted will be entitled to receive all dividends and other distributions paid with respect to those shares, unless determined otherwise by the Committee. The Committee will determine whether any such dividends or distributions will be automatically reinvested in additional Shares of Restricted Stock and subject to the same restrictions on transferability as the Restricted Stock with respect to which they were distributed or whether such dividends or distributions will be paid in cash. Shares underlying Restricted Stock Units will be entitled to dividends or dividend equivalents only to the extent provided by the Committee.
10. Performance Award Units
     (a) General. Each Performance Award Unit Award will confer upon the Participant the opportunity to earn a future payment tied to the level of achievement with respect to the performance criteria established for a performance period established by the Committee. Unless otherwise stated in an Award Agreement, the performance period shall be a period of at least one (1) year.
     (b) Award Agreement. The terms of any Performance Award Unit will be set forth in an Award Agreement. Each Award Agreement evidencing a Performance Award Unit will contain provisions about (i) the target and maximum amount payable to the Participant as a Performance Award Unit, (ii) the performance criteria and level of achievement versus these criteria that will determine the amount of such payment, (iii) the term of the performance period as to which performance will be measured for determining the amount of any payment, (iv) the timing of any payment earned by virtue of performance, (v) restrictions on the alienation or transfer of the Performance Award Unit before actual payment, (vi) forfeiture provisions and (vii) such further terms and conditions, in each case consistent with this Plan as the Committee may periodically determine.
     (c) Performance Criteria. The Committee will establish the performance criteria and level of achievement versus these criteria that will determine the target and maximum amount payable under a Performance Award Unit, which criteria may be based on financial performance and/or personal performance evaluations. The Committee may specify the percentage of the target Performance Award Unit that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code. Notwithstanding anything to the contrary herein, the performance criteria for any portion of a Performance Award Unit that is intended by the Committee to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code will be a measure

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based on the Qualifying Performance Criteria the Committee selects and specifies when the Performance Award Unit is granted.
     (d) Timing and Form of Payment. The Committee will determine the timing of payment of any Performance Award Unit. Payment of the amount due under a Performance Award Unit may be made in cash or in Shares, as determined by the Committee.
     (e) Discretionary Adjustments. Notwithstanding satisfaction of any performance goals, the Committee may, to the extent specified in the Award Agreement, reduce the amount paid under a Performance Award Unit on account of either financial performance or personal performance evaluations on the basis of such further considerations as the Committee will determine.
11. Deferral of Gains
The Committee may, in an Award Agreement or otherwise, provide for the deferred delivery of Shares upon settlement, vesting or other events with respect to Restricted Stock or Restricted Stock Units, or in payment or satisfaction of a Performance Award Unit. Notwithstanding anything herein to the contrary, in no event will any deferral of the delivery of Shares or any other payment with respect to any Award be allowed if the Committee determines, in its sole discretion, that the deferral would result in the imposition of the additional tax under Section 409A(1)(B) of the Code.
12. Conditions and Restrictions Upon Securities Subject to Awards
The Committee may provide that the Shares issued upon exercise of an Option or Stock Appreciation Right or otherwise subject to or issued under an Award will be subject to such further agreements, restrictions, conditions or limitations as the Committee in its discretion may specify before the exercise of such Option or Stock Appreciation Right or the grant, vesting or settlement of such Award, including, without limitation, conditions on vesting or transferability, forfeiture or repurchase provisions and method of payment for the shares issued upon exercise, vesting or settlement of such Award (including the actual or constructive surrender of Shares already owned by the Participant) or payment of taxes arising in connection with an Award. Without limiting the foregoing, such restrictions may address the timing and manner of any resales by the Participant or other subsequent transfers by the Participant of any Shares issued under an Award, including, without limitation, (i) restrictions under an insider trading policy or pursuant to applicable law, (ii) restrictions designed to delay and/or coordinate the timing and manner of sales by Participant and holders of other Company equity compensation arrangements, and (iii) restrictions as to the use of a specified brokerage firm for such resales or other transfers.
13. Adjustment of and Changes in the Stock
     (a) In the event that the number of Shares increases or decreases through a reorganization, reclassification, combination of shares, stock split, reverse stock split, spin-off, dividend (other than regular, quarterly cash dividends), or otherwise, then the Committee may appropriately adjust each Share that has been authorized for issuance under the Plan, whether such Share is then currently subject to or may become subject to an Award under the Plan, as well as the per share limits set forth in Section 6 to reflect such increase or decrease, unless the Company provides otherwise under the terms of such transaction. The Committee may also adjust the terms of any outstanding Award as to price, number of Shares subject to such Award and other terms to reflect the foregoing events.
     (b) In the event of any other change in the number or kind of outstanding Shares, or any stock or other securities into which such Shares have been changed, or for which Shares have been exchanged, whether by reason of a Change in Control, other merger, consolidation or otherwise, then the Committee will, in its sole discretion, determine the appropriate adjustment, if any, to be effected. In addition, in the event of a change described in this paragraph, the Committee may accelerate the time or times at which any Award may be exercised and may provide for cancellation of such accelerated Awards that are not exercised within a time prescribed by the Committee in its sole discretion. Notwithstanding anything to the contrary herein, any adjustment to Options granted pursuant to this Plan intended to qualify as Incentive Stock Options must comply with the requirements, provisions and restrictions of the Code.

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     (c) No right to purchase fractional shares will result from any adjustment in Awards pursuant to this Section 13. In case of any such adjustment, the shares subject to the Award will be rounded down to the nearest whole share. The Company will give notice of any adjustment made to each Participant, and such adjustment (whether or not notice is given) will be effective and binding for all purposes of the Plan.
14. Qualifying Performance-Based Compensation
     (a) General. The Committee may specify a percentage of an Award that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code, provided that the performance criteria for any portion of an Award that is intended by the Committee to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code will be a measure based on one or more Qualifying Performance Criteria selected by the Committee and specified at the time the Award is granted. The Committee will certify the extent to which any Qualifying Performance Criteria has been satisfied, and the amount payable as a result thereof, prior to payment, settlement or vesting of any Award that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code. Notwithstanding satisfaction of any performance goals, the number of Shares issued or the amount paid under an Award intended by the Committee to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code may, to the extent specified in the Award Agreement, be reduced by the Committee on the basis of such further considerations as the Committee in its sole discretion determines.
     (b) Qualifying Performance Criteria. For purposes of this Plan, the term “Qualifying Performance Criteria” will mean any of the following performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or Subsidiary, either individually, alternatively or in any combination, and measured either quarterly, annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as the Committee specifies: pretax income, net income, earnings per share, revenues, expenses, return on assets, return on equity, return on capital employed, return on investment, net profit margin, operating profit margin, operating cash flow, total shareholder return, capitalization, liquidity, results of customer surveys and safety or productivity improvement. To the extent consistent with Section 162(m) of the Code, the Committee may appropriately adjust any performance evaluation under a Qualifying Performance Criteria to exclude any of the following events that occurs during a performance period: (i) asset write-downs, (ii) litigation, claims, judgments or settlements, (iii) the effect of changes in tax law or other such laws or regulations affecting reported results, (iv) accruals for reorganization and restructuring programs,(v) any extraordinary, unusual or non-recurring items as described in Accounting Principles Board Opinion (“APB”) No. 30, (vi) any change in accounting principle as defined in APB No. 20, (vii) any loss from a discontinued operation as described in Financial Accounting Standards No. 144 and (viii) any amounts accrued by the Company or its Subsidiaries pursuant to management bonus plans or cash profit sharing plans and related employer payroll taxes for the fiscal year.
15. Transferability
Unless the Committee specifies otherwise, each Award may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated by a Participant other than (i) by will or the laws of descent and distribution, (ii) pursuant to a domestic relations order or (iii) to any “family member” of the Participant (as such term is defined in Section 1(a)(5) of the General Instructions to Form S-8 under the Securities Act), to trusts solely for the benefit of such family members and to partnerships in which such family members and/or trusts are the only partners; provided that following any such transfer or assignment the Award will remain subject to substantially the same terms applicable to the Award while held by the Participant, as modified as the Committee shall determine appropriate, and the transferee shall execute an agreement agreeing to be bound by such terms. Notwithstanding the foregoing, Clauses (ii) and (iii) immediately above shall not be available with respect to Incentive Stock Options. Each Option or Stock Appreciation Right will be exercisable during the Participant’s lifetime only by the Participant, the Participant’s guardian or legal representative or an individual or an authorized transferee of the Option or Stock Appreciation Right.

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16. Suspension or Termination of Awards
Except as otherwise provided by the Committee, if at any time (including after a notice of exercise has been delivered or an Award has vested) the Chief Executive Officer or any other person designated by the Committee (each such person, an “Authorized Officer”) reasonably believes that a Participant may have committed an Act of Misconduct as described in this Section 16, the Authorized Officer, Committee or Board of Directors may suspend the Participant’s rights to exercise any Option, to vest in an Award, and/or to receive payment for or receive Shares in settlement of an Award pending a determination of whether an Act of Misconduct has been committed.
If the Committee or an Authorized Officer determines a Participant has committed an act of embezzlement, fraud, dishonesty, nonpayment of any obligation owed to the Company or any Subsidiary, breach of fiduciary duty, violation of Company ethics policy or code of conduct, deliberate disregard of Company or Subsidiary rules, or if a Participant makes an unauthorized disclosure of any Company or Subsidiary trade secret or confidential information, solicits any employee or service provider to leave the employ or cease providing services to the Company or any Subsidiary, breaches any intellectual property or assignment of inventions covenant, engages in any conduct constituting unfair competition, breaches any non-competition agreement, induces any Company or Subsidiary customer to breach a contract with the Company or any Subsidiary or to cease doing business with the Company or any Subsidiary, or induces any principal for whom the Company or any Subsidiary acts as agent to terminate such agency relationship (any of the foregoing acts, an “Act of Misconduct”), then except as otherwise provided by the Committee, (i) neither the Participant nor his or her estate nor transferee will be entitled to exercise any Option or Stock Appreciation Right whatsoever, vest in or have the restrictions on an Incentive Award lapse, or otherwise receive payment or Shares under any Award and (ii) the Participant will forfeit all outstanding Awards. In making such determination, the Committee or an Authorized Officer shall give the Participant an opportunity to appear and present evidence on his or her behalf at a hearing before the Committee or an opportunity to submit written comments, documents, information and arguments to be considered by the Committee. Any dispute by a Participant or other person as to the determination of the Committee must be resolved pursuant to Section 23.
17. Compliance with Laws and Regulations
The grant, issuance, vesting, exercise and settlement of Awards under this Plan, and the obligation of the Company to sell, issue or deliver shares of such Awards, will be subject to all applicable foreign, federal, state and local laws, rules and regulations, stock exchange rules and regulations, and to such approvals by any governmental or regulatory agency as may be required. The Company will not be required to register in a Participant’s name or deliver any shares before the completion of any registration or qualification of such shares under any foreign, federal, state or local law or any ruling or regulation of any government body, which the Committee will determine to be necessary or advisable. To the extent the Company is unable to or the Committee deems it infeasible to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any shares hereunder, the Company and its Subsidiaries will be relieved of any liability with respect to the failure to issue or sell such shares absent such requisite authority. No Option will be exercisable and no shares will be issued and/or transferable under any other Award unless a registration statement with respect to the shares underlying such Stock Option or other Award is effective and current or the Company has determined that such registration is unnecessary. In the event that the Committee determines that the Company is prohibited from issuing shares in respect of an Award pursuant to the preceding sentence, the Committee may, in its sole discretion, provide for a cash payment to the holder of the Award in settlement thereof in lieu of the issuance of shares under the Award.
If an Award is granted to or held by a Participant employed or providing services outside the United States, the Committee may, in its sole discretion, modify the provisions of the Plan or of such Award as they pertain to such individual to comply with applicable foreign law or to recognize differences in local law, currency or tax policy. The Committee may also impose conditions on the grant, issuance, exercise, vesting, settlement or retention of Awards to comply with such foreign law and/or to minimize the Company’s obligations with respect to tax equalization for Participants employed outside their home country.

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18. Withholding
To the extent required by applicable federal, state, local or foreign law, a Participant must satisfy, in a manner satisfactory to the Company, any withholding tax obligations that arise by reason of an Option exercise, disposition of shares issued under an Incentive Stock Option, the vesting of or settlement of Shares or deferred units under an Award, an election pursuant to Section 83(b) of the Code or otherwise with respect to an Award. The Company and its Subsidiaries will not be required to issue Shares, make any payment or to recognize the transfer or disposition of shares until the Participant satisfies such obligations. The Committee may permit these obligations to be satisfied by having the Company withhold a portion of the Shares that otherwise would be issued to the Participant upon exercise of the Option or the vesting or settlement of an Award, or by tendering shares previously acquired.
19. Amendment of the Plan or Awards
The Board may amend, alter or discontinue this Plan and the Committee may amend, or alter any agreement or other document evidencing an Award made under this Plan but, except as provided pursuant to the provisions of Section 13, no such amendment will, without the approval of the stockholders of the Company:
     (a) increase the maximum number of shares for which Awards may be granted under this Plan;
     (b) reduce the price at which Options may be granted below the price provided for in Section 7(b);
     (c) reduce the exercise price of outstanding Options;
     (d) extend the term of this Plan;
     (e) change the class of persons eligible to be Participants;
     (f) otherwise amend the Plan in any manner requiring stockholder approval by law or under the NASDAQ National Market listing requirements; or
     (g) increase the individual maximum limits in Section 6(c).
No amendment or alteration to the Plan or an Award or Award Agreement will be made which would impair the rights of the holder of an Award, without such holder’s consent, provided that no such consent will be required if the Committee determines in its sole discretion and before the date of any Change in Control that such amendment or alteration either is required or advisable in order for the Company, the Plan or the Award to satisfy any law or regulation.
20. No Liability of Company
The Company and any Subsidiary or affiliate which is in existence or hereafter comes into existence will not be liable to a Participant or any other person as to: (i) the non-issuance or sale of Shares as to which the Company has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any shares hereunder; and (ii) any tax consequence expected, but not realized, by any Participant or other person due to the receipt, exercise or settlement of any Award granted hereunder.
21. Non-Exclusivity of Plan
Neither the adoption of this Plan by the Board nor the submission of this Plan to the stockholders of the Company for approval will be construed as creating any limitations on the power of the Board or the Committee to adopt such other incentive arrangements as either may deem desirable, including, without limitation, the granting of restricted stock or stock options otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.
22. Governing Law
This Plan and any agreements or other documents hereunder will be interpreted and construed in accordance with the laws of the State of Delaware and applicable federal law. Any reference in this Plan or in the agreement or other

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document evidencing any Awards to a provision of law or to a rule or regulation will be deemed to include any successor law, rule or regulation of similar effect or applicability.
23. Arbitration of Disputes
If a Participant or other holder of an Award or person claiming a right under an Award or the Plan wishes to challenge any action of the Committee, a subcommittee or the Plan Administrator, the person may do so only by submitting to binding arbitration with respect to such decision. The review by the arbitrator will be limited to determining whether the Participant or other Award holder has proven that the Committee’s decision was arbitrary or capricious. This arbitration will be the sole and exclusive review permitted of the Committee’s decision. Participants, Award holders and persons claiming rights under an Award or the Plan explicitly waive any right to judicial review.
Notice of demand for arbitration will be made in writing to the Committee within thirty (30) days after the applicable decision by the Committee. The arbitrator will be selected by mutual agreement of the Committee and the Participant. If the Committee and the Participant are unable to agree on an arbitrator, the arbitrator will be selected by the American Arbitration Association. The arbitrator, no matter how selected, must be neutral within the meaning of the Commercial Rules of Dispute Resolution of the American Arbitration Association. The arbitrator will administer and conduct the arbitration pursuant to the Commercial Rules of Dispute Resolution of the American Arbitration Association. Each side will bear its own fees and expenses, including its own attorney’s fees, and each side will bear one half of the arbitrator’s fees and expenses; provided, however, that the arbitrator will have the discretion to award the prevailing party its fees and expenses. The arbitrator will have no authority to award exemplary, punitive, special, indirect, consequential, or other extracontractual damages. The decision of the arbitrator on the issue(s) presented for arbitration will be final and conclusive and any court of competent jurisdiction may enforce it.
24. No Right to Employment, Reelection or Continued Service
Nothing in this Plan or an Award Agreement will interfere with or limit in any way the right of the Company, its Subsidiaries and/or its affiliates to terminate any Participant’s employment, service on the Board or service for the Company at any time or for any reason not prohibited by law, nor confer upon any Participant any right to continue his or her employment or service for any specified period of time. Neither an Award nor any benefits arising under this Plan will constitute an employment contract with the Company, any Subsidiary and/or its affiliates. This Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Board without giving rise to any liability on the part of the Company, its Subsidiaries and/or its affiliates.

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Shareowner ServicesSM P.O. Box 64945 St. Paul, MN 55164-0945

COMPANY #

Vote by Internet, Telephone or Mail
24 Hours a Day, 7 Days a Week
Your phone or Internet vote authorizes the named
proxies to vote your shares in the same manner as if
you marked, signed and returned your proxy card.

INTERNET – www.eproxy.com/abfs Use the Internet to vote your proxy until 12:00 p.m. (CDT) on April 21, 2010.

PHONE – 1-800-560-1965 Use a touch-tone telephone to vote your proxy until 12:00 p.m. (CDT) on April 21, 2010.

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.
If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Voting Instruction Card.

TO VOTE BY MAIL AS THE BOARD OF DIRECTORS RECOMMENDS ON ALL ITEMS BELOW,
SIMPLY SIGN, DATE, AND RETURN THIS PROXY CARD.
ò Please detach here ò

The Board of Directors Recommends a Vote FOR Items I, II, III and IV.

I. Election of directors:	01	John W. Alden	☐	Vote FOR	☐	Vote WITHHELD
	02	Frank Edelstein		all nominees		from all nominees
	03	Robert A. Young III		(except as marked)

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

II.	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2010.	☐	For	☐	Against	☐	Abstain

III.	To approve (1) an amendment to the Executive Officer Annual Incentive Compensation Plan, which, among other things, alters the individual Section 162(m) limits required by the Internal Revenue Code, and (2) the material plan terms for purposes of complying with the requirements of Section 162(m) of the Internal Revenue Code.	☐	For	☐	Against	☐	Abstain

IV.	To approve (1) an amendment to the 2005 Ownership Incentive Plan, which, among other things, increases the number of shares subject to the plan, and (2) the material plan terms for purposes of complying with the requirements of Section 162(m) of the Internal Revenue Code.	☐	For	☐	Against	☐	Abstain
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address Change? Mark Box ☐ Indicate changes below:	Date

Signature(s) in Box
Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.

ARKANSAS BEST CORPORATION
ANNUAL MEETING OF STOCKHOLDERS
Thursday, April 22, 2010
8:00 a.m. CDT
3801 Old Greenwood Road
Fort Smith, Arkansas 72903

ARKANSAS BEST CORPORATION 3801 Old Greenwood Road Fort Smith, Arkansas 72903	proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on April 22, 2010
Each of Michael R. Johns and Judy R. McReynolds, with the power of substitution and revocation, is hereby authorized to represent the undersigned, with all powers which the undersigned would possess if personally present, to vote all shares the undersigned is entitled to vote at the Annual Meeting of Stockholders of Arkansas Best Corporation to be held at 3801 Old Greenwood Road, Fort Smith, Arkansas 72903, at 8:00 a.m. CDT on Thursday, April 22, 2010, and at any adjournments or postponements of that meeting, as set forth below, and in their discretion upon any other business that may properly come before the meeting.
You are encouraged to specify your vote by marking the appropriate box ON THE REVERSE SIDE but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendations, which are FOR Proposals I, II, III and IV. The proxies cannot vote your shares unless you sign and return this card. Any Proxy may be revoked in writing at any time prior to the voting thereof.
Any Proxy, when properly granted, will be voted in the manner directed and will authorize the proxies to take any action in their discretion upon other matters that may properly come before the meeting. If no direction is made, your Proxy will be voted in accordance with the recommendations of the Board of Directors.
See reverse for voting instructions.
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